                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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
      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                               PENNZOIL-QUAKER STATE COMPANY
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                common stock, par value $0.10 per share, of Pennzoil-Quaker
                State Company.
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                80,001,239 shares of Pennzoil-Quaker State Company common
                stock and options to purchase 7,941,379 shares of
                Pennzoil-Quaker State common stock.
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                The filing fee was calculated by multiplying .000092 by the aggregate transaction value equal to 87,942,618 shares of
                common stock (assuming the exercise of 7,941,379 outstanding in-the-money options) at $22.00 per share for an aggregate cost of $1,934,737,596.
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $1,934,737,596
                ------------------------------------------------------------
           (5)  Total fee paid:
                $177,996
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

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                                     [LOGO]

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                          , 2002
                            ------------------------

DEAR STOCKHOLDER:                                                         , 2002

    As you know, on March 25, 2002, we entered into a merger agreement with
Shell Oil Company to be acquired by Shell Oil in a merger transaction. At our
annual meeting of stockholders to be held on           , 2002 at     a.m.
Houston time, you will be asked to act on a proposal to adopt the merger agreement so that the merger can occur. The meeting will be held at
            . This booklet includes the notice of annual meeting and proxy statement.

    Upon completion of the merger, you will be entitled to receive $22.00 in cash for each share of common stock that you own. The receipt of cash in exchange for your shares of common stock in the merger will constitute a taxable transaction for U.S. federal income tax purposes.

    This proxy statement gives you detailed information about the annual meeting and the merger and includes the Agreement and Plan of Merger as Annex A. We encourage you to read the proxy statement and the merger agreement carefully.

    Our board of directors has, by a unanimous vote, approved the merger agreement and determined that the merger agreement and the merger are fair to and in the best interests of Pennzoil-Quaker State and our stockholders. In connection with its evaluation of the merger, the board of directors considered a number of factors, including the opinion of Morgan Stanley & Co. Incorporated, rendered on March 25, 2002 to the board of directors to the effect that, as of March 25, 2002 and subject to and based upon the considerations set forth in its written opinion, the consideration to be received by holders of shares of Pennzoil-Quaker State common stock pursuant to the merger agreement is fair from a financial point of view to such holders. The Morgan Stanley opinion does not address any other aspect of the merger and does not constitute a recommendation to any Pennzoil-Quaker State stockholder as to how to vote at the annual meeting. The written opinion of Morgan Stanley is attached as Annex B to the enclosed proxy statement, and you should read it in its entirety.

    Your vote is important. We cannot complete the merger unless holders of a majority of the outstanding shares of our common stock vote to adopt the merger agreement. Our board of directors recommends that you vote "for" the proposal to adopt the merger agreement. The failure of any stockholder to vote on the merger will have the same effect as a vote against the merger.

    Whether or not you are able to attend in person, please vote as soon as possible. Accordingly, please vote your shares over the Internet, call a toll-free telephone number or complete and promptly mail the enclosed proxy card. Please review the instructions on the proxy card regarding each of these voting options.

    On behalf of the board of directors, thank you for your continued support and interest in Pennzoil-Quaker State.

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

[JAMES POSTL SIG]                                  [JAMES L PATE SIG]
James J. Postl                                     James L. Pate
PRESIDENT AND                                      CHAIRMAN OF THE BOARD
CHIEF EXECUTIVE OFFICER

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON         , 2002

TO THE STOCKHOLDERS OF                                                    , 2002
PENNZOIL-QUAKER STATE COMPANY:

    The annual meeting of stockholders of Pennzoil-Quaker State Company will be
held at             , on             at     a.m., Houston time, for the
following purposes:

     1. To re-elect three directors whose terms are expiring at the annual meeting.

     2. To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 25, 2002, among Pennzoil-Quaker State Company, Shell Oil Company and Shell ND Company, a wholly owned subsidiary of Shell Oil Company.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2002.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Pennzoil-Quaker State's annual meeting of stockholders was previously scheduled for May 2, 2002. However, in light of the announcement of the signing of the merger agreement with Shell Oil on March 25, 2002, Pennzoil-Quaker State's board of directors concluded that it was prudent to postpone the annual meeting.

    The board of directors has fixed the close of business on            , 2002
as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose germane to the meeting during the meeting and during regular business hours beginning ten days before the date of the meeting at the office of the Corporate Secretary of Pennzoil-Quaker State at the address below.

    Under Delaware law, holders of our common stock who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and they comply with the Delaware law procedures explained in the accompanying proxy statement.

    You are cordially invited to attend the meeting in person. Your vote is important. Even if you plan to attend the meeting, please vote your shares on the Internet site as shown on the proxy card, call the toll-free telephone number printed on the proxy card, or sign, date and return the enclosed proxy card as soon as possible.

                                          By Order of the Board of Directors

                                          [LINDA CONDIT SIG]

                                          Linda F. Condit
                                          VICE PRESIDENT AND
                                          CORPORATE SECRETARY

P. O. Box 2967
Houston, Texas 77252-2967

700 Milam
Houston, Texas 77002-2805

                                       1
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                                     [LOGO]

                   P. O. Box 2967 - Houston, Texas 77252-2967
                                  713/546-4000

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                         , 2002

    This Proxy Statement and the accompanying proxy card are being mailed to
stockholders beginning on or about           , 2002. They are furnished in
connection with the solicitation by the board of directors of Pennzoil-Quaker State Company of proxies from the holders of Pennzoil-Quaker State's common stock for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice.

    At the annual meeting, stockholders will be asked to re-elect three directors whose terms are expiring. The stockholders will also be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of March 25, 2002, among Shell Oil Company, a Delaware corporation, Shell ND Company, a Delaware corporation and a wholly owned subsidiary of Shell Oil Company, and Pennzoil-Quaker State Company, a Delaware corporation. In the merger, Shell ND will merge with and into Pennzoil-Quaker State with Pennzoil-Quaker State becoming a wholly owned subsidiary of Shell Oil. Finally, the stockholders will be asked to ratify the appointment of our independent public accountants.

    Subject to the terms and conditions of the merger agreement, upon consummation of the merger each issued and outstanding share of our common stock, other than shares held by stockholders who validly exercise appraisal rights (as discussed in this proxy statement), will automatically be canceled and cease to exist and will be converted into the right to receive a per share amount equal to $22.00 in cash, without interest. Upon the consummation of the merger, stockholders of Pennzoil-Quaker State will have no further interest in the surviving corporation. A copy of the merger agreement is attached to this proxy statement as Annex A.

    In connection with the proposed merger, appraisal rights will be available to those holders of the common stock of Pennzoil-Quaker State who do not vote in favor of adoption of the merger agreement and who otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law, a copy of which is included as Annex C to this proxy statement. You should read the section entitled "Appraisal Rights" in this proxy statement for a discussion of the procedures to be followed in asserting appraisal rights under Section 262 in connection with the proposed merger and the full text of Section 262.

    THE PENNZOIL-QUAKER STATE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN THIS PROXY STATEMENT. FURTHERMORE, PENNZOIL-QUAKER STATE'S BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT, AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, PENNZOIL-QUAKER STATE AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AT THE ANNUAL MEETING. PENNZOIL-QUAKER STATE'S BOARD OF DIRECTORS ALSO RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS PENNZOIL-QUAKER STATE'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2002.

    Our board of directors has fixed the close of business on             as the
record date for the annual meeting and only holders of record of common stock on that date are entitled to vote at the annual meeting and any adjournment or postponement thereof. On the record date, there were outstanding and entitled to
vote         shares of common stock.

    The Annual Report to Stockholders, which includes financial statements of Pennzoil-Quaker State for the year ended December 31, 2001, has been mailed to all stockholders. The Annual Report is not a part of the proxy solicitation materials.

                 This proxy statement is dated         , 2002.

                               TABLE OF CONTENTS

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
SUMMARY TERM SHEET..........................................         1

    The Proposed Transaction................................         1

    What You Will Be Entitled to Receive Upon Completion of
     the Merger.............................................         1

    The Companies...........................................         1

    The Annual Meeting......................................         2

    Recommendations of Our Board of Directors...............         4

    Opinion of Financial Advisor............................         4

    Interests of Directors and Executive Officers in the
     Merger.................................................         4

    Material U.S. Federal Income Tax Consequences...........         5

    Regulatory Approvals....................................         5

    The Merger Agreement....................................         6

    Appraisal Rights........................................         9

THE COMPANIES...............................................        10

    Pennzoil-Quaker State Company...........................        10

    Shell Oil Company.......................................        10

    Shell ND Company........................................        10

THE ANNUAL MEETING..........................................        10

    Date, Time and Place of the Annual Meeting..............        10

    Proposals to be Considered at the Annual Meeting........        11

    Record Date.............................................        11

    Voting Rights; Vote Required for Adoption...............        11

    Voting and Revocation of Proxies........................        11

    Solicitation of Proxies.................................        12

    Questions and Additional Information....................        12

ELECTION OF DIRECTORS.......................................        13

    Nominees................................................        13

    Directors with Terms Expiring in 2003 and 2004..........        14

    Board Organization and Meetings.........................        15

    Director Remuneration...................................        15

    Other Information.......................................        16

                                       i
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
THE MERGER..................................................        17

    Background..............................................        17

    Reasons for the Merger..................................        19

    Opinion of Financial Advisor............................        20

    Regulatory Approvals....................................        26

    Financing of the Merger.................................        27

    Certain Financial Projections...........................        27

    Material U.S. Federal Income Tax Consequences of the
     Merger to our Stockholders.............................        28

    Interests of Directors and Executive Officers in the
     Merger.................................................        28

    Litigation..............................................        31

THE MERGER AGREEMENT........................................        32

    The Merger..............................................        32

    Merger Consideration....................................        32

    Directors and Officers..................................        32

    Treatment of Stock Options and Other Stock-Based
     Rights.................................................        32

    Payment for the Shares..................................        33

    Representations and Warranties..........................        33

    Covenants; Conduct of Business Pending the Merger.......        34

    Efforts to Complete the Merger..........................        35

    Conditions to the Merger................................        36

    No Solicitation of Other Offers.........................        37

    Termination of the Merger Agreement.....................        39

    Termination Fees........................................        40

    Employee Benefits.......................................        40

    Amendment, Extension and Waiver.........................        41

    Amendment to Rights Agreement...........................        41

APPRAISAL RIGHTS............................................        42

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS................        45

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....        45

EXECUTIVE COMPENSATION......................................        45

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTANTS.................................................        53

OTHER BUSINESS..............................................        55

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........        57

WHERE YOU CAN FIND MORE INFORMATION.........................        57

Annex A -- Agreement and Plan of Merger

Annex B -- Opinion of Morgan Stanley & Co. Incorporated

Annex C -- Section 262 of the General Corporation Law of the
State of Delaware

Annex D -- Charter of the Audit Committee of the Board of
Directors

                                       ii
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                               SUMMARY TERM SHEET

    This summary term sheet highlights important information in this proxy statement and does not contain all of the information that is important to you.
You should carefully read this entire proxy statement and the other documents we refer you to for a more complete understanding of the matters being considered at the annual meeting. In addition, we incorporate by reference important business and financial information about Pennzoil-Quaker State into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

THE PROPOSED TRANSACTION

    - In the merger, a wholly owned subsidiary of Shell Oil will merge with and into Pennzoil-Quaker State, with Pennzoil-Quaker State continuing as the surviving corporation.

    - Upon consummation of the merger, each issued and outstanding share of our common stock, other than shares held by stockholders who validly exercise appraisal rights (as discussed in this proxy statement), will automatically be canceled and cease to exist and will be converted into the right to receive a per share amount equal to $22.00 in cash, without interest.

    - As a result of the merger, we will cease to be an independent, publicly traded company and will become a wholly owned subsidiary of Shell Oil.

WHAT YOU WILL BE ENTITLED TO RECEIVE UPON COMPLETION OF THE MERGER (see page 32)

    Upon completion of the merger, you will be entitled to receive $22.00 in cash, without interest, for each share of common stock that you own. After we complete the merger, Shell Oil will be the sole stockholder of Pennzoil-Quaker
State. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a stockholder of Pennzoil-Quaker State. Stockholders of Pennzoil-Quaker State will receive the merger consideration after exchanging their stock certificates in accordance with the instructions contained in the letter of transmittal to be mailed to you shortly after the completion of the merger.

THE COMPANIES (see page 10)

    PENNZOIL-QUAKER STATE COMPANY

    Pennzoil-Quaker State Company is a leading automotive consumer products and services company in the United States, and Pennzoil-Quaker State markets its products worldwide in approximately 90 countries. We manufacture, market and distribute branded lubricants and car care products through traditional retailing channels targeting the do-it-yourself consumer. In addition, we target the do-it-for-me consumers through automotive service centers such as car dealerships, repair shops and fast oil change centers, including Pennzoil-Quaker
State's Jiffy Lube-Registered Trademark- fast oil change centers. Our
Pennzoil-Registered Trademark- and Quaker State-Registered Trademark- brands hold the #1 and #2 positions, respectively, in the U.S. domestic passenger car motor oil market, and our Jiffy Lube-Registered Trademark- brand occupies the #1 position in the fast oil change market. The executive offices of Pennzoil-Quaker
State are located at 700 Milam, Houston, Texas 77002-2805, and our telephone number is (713) 546-4000.

    SHELL OIL COMPANY

    Shell Oil Company is wholly owned by Shell Petroleum Inc., a Delaware corporation, whose shares are directly or indirectly owned 60 percent by Royal
Dutch Petroleum Company, The Hague, The Netherlands, and 40 percent by The
"Shell" Transport and Trading Company, p.l.c., London, England. Royal Dutch
Petroleum Company and The "Shell" Transport and Trading Company are parent companies which together directly or indirectly own securities of companies of the Royal Dutch/Shell Group of Companies. Shell Oil, including its subsidiaries and other companies in which it has a substantial equity interest, is primarily engaged, principally in the United States, in the exploration for, and development, production, purchase, transportation and marketing of, crude oil and natural gas, and the purchase, manufacture,

                                       1
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transportation and marketing of oil and chemical products. In addition, Shell
Oil is engaged in the exploration for, and production of, crude oil and natural gas outside the United States on a limited and selected basis. Shell Oil's principal executive offices are located at One Shell Plaza, 910 Louisiana
Street, Houston, Texas 77002-4901, and its telephone number is (713) 241-6161.

    We refer to Shell Oil Company as Shell Oil throughout this document.

    SHELL ND COMPANY

    Shell ND Company is a wholly owned subsidiary of Shell Oil formed solely for the purpose of effecting the merger with Pennzoil-Quaker State and has not conducted any unrelated activities since its organization. Shell ND's principal executive offices are located at One Shell Plaza, 910 Louisiana Street, Houston,
Texas 77002-4901, and its telephone number is (713) 241-6161.

THE ANNUAL MEETING (see page 10)

    DATE, TIME AND PLACE OF THE ANNUAL MEETING

    The annual meeting is scheduled to be held as follows:

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Date:   , 2002
Time:   , Houston time
Place:
        Houston, Texas

    Pennzoil-Quaker State's annual meeting of stockholders was previously scheduled for May 2, 2002. However, in light of the announcement of the signing of the merger agreement with Shell Oil on March 25, 2002, Pennzoil-Quaker State's board of directors concluded that it was prudent to postpone the annual meeting.

    PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

    The annual meeting will be held for the following purposes:

    - to re-elect three directors whose terms are expiring at the annual meeting;

    - to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 25, 2002, among Pennzoil-Quaker State, Shell Oil and Shell ND, a wholly owned subsidiary of Shell Oil;

    - to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2002; and

    - other business as may properly come before the meeting or any adjournment or postponement thereof.

    A copy of the merger agreement is attached as Annex A to this proxy statement. The proposals to elect three directors and ratify our independent public accountants are more fully discussed under the headings "Election of Directors" on page 13 and "Ratification of Appointment of Independent Public Accountants" on page 53. As of the date of this proxy statement, Pennzoil-Quaker State's board of directors is not aware of any other business to be presented for consideration at the meeting.

    RECORD DATE

    Our board of directors has fixed the close of business on       , 2002 as
the record date for the annual meeting and only holders of record of common stock on the record date are entitled to vote at the annual meeting and any adjournment or postponement thereof. On the record date, there were outstanding
and entitled to vote       shares of common stock.

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    VOTING RIGHTS; VOTE REQUIRED FOR ADOPTION

    Each share of common stock entitles its holder to one vote on all matters properly coming before the annual meeting. The requirement for a quorum at the annual meeting is the presence in person or representation by proxy of holders of a majority of the outstanding shares of common stock.

    If you hold your shares in an account with a broker or bank, you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on a particular proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted on that particular proposal. This is called a broker non-vote. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank.

    In accordance with our By-laws, the three directors will be elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter. Under Delaware law and our certificate of incorporation, the proposal to adopt the merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will have the same effect as a vote against the proposal to adopt the merger agreement. In accordance with our By-laws, when the board of directors submits the appointment of independent public accountants for a vote of stockholders, approval will require the affirmative vote of a majority of the shares of common stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

    VOTING AND REVOCATION OF PROXIES

    After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares are represented at the annual meeting. You can also vote in person at the meeting, but we encourage you to submit your proxy now in any event. You can also submit your proxy by telephone by calling the number on your proxy card or over the Internet by going to the web site designated on your proxy card. Unless you specify to the contrary on your proxy card, all of your shares represented by valid proxies will be voted "for" each of the proposals.

    For the merger proposal, please do not send in your stock certificates with your proxy card. If the merger is completed, a separate letter of transmittal will be mailed to you which will enable you to receive the merger consideration.

    Until your proxy is exercised at the annual meeting, you can revoke your proxy and change your vote in any of the following ways:

    - by delivering written notification to the Office of the Corporate Secretary, Pennzoil-Quaker State Company, P.O. Box 2967, Houston, Texas 77252-2967;

    - by delivering a proxy bearing a later date by mail, Internet or telephone in the manner described in this proxy statement;

    - by attending the annual meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. You must vote in person at the meeting; or

    - if you have instructed a broker or bank to vote your shares, by following the directions received from your broker or bank to change those instructions.

    QUESTIONS AND ADDITIONAL INFORMATION

    For additional information regarding the procedure for delivering your proxy see "The Annual Meeting -- Voting and Revocation of Proxies" and "The Annual Meeting -- Solicitation of Proxies."

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    If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Mae Dell Carpenter at Pennzoil-Quaker State Company at the address below or by telephone at (713) 546-6957, or the Office of the Corporate Secretary, Pennzoil-Quaker State Company, P.O. Box 2967, Houston, Texas 77252-2967, or by telephone at (713) 546-8907.

RECOMMENDATIONS OF OUR BOARD OF DIRECTORS (see page 19)

    After careful consideration, our board of directors unanimously:

    - determined that the merger agreement, the merger and the transactions contemplated thereby are fair to, and in the best interests of Pennzoil-Quaker State and its stockholders;

    - approved and declared advisable the merger agreement; and

    - recommended that our stockholders vote to adopt the merger agreement.

    Our board of directors recommends that you vote "for" the proposal to adopt the merger agreement at the annual meeting. Our board of directors also recommends that you vote "for" the election of the three directors named in this proxy statement and "for" the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2002.

OPINION OF FINANCIAL ADVISOR (see page 20)

    On March 25, 2002, Morgan Stanley delivered its oral opinion, which was subsequently confirmed in writing as of March 25, 2002, to Pennzoil-Quaker State's board of directors to the effect that, as of March 25, 2002, and subject to and based upon the considerations set forth in its written opinion, the consideration to be received by the holders of shares of Pennzoil-Quaker State common stock pursuant to the merger agreement is fair from a financial point of view to such holders.

    The full text of Morgan Stanley's opinion, dated as of March 25, 2002, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley, is attached as Annex B to this proxy statement. Morgan Stanley provided its opinion for the information and assistance of Pennzoil-Quaker State's board of directors in connection with its consideration of the merger. The Morgan Stanley opinion does not address any other aspect of the merger and does not constitute a recommendation to any Pennzoil-Quaker State stockholder as to how to vote at the annual meeting. We urge you to read the opinion in its entirety.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (see page 28)

    In considering the recommendation of our board of directors to vote for the proposal to adopt the merger agreement so that the merger can occur, you should be aware that some of our executive officers and members of our board of directors have interests in the merger that may be in addition to or different from the interests of our stockholders generally. The members of the Pennzoil-Quaker State board of directors were aware of these interests and considered them at the time they approved the merger. These interests include the following:

    - Stock options held by our officers and directors will be treated in the same manner as options to purchase common stock held by other Pennzoil-Quaker State employees. Upon the consummation of the merger, all options, whether vested or unvested, will be cashed out by Shell Oil at a price equal to the excess, or the spread, of the $22.00 in cash per share merger consideration over the per share exercise price of each option.

    - Each of our executive officers and Mr. James L. Pate, our Chairman of the Board, participate in our Executive Severance Plan. This plan provides for severance benefits upon a termination of employment within three years after a change in control of Pennzoil-Quaker State (a) by us for reasons other than cause or (b) by the participant if his or her compensation and responsibilities are materially affected without cure or, in the case of our Chairman, upon a change in control. Such severance benefits generally include a payment of three times a participant's annual salary and target incentive bonus (or, in the case of the Chairman, three times his annual consulting fee), outplacement services, and continuation of life insurance and medical coverage for one year following termination of employment. We also have agreements with some of our executive officers that provide for the acceleration of benefits as a result of the merger, and some of our benefit plans provide for the acceleration of benefits as a result of the merger.

    - We have entered into a retention agreement with Mr. James J. Postl, our President and Chief Executive Officer, that provides for certain benefits in the event of termination of Mr. Postl's employment with Pennzoil-Quaker State prior to age 65. We have also entered into an agreement with Mr. Postl to provide consulting services for a three-year period in the event of a change in control. The agreement provides for annual remuneration of $500,000 and company-related travel expenses during this period, with office space, secretarial and other assistance during this period and continuing thereafter.

    - We have entered into agreements with Messrs. Postl and Pate that provide for cash payments equal to the discounted cash value of benefits otherwise payable under the deferred compensation agreements in the event of a change in control.

    - Each of our executive officers participates in our long term incentive plans, or LTIPs, and our Annual Incentive Plan. Mr Pate also participates in the LTIP for the year 2000. Upon a change in control, our LTIPs for the years 2000, 2001 and 2002 provide for accelerated payouts of awards based on participants' annual salary rate as of the date of the change in control and (1) in the case of the 2000 LTIP, the percentage of salary rate payout applicable under the 2000 LTIP determined as if the end of the performance period had occurred as of the day before the announcement by us of our intention to engage in a merger and (2) in the cases of the 2001 and 2002 LTIPs, the target percentage of salary rate payout under the 2001 and 2002 LTIP, as applicable. Also, upon a change in control, our Annual Incentive Plan provides for accelerated payout of awards in an amount equal to 150% of each participant's target bonus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (see page 28)

    The receipt of $22.00 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, each of our stockholders generally will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between $22.00 per share and the adjusted tax basis in that share owned by the stockholder. For additional information regarding material U.S. federal income tax consequences of the merger to our stockholders, see "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger to our Stockholders."

REGULATORY APPROVALS (see page 26)

    A filing with respect to the merger has been made with the United States Department of Justice and the United States Federal Trade Commission, and will be reviewed under applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules and regulations applicable to the merger, the merger may not be completed until applicable waiting period requirements have been satisfied. Shell Oil and Pennzoil-Quaker State each filed notification reports with the DOJ and FTC under the HSR Act on April 19, 2002. The expiration or termination of the applicable waiting period under the HSR Act is a condition to the completion of the merger.

    Consummation of the merger will also require other regulatory clearances, consents or filings, including approvals of foreign regulatory authorities. Under the laws of certain foreign nations, the merger may not be completed unless certain filings are made with these nations' antitrust regulatory authorities and these authorities approve or clear the merger. You should understand that the receipt of any legally required foreign antitrust approvals and consents is a condition to the completion of the merger if the failure to obtain those approvals and consents could reasonably be expected (1) to have a material adverse effect on Pennzoil-Quaker State, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability.

    While no assurances can be made that the merger will receive the necessary regulatory clearances on acceptable terms at any particular time, we expect regulatory clearances will be obtained in time to permit closing of the merger during the second half of 2002.

THE MERGER AGREEMENT (see page 32)

    CONDITIONS TO THE MERGER (SEE PAGE 36)

    CONDITIONS TO EACH PARTY'S OBLIGATIONS. Each party's obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - our stockholders must adopt the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock;

    - the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act shall have been terminated or expired; and

    - there must not be in effect any court order or other legal restraint that has the effect of preventing the completion of the merger, except for legal restraints of jurisdictions other than the United States that have not had and could not reasonably be expected (1) to have a material adverse effect on us, Shell Oil or any of its affiliates, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability.

    CONDITIONS TO SHELL OIL'S AND SHELL ND'S OBLIGATIONS. The obligations of Shell Oil and Shell ND to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

    - our representations and warranties must be true and correct in all material respects as of the date of the merger agreement and as of the closing date, except representations and warranties that speak as of an earlier date, which must be true and correct in all material respects as of that earlier date;

    - we must have performed in all material respects all obligations that we are required to perform under the merger agreement at or prior to the closing date;

    - there must not be in effect any court order or other legal restraint that has the effect of:

       - prohibiting or limiting the ownership or operation, or compelling the disposition or holding separate, by us, Shell Oil or any of its affiliates, of any material portion of our business or assets or the business or assets of Shell Oil or any of its affiliates;

       - imposing any limitation on the ability of Shell Oil to acquire, hold or exercise full rights of ownership of any shares of our common stock; or

       - prohibiting Shell Oil or any of its affiliates from effectively controlling in any material respect our business or operations;

    - Shell Oil must have received evidence that Shell Oil or we have obtained:

       - all consents, approvals, authorizations, qualifications and orders of governmental entities legally required in connection with the merger agreement and the transactions contemplated by the merger agreement; and

       - all other consents, approvals, authorizations and qualifications of third parties required in connection with the merger agreement and the transactions contemplated by the merger agreement; except as have not had and could not reasonably be expected (1) to have a material adverse effect on us, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability;

    - there must be no pending or threatened suit, action or proceeding by any governmental entity based on competition, antitrust, or premerger notification laws:

       - challenging the acquisition by Shell Oil or any of its affiliates of any of our common stock, seeking to restrain or prohibit the consummation of the merger or any other transaction contemplated by the merger agreement or seeking to obtain damages which are material in relation to us and our subsidiaries, taken as a whole;

       - seeking to prohibit the ownership or operation, or compelling the disposition or holding separate, by us, Shell Oil or any of its affiliates, of any material portion of our business or assets or the business or assets of Shell Oil or any of its affiliates;

       - seeking to impose any limitation on the ability of Shell Oil to acquire, hold or exercise full rights of ownership of any shares of our common stock;

       - seeking to prohibit Shell Oil or any of its affiliates from effectively controlling in any material respect our business or operations; or

       - which otherwise is reasonably likely (1) to have a material adverse effect on us, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability; and

    - there must be no state of facts, change, development, effect, condition or occurrence since December 31, 2001 that has had or could reasonably be expected (1) to have a material adverse effect on us, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability.

    CONDITIONS TO PENNZOIL-QUAKER STATE'S OBLIGATION. Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

    - Shell Oil's and Shell ND's representations and warranties must be true and correct in all material respects as of the date of the merger agreement and as of the closing date, except representations and warranties that speak as of an earlier date, which must be true and correct in all material respects as of that earlier date; and

    - Shell Oil and Shell ND must have performed in all material respects all obligations that each of them are required to perform under the merger agreement at or prior to the closing date.

    TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 39)

    The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after stockholder approval has been obtained:

1.  by mutual written consent of Pennzoil-Quaker State and Shell Oil;

2.  by either Pennzoil-Quaker State or Shell Oil, if:

           - the merger is not completed on or before March 25, 2003, except that this right to terminate will not be available to any party whose failure to comply with the merger agreement has been the principal reason the merger has not been completed by that date;

           - any court order or other legal restraint that has the effect of preventing the completion of the merger is in effect and has become final and nonappealable except for legal restraints of jurisdictions other than the United States that have not had and could not reasonably be expected (1) to have a material adverse effect on us, Shell Oil or any of its affiliates, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability; or

           - our stockholders do not adopt the merger agreement at the annual meeting;

3.  by Shell Oil, if:

           - our board of directors withdraws (or modifies in a manner adverse to Shell Oil) its recommendation of the merger agreement or recommends to our stockholders any takeover proposal by a third party;

           - we have materially breached any of our representations, warranties or covenants in the merger agreement and the breach is not or cannot be cured within 20 business days after written notice of the breach is delivered; or

           - any court order or other legal restraint is in effect and has become final and nonappealable and has the effect of:

               - prohibiting or limiting the ownership or operation, or
                 compelling the disposition or holding separate, by us, Shell Oil or any of its affiliates, of any material portion of our business or assets or the business or assets of Shell Oil or any of its affiliates;

               - imposing any limitation on the ability of Shell Oil to acquire, hold or exercise full rights of ownership of any shares of our common stock; or

               - prohibiting Shell Oil or any of its affiliates from effectively controlling in any material respect our business or operations; or

4.  by us, if:

           - Shell Oil has materially breached any of its representations, warranties or covenants in the merger agreement and the breach is not or cannot be cured within 20 business days after written notice of the breach is delivered; or

           - prior to obtaining stockholder approval, we enter into an agreement with respect to a superior proposal from a third party concurrently with such termination, provided that we have complied with the provisions of the merger agreement described under "The Merger Agreement -- No Solicitation of Other Offers" and have paid to Shell Oil the $65 million termination fee described below.

    TERMINATION FEES (SEE PAGE 40)

    We must pay to Shell Oil a termination fee of $65 million if the merger agreement is terminated under the following circumstances:

    - either party terminates because our stockholders do not adopt the merger agreement at the annual meeting or Shell Oil terminates pursuant to the provision described in the second or third point under paragraph (3) above under "-- Termination of the Merger Agreement," a takeover proposal shall have been made to us or any of our stockholders or any person has publicly announced an intention to make a takeover proposal prior to such termination and, within 15 months after such termination, we enter into an agreement with respect to or consummate a takeover proposal which results in a change in control;

    - we terminate pursuant to the provision described in the second point under paragraph (4) above under "-- Termination of the Merger Agreement"; or

    - Shell Oil terminates pursuant to the provision described in the first point under paragraph (3) above under "-- Termination of the Merger Agreement."

APPRAISAL RIGHTS (see page 42)

    Stockholders who do not wish to accept the $22.00 per share cash consideration payable pursuant to the merger may seek, under Delaware law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than or the same as the merger consideration of $22.00 in cash per share. This right of appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

    - you must not vote in favor of the proposal to adopt the merger agreement;

    - you must make a written demand on us for appraisal in compliance with Delaware law before the vote on the proposal to adopt the merger agreement at the annual meeting; and

    - you must hold your shares of record continuously from the time of making a written demand for appraisal until the effective time of the merger.

    Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Also, because a submitted proxy not marked "against" or "abstain" will be voted for the proposal to adopt the merger agreement, the submission of a proxy not marked "against" or "abstain" will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

    Annex C to this proxy statement contains the relevant provisions of the Delaware statute relating to your right of appraisal.

                                 THE COMPANIES

PENNZOIL-QUAKER STATE COMPANY

    Pennzoil-Quaker State Company is a leading automotive consumer products and services company in the United States, and Pennzoil-Quaker State markets its products worldwide in approximately 90 countries. We manufacture, market and distribute branded lubricants and car care products through traditional retailing channels targeting the do-it-yourself consumer. In addition, we target the do-it-for-me consumers through automotive service centers such as car dealerships, repair shops and fast oil change centers, including Pennzoil-Quaker State's Jiffy Lube-Registered Trademark- fast oil change centers. Our Pennzoil-Registered Trademark- and Quaker State-Registered Trademark- brands hold the #1 and #2 positions, respectively, in the U.S. domestic passenger car motor oil market, and our Jiffy Lube-Registered Trademark- brand occupies the #1 position in the fast oil change market. The executive offices of Pennzoil-Quaker State are located at 700 Milam, Houston, Texas 77002-2805, and our telephone number is (713) 546-4000.

SHELL OIL COMPANY

    Shell Oil Company is wholly owned by Shell Petroleum Inc., a Delaware corporation, whose shares are directly or indirectly owned 60 percent by Royal Dutch Petroleum Company, The Hague, The Netherlands, and 40 percent by The "Shell" Transport and Trading Company, p.l.c., London, England. Royal Dutch Petroleum Company and The "Shell" Transport and Trading Company are parent companies which together directly or indirectly own securities of companies of the Royal Dutch/Shell Group of Companies. Shell Oil, including its subsidiaries and other companies in which it has a substantial equity interest, is primarily engaged, principally in the United States, in the exploration for, and development, production, purchase, transportation and marketing of, crude oil and natural gas, and the purchase, manufacture, transportation and marketing of oil and chemical products. In addition, Shell Oil is engaged in the exploration for, and production of, crude oil and natural gas outside the United States on a limited and selected basis. Shell Oil's principal executive offices are located at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002-4901, and its telephone number is (713) 241-6161.

SHELL ND COMPANY

    Shell ND Company is a Delaware corporation formed solely for the purpose of merging into Pennzoil-Quaker State and has not conducted any unrelated activities since its organization. Shell ND is a wholly owned subsidiary of Shell Oil. Shell ND's principal executive offices are located at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002-4901, and its telephone number is (713) 241-6161.

                               THE ANNUAL MEETING

    This proxy statement is furnished in connection with the solicitation of proxies by our board of directors in connection with an annual meeting of our stockholders.

DATE, TIME AND PLACE OF THE ANNUAL MEETING

    The annual meeting is scheduled to be held as follows:

                 Date:           , 2002
                 Time:           a.m., Houston time
                 Place:
                                 Houston, Texas

    Pennzoil-Quaker State's annual meeting of stockholders was previously scheduled for May 2, 2002. However, in light of the announcement of the signing of the merger agreement with Shell Oil on March 25, 2002, Pennzoil-Quaker State's board of directors concluded that it was prudent to postpone the annual meeting.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

    The annual meeting will be held for the following purposes:

    - to re-elect three directors whose terms are expiring at the annual meeting;

    - to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 25, 2002, among Pennzoil-Quaker State, Shell Oil and Shell ND, a wholly owned subsidiary of Shell Oil;

    - to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2002; and

    - other business as may properly come before the meeting or any adjournment or postponement thereof.

A copy of the merger agreement is attached as Annex A to this proxy statement. The proposals to elect three directors and ratify our independent public accountants are more fully discussed under the headings "Election of Directors" on page 13 and "Ratification of Appointment of Independent Public Accountants" on page 53. As of the date of this proxy statement, Pennzoil-Quaker State's board of directors is not aware of any other business to be presented for consideration at the meeting.

RECORD DATE

    Our board of directors has fixed the close of business on       , 2002 as
the record date for the annual meeting and only holders of record of common stock on the record date are entitled to vote at the annual meeting and any adjournment or postponement thereof. On the record date, there were outstanding
and entitled to vote       shares of common stock.

VOTING RIGHTS; VOTE REQUIRED FOR ADOPTION

    Each share of common stock entitles its holder to one vote on all matters properly coming before the annual meeting. The requirement for a quorum at the annual meeting is the presence in person or representation by proxy of holders of a majority of the outstanding shares of our common stock.

    If you hold your shares in an account with a broker or bank, you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on a particular proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum but will not be voted on that particular proposal. This is called a broker non-vote. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank.

    In accordance with our By-laws, the three directors will be elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter. Under Delaware law and our certificate of incorporation, the proposal to adopt the merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will have the same effect as a vote against the proposal to adopt the merger agreement. In accordance with our By-laws, when the board of directors submits the appointment of independent public accountants for a vote of stockholders, approval will require the affirmative vote of a majority of the shares of common stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

VOTING AND REVOCATION OF PROXIES

    Stockholders of record may submit proxies by mail, by telephone, by Internet, by facsimile transmission or by personal interview by our regular employees or solicitors hired by us. Stockholders who wish to submit a proxy by mail should mark, date, sign and return the proxy card in the envelope furnished. Stockholders who hold shares beneficially through a nominee (such as a bank or broker) may be able to submit a proxy by telephone or Internet if those services are offered by the nominee. If you hold your shares through a nominee, please check the proxy card provided by your nominee to determine whether telephone and/or Internet voting are available to you.

    Proxies received at any time before the annual meeting, and not revoked or superseded before being voted, will be voted at the annual meeting. Where a specification is indicated by the proxy, it will be voted in accordance with the specification. Where no specification is indicated, the proxy will be voted "for" the election as directors of the nominees listed in this proxy statement, "for" adoption of the merger agreement and "for" the ratification of the appointment of PricewaterhouseCoopers LLP as Pennzoil-Quaker State's independent public accountants for 2002 and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment of the meeting. Our board of directors is not currently aware of any business to be brought before the annual meeting other than that described in this proxy statement.

    For the merger proposal, please do not send in your stock certificates with your proxy card. If the merger is completed, a separate letter of transmittal will be mailed to you which will enable you to receive the merger consideration.

    Until your proxy is exercised at the annual meeting, you can revoke your proxy and change your vote in any of the following ways:

    - by delivering written notification to the Office of the Corporate Secretary, Pennzoil-Quaker State Company, P.O. Box 2967, Houston, Texas 77252-2967;

    - by delivering a proxy bearing a later date by mail or telephone in the manner described in this proxy statement;

    - by attending the annual meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. You must vote in person at the meeting; or

    - if you have instructed a broker or bank to vote your shares, by following the directions received from your broker or bank to change those instructions.

SOLICITATION OF PROXIES

    We will bear the expenses in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for their reasonable transaction and clerical expenses. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone, facsimile, telegram or other means of communication, by our officers, our regular employees and solicitors hired by us. These people (other than the solicitors hired by us) will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services. We have retained Morrow & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the annual meeting at an anticipated cost of approximately $12,500 plus reimbursement of reasonable out-of-pocket expenses.

QUESTIONS AND ADDITIONAL INFORMATION

    For additional information regarding the procedure for delivering your proxy see "The Annual Meeting -- Voting and Revocation of Proxies" and "The Annual Meeting -- Solicitation of Proxies."

    If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Mae Dell Carpenter at Pennzoil-Quaker State Company at the address below or by telephone at (713) 546-6957, or the Office of the Corporate Secretary, Pennzoil-Quaker State Company, P.O. Box 2967, Houston, Texas 77252-2967, or by telephone at (713) 546-8907.

                             ELECTION OF DIRECTORS

    In addition to voting on the merger agreement, you will be asked to elect three directors at the annual meeting to serve until the completion of the merger or, if the merger is not completed, until the 2005 annual meeting of stockholders. Messrs. Forrest R. Haselton, Berdon Lawrence and Brent Scowcroft have been nominated, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors, or for particular directors, is withheld. All three nominees are currently directors of Pennzoil-Quaker State. The term of office for all directors to be elected will be a three-year term expiring on the date of the annual meeting in 2005 (or until their respective successors are duly elected and qualified). However, the directors of Pennzoil-Quaker State in office immediately before the merger will cease to be directors as a result of the merger and will be replaced by the directors of Shell ND.

    The persons named in the proxy may act with discretionary authority if any nominee should become unavailable for election. In accordance with Pennzoil-Quaker State's By-laws, the three directors will be elected by a plurality of the votes cast.

    NOMINEES -- The following summaries set forth information concerning the three nominees for election as directors at the meeting, including each nominee's age, position with Pennzoil-Quaker State, if any, and business experience during the past five years.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------

                          FORREST R. HASELTON served as President-Retail of the Sears
[PHOTO]                   Merchandise Group, a division of Sears Roebuck and Company, until his retirement in 1993. He has served as a director of
                          Pennzoil-Quaker State since December 1998 and is Chairman of the Compensation Committee of the board. Mr. Haselton is 63 years of age and lives in Vero Beach, Florida.

                          BERDON LAWRENCE was named Chairman of the Board of Kirby
[PHOTO]                   Corporation, an operator of tank barges and tow boats, in
                          October 1999. Prior to that time, he was President of
                          Hollywood Marine, Inc. for more than the past five years. He has served as a director of Pennzoil-Quaker State since
                          December 1998 and is Chairman of the Nominating and
                          Governance Committee and a member of the Executive Committee of the board. Mr. Lawrence is 59 years of age and lives in
                          Houston.

                          BRENT SCOWCROFT is President of the Scowcroft Group, Inc.,
[PHOTO]                   an international business consulting firm. He is also the
                          President of the Forum for International Policy, a
                          non-profit organization that provides independent
                          perspectives on major foreign policy issues. General
                          Scowcroft served as Assistant to the President for National
                          Security Affairs under former Presidents Ford and Bush. A
                          retired U.S. Air Force lieutenant general, he also served in numerous other national security posts in the Pentagon and the White House. He has been a director of Pennzoil-Quaker
                          State since 1999 and is a member of the Nominating and
                          Governance Committee. General Scowcroft is also a director of QUALCOMM Incorporated. He is 77 years of age and lives in
                          Bethesda, Maryland.

    DIRECTORS WITH TERMS EXPIRING IN 2003 AND 2004 -- The following summaries set forth information concerning the six directors of Pennzoil-Quaker State whose present terms of office will continue until 2003 or 2004, including each director's age, position with Pennzoil-Quaker State, if any, and business experience during the past five years.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------

                          H. JOHN GREENIAUS has been President of G-Force LLC since
[PHOTO]                   1998. He was Chairman and Chief Executive Officer of
                          Nabisco, Inc. from 1993 to 1997. He has served as a director of Pennzoil-Quaker State since July 2000 and is a member of the Audit and Compensation Committees of the board. Mr.
                          Greeniaus is also a director of Interpublic Group of
                          Companies, Inc. and PRIMEDIA Inc. He is 57 years of age and lives in Morristown, New Jersey. His current term as a
                          director of Pennzoil-Quaker State expires in 2004.

                          JAMES L. PATE was named Chairman of the Board of
[PHOTO]                   Pennzoil-Quaker State in December 1998 and was Chief
                          Executive Officer from December 1998 to June 2000. He
                          retired as an employee of Pennzoil-Quaker State in December
                          2000. Mr. Pate served as Chairman of the Board of Pennzoil
                          Company (renamed PennzEnergy Company) from 1994 to 1999, was
                          Chief Executive Officer from 1990 to 1998 and was President from 1990 until 1997. Mr. Pate has served as a director of
                          Pennzoil-Quaker State since December 1998 and is Chairman of the Executive Committee and a member of the Nominating and
                          Governance Committee of the board. Mr. Pate is also a
                          director of Bowater Incorporated and Crown Cork & Seal
                          Company, Inc. He is 66 years of age and lives in Houston.
                          His current term as a director of Pennzoil-Quaker State
                          expires in 2003.

                          JAMES J. POSTL was named Chief Executive Officer of
[PHOTO]                   Pennzoil-Quaker State in June 2000 and has served as
                          President since December 1998. He served as President of
                          Pennzoil Products Company from October 1998 to December
                          1998, President of Nabisco Biscuit Company from 1995 to
                          early 1998 and President of Nabisco International from 1994 to 1995. Prior to that time, he held various management
                          positions with PepsiCo, Inc. and Procter & Gamble Company.
                          Mr. Postl has served as a director of Pennzoil-Quaker State since December 1998 and is a member of the Executive
                          Committee of the board. Mr. Postl is also a director of
                          PanAmerican Beverages, Inc. He is 56 years of age and lives in Houston. His current term as a director of
                          Pennzoil-Quaker State expires in 2004.

                          TERRY L. SAVAGE is the founder and has been president of
[PHOTO]                   Terry Savage Productions, Ltd. and a syndicated columnist, speaker and author on personal finances for more than the
                          past five years. She has served as a director of
                          Pennzoil-Quaker State since March 2000 and is a member of
                          the Compensation Committee of the board. Ms. Savage is also a director of McDonald's Corporation. She is 57 years of age and lives in Chicago, Illinois. Her current term as a
                          director of Pennzoil-Quaker State expires in 2004.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------
                          GERALD B. SMITH has been Chairman and Chief Executive
[PHOTO]                   Officer of Smith, Graham & Company, a fixed income
                          investment management firm, for more than the past five
                          years. He has served as a director of Pennzoil-Quaker State since December 1998 and is a member of the Audit Committee and Executive Committee of the board. He is a member of the management board of Rorento N.V. and a director of Charles
                          Schwab Family of Funds and Cooper Industries, Inc. He is 51
                          years of age and lives in Houston. His current term as a
                          director of Pennzoil-Quaker State expires in 2003.

                          LORNE R. WAXLAX served as Executive Vice President of the
[PHOTO]                   Gillette Company until his retirement in 1993. He has served as a director of Pennzoil-Quaker State since December 1998 and is Chairman of the Audit Committee of the board. Mr.
                          Waxlax is also a director of BJ's Wholesale Club, Inc.,
                          Clean Harbors, Inc., Hon Industries, Inc. and House2Home,
                          Inc. He is 68 years of age and lives in Vero Beach, Florida.
                          His current term as a director of Pennzoil-Quaker State
                          expires in 2003.

    BOARD ORGANIZATION AND MEETINGS -- The members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the board of directors, all of whom are identified in the above summaries, are not employees of Pennzoil-Quaker State. The Audit Committee recommends the appointment of independent public accountants to conduct audits of Pennzoil-Quaker State's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of procedures for internal auditing of Pennzoil-Quaker State and the adequacy of Pennzoil-Quaker State's system of internal accounting controls. The Compensation Committee approves, or in some cases recommends to the board, remuneration arrangements and compensation plans involving Pennzoil-Quaker State's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options and restricted stock units under Pennzoil-Quaker State's stock option plans and restricted stock award programs. The Nominating and Governance Committee recommends to the board candidates for election to the board of directors, assignments to the board committees and corporate governance guidelines.

    During 2001, the board of directors held six meetings. During 2001, the Audit Committee met three times in addition to the reviews of Pennzoil-Quaker State's quarterly financial statements, the Compensation Committee met five times and the Nominating and Governance Committee met one time. During 2001, all members of the board of directors attended at least 75% of the total of all board meetings and applicable committee meetings.

    DIRECTOR REMUNERATION -- Each director, other than a regularly employed officer of Pennzoil-Quaker State, receives a director's fee of $30,000 per annum for service on the board of directors and a committee fee of $2,000 per committee per annum for service on the Audit, Compensation, Executive, and Nominating and Governance Committees. Each such director also receives an additional fee of $1,000 for each board and committee meeting attended. Under Pennzoil-Quaker State's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer a portion or all of their fees in an interest-bearing account or a common stock account. Pursuant to Pennzoil-Quaker State's 2001 Incentive Plan, each non-employee director received a nonqualified stock option grant of 2,500 shares of common stock in May 2001, which vested six months from the date of grant. During any calendar year, non-employee directors may receive an option grant for up to 5,000 shares of common stock, which has a 10-year term and is fully vested and exercisable six months after the date of grant or earlier upon termination as a board member under certain circumstances. All directors are reimbursed for their travel and other expenses involved in attendance at board and committee meetings.

    OTHER INFORMATION -- For additional information, see "Securitity Ownership of Directors and Officers," "Section 16(a) Beneficial Ownership Reporting Compliance" and "Executive Compensation."

                                   THE MERGER

BACKGROUND

    Pennzoil-Quaker State is the result of the consolidation and separation on December 30, 1998 of the lubricants and consumer products, base oil and specialty products and Jiffy Lube fast lube operations of Pennzoil Company and the acquisition by Pennzoil-Quaker State of Quaker State Corporation in a merger transaction immediately following the separation.

    Pennzoil-Quaker State first learned of Shell Oil's interest in a possible transaction on February 22, 2002, when Rob Routs, President and Chief Executive Officer of Shell Oil Products US, met with James J. Postl, President and Chief Executive Officer of Pennzoil-Quaker State. At that meeting, Mr. Routs advised Mr. Postl of Shell Oil's interest in acquiring Pennzoil-Quaker State. During these discussions, Mr. Postl indicated that Pennzoil-Quaker State was committed to and confident in its strategic plan and was not for sale, but he would present any proposal from Shell Oil to Pennzoil-Quaker State's board for its consideration.

    On March 1, 2002, Mr. Routs sent a letter to Mr. Postl. In the letter,
Mr. Routs proposed a transaction in which Pennzoil-Quaker State stockholders would receive cash consideration of $18.50 per share. The letter also indicated that there were no financing contingencies to the proposal, but that the proposal was subject to completion of satisfactory due diligence, the negotiation and execution of a mutually satisfactory merger agreement and customary closing conditions.

    On March 5, 2002, at a regularly scheduled meeting, Mr. Postl reported to Pennzoil-Quaker State's board of directors concerning the discussions with Shell Oil. At that meeting, the Pennzoil-Quaker State board of directors was of the view that Shell Oil's $18.50 per share proposal was not attractive, given Pennzoil-Quaker State's business strategies and growth prospects. The Pennzoil-Quaker State board of directors authorized Mr. Postl to engage in further exploratory discussions with Shell Oil to determine if Shell Oil would be willing to offer a higher price. Mr. Postl informed the board of directors that Pennzoil-Quaker State intended to retain Morgan Stanley & Co. Incorporated as financial advisor to Pennzoil-Quaker State in connection with Shell Oil's proposal. Subsequently, Pennzoil-Quaker State executed an engagement letter with Morgan Stanley, dated as of March 7, 2002, to act as its financial advisor in connection with evaluating a possible sale of the company.

    On the afternoon of March 5, 2002, Mr. Postl advised Mr. Routs by telephone that the Pennzoil-Quaker State board of directors did not want to pursue a sale of the company at the current time, the board was confident that the company would meet or exceed its strategic plan, and the board had no interest in pursuing a transaction at a price of $18.50 per share. However, Mr. Postl advised Mr. Routs that, if Shell Oil were interested in pursuing a transaction, it should propose a substantially higher price and act quickly, in order to minimize any disruption to Pennzoil-Quaker State.

    On March 7, 2002, Mr. Postl and Thomas P. Kellagher, Pennzoil-Quaker State's Group Vice President and Chief Financial Officer, met with Mr. Routs and Ron Blakely, Chief Financial Officer of Shell Oil Products US. Mr. Postl reiterated his comments from the afternoon of March 5th. In order to help Shell Oil evaluate the value of Pennzoil-Quaker State, Mr. Postl reviewed the company's publicly available investor presentations with Mr. Routs and Mr. Blakely.

    On March 8, 2002, Pennzoil-Quaker State and Shell Oil Products US entered into a confidentiality agreement, which also contained a one-year standstill agreement.

    On March 13, 2002, Mr. Postl, Mr. Kellagher and Paul B. Siegel, Senior Vice President and General Counsel of Pennzoil-Quaker State, met with Mr. Routs,
Mr. Blakely, David Kinnan, General Counsel of Shell Oil Products US, and other Shell Oil advisors to provide and review limited additional due diligence information about Pennzoil-Quaker State.

    On March 14, 2002, Cravath, Swaine & Moore, legal advisors to Shell Oil, distributed a draft merger agreement. The following day, representatives of the parties commenced negotiation of the merger agreement.

    On March 15, 2002, Mr. Routs informed Mr. Postl by telephone that Shell Oil was prepared to increase its proposed price to $20.00 per share of Pennzoil-Quaker State common stock. Mr. Postl stated that he was not prepared to recommend the $20.00 proposed price to the Pennzoil-Quaker State board of directors, but that Pennzoil-Quaker State would be willing to continue to provide additional financial and legal due diligence materials to Shell Oil to allow Shell Oil to determine if it would be willing to propose a higher price for Pennzoil-Quaker State common stock.

    On March 18, 2002, at a special telephonic meeting of Pennzoil-Quaker State's board of directors, Mr. Postl reviewed with the board the recent discussions relating to Shell Oil. He indicated that Shell Oil was prepared to increase its proposed price to $20.00 per share, but Shell Oil had not yet indicated a willingness to consider a higher price. Mr. Postl indicated that additional information was being provided to Shell Oil and discussions were continuing.

    On March 19, 2002, Mr. Postl and Mr. Routs met, and Mr. Postl confirmed to Mr. Routs that he would not recommend Shell Oil's $20 per share proposed price to Pennzoil-Quaker State's board of directors. It was agreed that the chief financial officers of the two companies would meet to go over the financial assumptions that Shell Oil would use to prepare its final proposal.
Mr. Kellagher and Mr. Blakely met on the afternoon of March 19, 2002 and discussed these financial assumptions.

    On March 22, 2002, Mr. Routs and Mr. Postl met and agreed to pursue a transaction at a price of $22.00 per share of Pennzoil-Quaker State common stock, subject to negotiation of a mutually satisfactory definitive merger agreement. Mr. Postl indicated that, subject to resolution of outstanding merger agreement issues, he would recommend the $22.00 proposed price to the Pennzoil-Quaker State board of directors. Later that day, representatives of Cravath, Swaine & Moore distributed a revised draft of the merger agreement. On March 23, 24 and 25, 2002, representatives of the parties continued negotiation of the merger agreement. Through these negotiations, the parties finalized the proposed merger agreement.

    During the afternoon of March 25, 2002, the Pennzoil-Quaker State board of directors held a special meeting to consider the Shell Oil proposal with certain members of management and representatives of Baker Botts L.L.P., legal advisors to Pennzoil-Quaker State, and Morgan Stanley present. The Pennzoil-Quaker State board of directors was advised of events relating to the transaction since the board meeting on March 18, 2002. A representative of Baker Botts advised the Pennzoil-Quaker State board of directors of their legal duties in connection with considering the proposed transaction and reviewed the terms of the merger agreement. A representative of Morgan Stanley then reviewed with the Pennzoil-Quaker State board of directors Morgan Stanley's financial analyses with respect to the proposed transaction. Representatives of Baker Botts and Morgan Stanley also reviewed with the Pennzoil-Quaker State board of directors various topics relating to Pennzoil-Quaker State and the revised Shell Oil proposal. Each of Morgan Stanley and management also discussed with the Pennzoil-Quaker State board of directors other strategic options available to Pennzoil-Quaker State. Following this presentation, Morgan Stanley rendered its oral opinion to the board of directors of Pennzoil-Quaker State, which was subsequently confirmed in writing, to the effect that, as of March 25, 2002, the consideration to be received by the holders of shares of Pennzoil-Quaker State common stock pursuant to the merger agreement was fair from a financial point of view to such holders. Mr. Postl recommended approval of the transaction to the board of directors based on the terms and conditions of the draft merger agreement. After extensive discussion and deliberation and based on the factors described below, the Pennzoil-Quaker State board of directors unanimously determined that the merger agreement, the merger and the transactions contemplated thereby were fair to and in the best interests of Pennzoil-Quaker State and its stockholders, approved and declared advisable the merger agreement and resolved to recommend that the Pennzoil-Quaker State stockholders vote to adopt the merger agreement.

    Following the special meeting of the Pennzoil-Quaker State board of directors, the merger agreement was executed by Pennzoil-Quaker State, Shell Oil and a wholly owned subsidiary of Shell Oil. Later that day, Shell Oil and Pennzoil-Quaker State jointly issued a press release publicly announcing that the parties had entered into the merger agreement.

    Pennzoil-Quaker State did not solicit any alternative proposal to Shell Oil's proposal in light of, among other things, the attractiveness of Shell Oil's proposal and the fact that, under the circumstances and conditions described more fully under "The Merger Agreement -- No Solicitation of Other Offers," "The Merger Agreement -- Termination of the Merger Agreement," and "The Merger Agreement -- Termination Fees," Pennzoil-Quaker State can furnish information to and conduct negotiations with a third party, in connection with an unsolicited proposal that constitutes or is reasonably likely to lead to a superior proposal.

REASONS FOR THE MERGER

    In reaching its decision to approve the merger agreement and to recommend that the Pennzoil-Quaker State stockholders adopt the merger agreement, the Pennzoil-Quaker State board of directors consulted with management and its legal and financial advisors. The Pennzoil-Quaker State board of directors considered a number of factors, including, without limitation, the following:

    1. the current and historical market prices of Pennzoil-Quaker State common stock relative to the merger consideration, including (a) the fact that Pennzoil-Quaker State common stock had never traded over $16.50 per share,
(b) the fact that the $22.00 per share merger consideration represented a 55.5% premium over the closing price of Pennzoil-Quaker State common stock four weeks earlier and a 42% premium over the closing price of Pennzoil-Quaker State common stock of $15.49 per share on March 22, 2002, the last trading day before the board's approval of the merger agreement and (c) the fact that the weighted average acquisition cost for holders of Pennzoil-Quaker State common stock since January 2001 was $12.88 per share;

    2. the fact that the merger consideration is all cash, which provides certainty of value to holders of Pennzoil-Quaker State common stock compared to a transaction in which stockholders would receive stock or other non-cash consideration;

    3. the view of management that the trading value for shares of Pennzoil-Quaker State common stock was not likely to exceed the merger price in the foreseeable future if Pennzoil-Quaker State remained independent;

    4. the potential stockholder value that could be expected to be generated from the other strategic options available to Pennzoil-Quaker State, including
(a) remaining independent and continuing to implement its strategic plan or
(b) pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives;

    5. the financial presentation of Morgan Stanley to our board of directors on March 25, 2002 and the opinion of Morgan Stanley rendered on March 25, 2002 to the Pennzoil-Quaker State board of directors to the effect that, based upon and subject to the matters set forth in its written opinion, as of March 25, 2002, the consideration to be received by holders of shares of Pennzoil-Quaker State common stock pursuant to the merger agreement was fair from a financial point of view to such holders;

    6. discussions with Pennzoil-Quaker State's management and Morgan Stanley regarding the potential transaction with Shell Oil and the business, financial condition, competitive position, business strategy, strategic options and prospects of Pennzoil-Quaker State (as well as the risks involved in achieving these prospects), the nature of the automotive consumer products industry in which Pennzoil-Quaker State competes, and current industry, economic and market conditions, both on an historical and on a prospective basis;

    7. the terms of the merger agreement, as reviewed by the Pennzoil-Quaker State board of directors with Pennzoil-Quaker State's legal advisors, including:

    - the restrictions on Pennzoil-Quaker State's taking of certain actions between signing and closing without the consent of Shell Oil;

    - the conditions to closing of the merger, including the absence of a financing condition; and

    - Pennzoil-Quaker State's ability to furnish information to and conduct negotiations with a third party, terminate the merger agreement, and enter into an agreement relating to a superior proposal under certain circumstances, as more fully described under "The Merger Agreement -- No Solicitation of Other Offers";

    8. management's assessment that Shell Oil has the financial capability to consummate the merger;

    9. the view of the Pennzoil-Quaker State board of directors, based upon the advice of management after consultation with its legal counsel, that the regulatory approvals necessary to consummate the merger could be obtained;

    10. that Pennzoil-Quaker State will no longer exist as an independent company and its stockholders will no longer participate in the growth of Pennzoil-Quaker State or the pursuit of its stand-alone business plan;

    11. that, under the terms of the merger agreement, Pennzoil-Quaker State cannot solicit other acquisition proposals and must pay to Shell Oil a termination fee if the merger agreement is terminated under certain circumstances, which may deter others from proposing an alternative transaction that may be more advantageous to Pennzoil-Quaker State stockholders; and

    12. the fact that gains from an all-cash transaction would be taxable to Pennzoil-Quaker State stockholders for U.S. federal income tax purposes.

    During its consideration of the transaction with Shell Oil, the Pennzoil-Quaker State board of directors was also aware that some of the directors and executive officers of Pennzoil-Quaker State may have interests in the merger that are different from or in addition to those of Pennzoil-Quaker State stockholders generally, as described under "The Merger -- Interests of Directors and Executive Officers in the Merger."

    This discussion of the information and factors considered and given weight by the Pennzoil-Quaker State board of directors is not intended to be exhaustive, but is believed to address the material information and factors considered by the board of directors. In view of the number and variety of these factors, the Pennzoil-Quaker State board of directors did not find it practicable to make specific assessments of, or otherwise assign relative weights to, the specific factors and analyses considered in reaching its determination. The determination to approve the merger agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the Pennzoil-Quaker State board of directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR

    Pennzoil-Quaker State retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger agreement with Shell Oil. Morgan Stanley was selected to act as Pennzoil-Quaker State's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Pennzoil-Quaker State. At the meeting of the board of directors on March 25, 2002, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of March 25, 2002, and subject to and based on the considerations set forth in its written opinion, the consideration to be received by holders of shares of common stock of Pennzoil-Quaker State pursuant to the merger agreement is fair from a financial point of view to such holders.

    THE FULL TEXT OF MORGAN STANLEY'S OPINION, DATED AS OF MARCH 25, 2002, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MORGAN STANLEY, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. WE URGE YOU TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF PENNZOIL-QUAKER STATE, ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF SHARES OF COMMON STOCK OF PENNZOIL-QUAKER STATE PURSUANT TO THE MERGER AGREEMENT, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY PENNZOIL-QUAKER STATE STOCKHOLDER AS TO HOW TO VOTE AT THE ANNUAL MEETING. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In connection with rendering its opinion, Morgan Stanley, among other things:

    1. reviewed certain publicly available financial statements and other information of Pennzoil-Quaker State;

    2. reviewed certain internal financial statements and other financial and operating data concerning Pennzoil-Quaker State prepared by the management of Pennzoil-Quaker State;

    3. reviewed certain financial forecasts prepared by the management of Pennzoil-Quaker State;

    4. discussed the past and current operations and financial condition and the prospects of Pennzoil-Quaker State with senior executives of Pennzoil-Quaker State;

    5. reviewed the reported prices and trading activity for Pennzoil-Quaker State's common stock;

    6. compared the financial performance of Pennzoil-Quaker State and the prices and trading activity of Pennzoil-Quaker State's common stock with that of certain other comparable publicly-traded companies and their securities;

    7. reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    8. participated in discussions and negotiations among representatives of Pennzoil-Quaker State and its legal advisors;

    9.  reviewed the merger agreement and certain related documents; and

    10. considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

    In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial forecasts that Morgan Stanley received from the management of Pennzoil-Quaker State, Morgan Stanley assumed that the information provided was reasonably prepared on the bases reflecting the best currently available estimates and judgments of the future financial and operational performance of Pennzoil-Quaker State. Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without material modification or waiver. Morgan Stanley assumed the receipt of all the necessary regulatory approvals for the proposed merger. Morgan Stanley did not make and did not assume responsibility for making any independent valuation or appraisal of the assets or liabilities of Pennzoil-Quaker State, nor was Morgan Stanley furnished with any such appraisals. The opinion of Morgan Stanley is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of March 25, 2002. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transactions involving Pennzoil-Quaker State or its assets, nor did Morgan Stanley negotiate with any party in connection with such transaction.

    The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    PREMIUM PAID ANALYSIS

    Morgan Stanley reviewed the price performance of the common stock of Pennzoil-Quaker State from January 4, 1999, the first trading day after completion of the merger of Pennzoil Products Company with Quaker State Corporation, through March 22, 2002. Morgan Stanley then compared the consideration to be paid in the merger to the holders of common stock of Pennzoil-Quaker State (referred to herein as the acquisition price) to various price levels over this time period. The table below shows the implied premiums that the acquisition price represents to these various trading levels.

                                                                         IMPLIED
                                                               PRICE     PREMIUM
                                                                ($)        (%)
                                                              --------   --------
Merger Consideration........................................   22.00         --
Current (3/22/02)...........................................   15.49       42.0
10 Day Avg..................................................   15.25       44.3
30 Day Avg..................................................   14.53       51.4
60 Day Avg..................................................   14.21       54.9
90 Day Avg..................................................   13.90       58.2
1 Year Avg..................................................   13.21       66.5
2 Year Avg..................................................   12.48       76.3
3 Year Avg..................................................   12.44       76.8
52 Week High................................................   15.99       37.6
High Since January 1999.....................................   16.50       33.3

Morgan Stanley also reviewed the average premium paid to unaffected stock price, defined as four weeks prior to announcement, in precedent all cash transactions in the Consumer Products sector and for transactions across all sectors with aggregate values, i.e. equity value adjusted for capital structure, between $1 billion and $4 billion. Morgan Stanley compared these average premiums over the last 5 years to the 55.5% premium over Pennzoil-Quaker State's unaffected stock price on February 22, 2002, the price of the stock four weeks prior to the announcement date. The following table summarizes these premiums.

                                                               AVERAGE PREMIUM PAID TO
                                                               UNAFFECTED STOCK PRICE
                                                   -----------------------------------------------
                                                                           ALL TRANSACTIONS WITH
                                                    CONSUMER PRODUCTS     AGGREGATE VALUES BETWEEN
                                                       TRANSACTIONS            $1 BN - $4 BN
                                                   --------------------   ------------------------
Last Year........................................            39%                     44%
Last 3 Years.....................................            33%                     46%
Last 5 Years.....................................            35%                     45%

                                                   PENNZOIL-QUAKER STATE
                                                   ---------------------
                                                    ACQUISITION PREMIUM
                                                   ---------------------
                                                            55.5%

    COMPARABLE COMPANIES ANALYSIS

    Morgan Stanley calculated the aggregate value to EBITDA multiples for Pennzoil-Quaker State for the fiscal year 2002 based on publicly available estimates of certain securities research analysts. Morgan Stanley then compared the EBITDA multiples obtained for Pennzoil-Quaker State with multiples obtained for a group of selected comparable companies in three sectors: Mid-Cap Consumer Products, Auto Aftermarket and Auto Original Equipment Manufacturers (OEM).

    The group of selected Mid-Cap Consumer Products companies included Newell Rubbermaid, Clorox Co., Fortune Brands, Alberto-Culver, Dial Corporation, Tupperware Corp., Playtex Products and Church & Dwight. The group of selected Auto Aftermarket companies included AutoZone Inc., Genuine Parts, Snap-On, O'Reilly Automotive, Pep Boys, CSK Auto Corp., Aftermarket Technologies, Standard Motor Products and Midas Inc. The group of selected Auto OEM companies included TRW Inc., Delphi Corp., Eaton Corp., Dana Corp., Lear Corp., Federal-Mogul, Arvinmeritor Inc., Borg Warner, Tower Automotive and Tenneco Automotive. Morgan Stanley selected these companies because they are publicly traded companies with operations that, for purposes of this analysis, may be considered similar to those of Pennzoil-Quaker State.

    Morgan Stanley also evaluated the EBITDA multiple implied by the acquisition price in relation to the multiples for the selected comparable companies.

    The analysis resulted in the following multiples:

                                                              AGGREGATE VALUE/
                                                              ESTIMATED EBITDA
                                                              ----------------
                                                                    2002
                                                              ----------------
Current Pennzoil-Quaker State (3/22/02).....................         8.3x
Merger Consideration........................................         9.9x
Median of selected comparable companies:
  Mid-Cap Consumer Products.................................         9.6x
  Auto Aftermarket..........................................         9.0x
  Auto OEM..................................................         7.3x

    Morgan Stanley calculated a price to earnings multiple for Pennzoil-Quaker State for the fiscal year ended December 31, 2002 based on First Call consensus estimates. Morgan Stanley then compared the price to earnings multiple obtained for Pennzoil-Quaker State with multiples obtained for: the Mid-Cap Consumer Products group, the Auto Aftermarket group and the Auto OEM group.

    Morgan Stanley also evaluated the earnings multiple implied by the acquisition price in relation to the multiples for the selected comparable companies.

    The analysis resulted in the following multiples:

                                                             PRICE/ESTIMATED EPS
                                                             -------------------
                                                                    2002
                                                             -------------------
Current Pennzoil-Quaker State (3/22/02)....................          14.8x
Merger Consideration.......................................          21.0x
Median of selected comparable companies:
  Mid-Cap Consumer Products................................          17.4x
  Auto Aftermarket.........................................          16.4x
  Auto OEM.................................................          14.8x

    No company utilized in Morgan Stanley's comparable companies analysis as a comparable company is identical to Pennzoil-Quaker State. Accordingly, an analysis of the above results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of companies to which they are being compared. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Pennzoil-Quaker State, as well as the assumed absence of any material adverse change in the financial condition and prospects of Pennzoil-Quaker State or the industry or in the financial markets in general. Mathematical analysis, such as determining the median, is not, in itself, a meaningful method of using comparable publicly traded company data.

    PRECEDENT TRANSACTIONS ANALYSIS

    Morgan Stanley evaluated the last twelve months EBITDA multiples paid, based on publicly available information, in precedent transactions in three industry segments: Mid-Cap Consumer Products, Auto Aftermarket and Auto OEM. Making judgments concerning the differences in the various transactions, Morgan Stanley selected an appropriate range of multiples for use in its valuation and implied an acquisition price to Pennzoil-Quaker State based on this valuation range. The table below shows this range.

                                                                LOW        HIGH
                                                              --------   --------
Aggregate Value to Last Twelve Months EBITDA................      8.0x      10.0x
Implied Price...............................................   $15.07     $23.08

    Morgan Stanley also evaluated the acquisition of Burmah Castrol by BP Amoco. Morgan Stanley reviewed the multiple paid to forward EBITDA in the Burmah Castrol transaction and imputed the implied acquisition price to Pennzoil-Quaker State based on two different cases (to be discussed in more detail below). The results are shown in the table below.

                                                     BURMAH CASTROL
                                                        ONE-YEAR         IMPLIED
                                                         FORWARD       ACQUISITION
                                                     EBITDA MULTIPLE      PRICE
                                                     ---------------   -----------
Management Case....................................        8.8x          $19.80
Market Case........................................        8.8x          $17.57

    DISCOUNTED CASH FLOW ANALYSIS

    In order to determine the value of Pennzoil-Quaker State's common stock, Morgan Stanley performed a 5-year discounted cash flow analysis that included the use of two different scenarios, or case assumptions. The Management Case reflects Pennzoil-Quaker State management's estimates of the company's future financial performance, excluding any future acquisitions. The Market Case reflects publicly available estimates of Pennzoil-Quaker State's future performance of certain securities research analysts. These cases were used to project future cash flows which were discounted back to a present value using a range of discount rates of 8% to 10%. The range was determined based upon a calculation of Pennzoil-Quaker State's weighted average cost of capital (WACC), which was calculated based upon the WACC for comparable companies in three industry segments: Mid-Cap Consumer Products, Auto Aftermarket and Auto OEM. Morgan Stanley also applied a terminal EBITDA multiple of 7.0x to 9.0x to the projected 2006 EBITDA, for purposes of calculating a terminal value of Pennzoil-Quaker State at the end of 2006. This terminal value together with the projected annual unlevered free cash flows from 2002 through 2006 was then discounted to the present, assuming cash flows occurred mid-year, using discount rates of 8% to 10%. Based upon this analysis, Morgan Stanley selected a range of values for Pennzoil-Quaker State's common stock. These ranges are shown below:

                                                             IMPLIED SHARE PRICE
                                                           -----------------------
                                                             LOW            HIGH
                                                           --------       --------
Management Case..........................................   $20.00         $28.00
Market Case..............................................   $13.50         $19.50

    In connection with the review of the merger by the Pennzoil-Quaker State board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Pennzoil-Quaker State.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pennzoil-Quaker State. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the acquisition price in the merger agreement to Pennzoil-Quaker State. The analyses do not purport to be appraisals or to reflect the prices at which Pennzoil-Quaker State common stock might actually trade. The consideration to be paid by Shell Oil and other terms of the merger agreement were determined through arm's length negotiations between Pennzoil-Quaker State and Shell Oil and were approved by the Pennzoil-Quaker State board of directors. Morgan Stanley provided advice to Pennzoil-Quaker State during such negotiations. However, Morgan Stanley did not recommend any specific consideration to Pennzoil-Quaker State or that any specific consideration constituted the only appropriate consideration for the merger.

    Morgan Stanley's opinion was one of the many factors taken into consideration by the Pennzoil-Quaker State board of directors in making its determination to approve the merger. Morgan Stanley's analyses summarized above should not be viewed as determinative of the opinion of the Pennzoil-Quaker State board of directors with respect to the value of Pennzoil-Quaker State or of whether the Pennzoil-Quaker State board of directors would have been willing to agree to a different acquisition price or form of consideration.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, Morgan Stanley is a full-service securities firm engaged in securities trading, brokerage and financing activities. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions for its own account or the accounts of customers, in debt or equity securities or senior loans of Pennzoil-Quaker State.

    Pursuant to an engagement letter, Pennzoil-Quaker State agreed to pay Morgan Stanley a customary fee, which is contingent upon the closing of the merger, and to reimburse Morgan Stanley for any reasonable expenses incurred in connection with Morgan Stanley's engagement. Pennzoil-Quaker State also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory services to Pennzoil-Quaker State and Shell Oil and have received fees for the rendering of these services.

REGULATORY APPROVALS

    A filing with respect to the merger has been made with the United States Department of Justice and the United States Federal Trade Commission, and will be reviewed under applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder applicable to the merger, the merger may not be completed until applicable waiting period requirements have been satisfied. Shell Oil and Pennzoil-Quaker State each filed notification reports with the DOJ and FTC under the HSR Act on April 19, 2002. We have received notice that the FTC will review the merger. Under the HSR Act, the merger may not be consummated until the expiration of a statutory waiting period, which expires 30 days (or if that date falls on a weekend or legal holiday, the next business day thereafter) after the later of the filing of the notification reports by both Pennzoil-Quaker State and Shell Oil or the date that both Pennzoil-Quaker State and Shell Oil are in substantial compliance with requests for additional information and documentary material issued by the FTC, unless the waiting period is terminated earlier by the government or extended by the parties. In practice, complying with a request for additional information and documentary material can take a significant amount of time. The expiration or termination of the applicable waiting period under the HSR Act is a condition to the completion of the merger.

    The DOJ and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of assets of Shell Oil or Pennzoil-Quaker State or their subsidiaries or their affiliates. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

    Consummation of the merger will also require other regulatory clearances, consents or filings, including approvals of foreign regulatory authorities. Under the laws of certain foreign nations, the merger may not be completed unless certain filings are made with these nations' antitrust regulatory authorities and these authorities approve or clear the merger. You should understand that the receipt of any legally required foreign antitrust approvals and consents is a condition to the completion of the merger if the failure to obtain those approvals and consents could reasonably be expected (1) to have a material adverse effect on Pennzoil-Quaker State, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability. Pennzoil-Quaker State and Shell Oil made competition/antitrust filings in Brazil on April 16, 2002. It is currently anticipated that competition/antitrust filings also will be made in Canada, Mexico and various European countries.

    You should understand that the timing of FTC and other regulatory clearances will depend on a variety of factors including whether the FTC or any of the relevant foreign antitrust authorities requests additional information or material, when Pennzoil-Quaker State and Shell Oil substantially comply with any request for additional information by the FTC or any inquiries of other regulators, the extent of any substantive issues, if any, that regulators may raise, and the timing and extent of any discussions that Pennzoil-Quaker State or Shell Oil may undertake, or commitments, if any, that Pennzoil-Quaker State or Shell Oil may agree to with regulators to resolve any issues raised. While no assurances can be made that the merger will receive the necessary regulatory clearances on acceptable terms at any particular time, we expect regulatory clearances will be obtained in time to permit closing of the merger during the second half of 2002. For more information regarding Pennzoil-Quaker State's and Shell Oil's commitments in connection with governmental and regulatory clearances, see "The Merger Agreement -- Efforts to Complete the Merger" and "The Merger Agreement -- Conditions to the Merger" below.

FINANCING OF THE MERGER

    Shell Oil has informed Pennzoil-Quaker State that it estimates that approximately $1.8 billion will be required to pay the consideration for shares of our common stock pursuant to the merger and to cash out unexercised in-the-money options. The merger is not conditioned on any financing arrangements.

CERTAIN FINANCIAL PROJECTIONS

    Prior to the execution of the merger agreement, Pennzoil-Quaker State provided representatives of Shell Oil certain non-public business and financial information about Pennzoil-Quaker State. This information included the following projections of net sales, net income and earnings per share of Pennzoil-Quaker State for the fiscal years ended December 31, 2002 through 2005.

                                                         FISCAL YEAR ENDED DECEMBER 31,
                                                -------------------------------------------------
                                                   2002         2003         2004         2005
                                                ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.....................................  $2,438,353   $2,692,693   $3,042,548   $3,390,721
Net income....................................      65,787       85,175      109,263      139,875
Earnings per share............................        .829        1.069        1.367        1.743

    Pennzoil-Quaker State does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this proxy statement only because this information was provided to Shell Oil. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and Pennzoil-Quaker State's independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. Pennzoil-Quaker State's internal financial forecasts (upon which these projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments.

    The projections also reflect numerous assumptions made by management of Pennzoil-Quaker State, including assumptions with respect to the market for Pennzoil-Quaker State's products, general business, economic, market and financial conditions and other matters, including effective tax rates and interest rates and the anticipated amount of borrowings by Pennzoil-Quaker State, all of which are difficult to predict and many of which are beyond Pennzoil-Quaker State's control. In addition, the projections do not reflect the elimination of goodwill amortization required by SFAS No. 142, "Goodwill and Other Tangible Assets." Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. We expect that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that any of Pennzoil-Quaker State or Shell Oil or their respective representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

    Pennzoil-Quaker State believes that the projections were reasonable at the time they were made; however, you should not assume that the projections continue to be accurate or reflective of Pennzoil-Quaker State's management's current view. The projections were disclosed to Shell Oil and its representatives as a matter of Shell Oil's due diligence, and are included in this proxy statement on that account. None of Pennzoil-Quaker State or Shell Oil or any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of Pennzoil-Quaker State compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS

    The following is a summary of United States federal income tax consequences of the merger to stockholders whose shares of our common stock are converted into the right to receive cash under the merger. The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to our stockholders. The discussion is based on current law which is subject to change possibly with retroactive effect. The discussion applies only to stockholders who hold shares of our common stock as capital assets, and may not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, or to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules. This discussion does not discuss the tax consequences to any stockholder who, for United States federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

    The receipt of cash for shares of our common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who surrenders shares of our common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than one year at the time of the consummation of the merger. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

    Backup withholding at a 30% rate will apply to all cash payments to which a holder of shares or other payee is entitled pursuant to the merger agreement, unless the stockholder or other payee provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other stockholders), certifies that such number is correct, and otherwise complies with such backup withholding tax rules. Each of our stockholders and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be mailed to you shortly after completion of the merger in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

    The United States federal income tax consequences set forth above are for general information purposes only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger, including the application of state, local and foreign tax laws.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

    Members of our board of directors and our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of our stockholders generally. The members of Pennzoil-Quaker State's board of directors were aware of these interests and considered them at the time they approved the merger agreement. You should keep this in mind when considering the recommendation of our board of directors for the proposal to adopt the merger agreement.

    STOCK PLANS

    The merger agreement provides that as of the effective time of the merger, outstanding options for Pennzoil-Quaker State common stock, whether vested or unvested, will be converted into the right to receive a cash payment. The amount of this payment will equal the excess, if any, of the merger consideration of $22.00 in cash per share of Pennzoil-Quaker State common stock over the per share exercise price of the options, reduced by applicable withholding taxes.

    As of March 31, 2002, our executive officers and directors held a total of 2,356,540 options that have an exercise price below $22.00, approximately 1,269,514 of which are currently vested and 1,087,026 of which are currently unvested. At the time of the merger, the aggregate spread that the executive officers and directors would be entitled to receive for all of their options outstanding as of March 31, 2002 is approximately $20,247,700. This amount includes $6,867,600 for Mr. Postl, $4,703,000 for Mr. Pate, $1,031,400 for
Mr. Boyle, $1,331,100 for Mr. Falivene, $1,291,600 for Mr. Graham and $1,505,100
for Mr. Kellagher. Options that have an exercise price in excess of $22.00 will be cancelled.

    Our conditional and restricted stock awards programs provide for acceleration upon a change in control of Pennzoil-Quaker State. Currently, our executive officers and directors have outstanding conditional and restricted stock awards totalling 384,430 shares, which will be converted at the time of the merger into the right to receive $22.00 per share of Pennzoil-Quaker State common stock subject to such awards. The shares of outstanding conditional or restricted stock include 119,950 shares for Mr. Postl, 84,905 shares for Mr. Pate, 17,000 shares for Mr. Boyle, 29,000 shares for Mr. Falivene, 28,000 shares for Mr. Graham and 33,520 shares for Mr. Kellagher.

    TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    We maintain an Executive Severance Plan for the Chairman of the Board, officers and certain other executives providing for severance benefits upon a termination of employment within three years after a change in control of Pennzoil-Quaker State (1) by us for reasons other than cause or (2) by the participant if his or her compensation and responsibilities are materially affected without cure or, in the case of the Chairman, upon a change in control. Such severance benefits generally include a payment of three times a participant's annual salary and target incentive bonus (or, in the case of the Chairman, three times his annual consulting fee), outplacement services, and continuation of life insurance and medical coverage for one year following termination of employment. Participants in the plan include Messrs. Postl, Pate, Boyle, Falivene, Graham and Kellagher.

    We have entered into severance agreements with selected employees providing for benefits upon termination of employment (1) by us other than for cause or
(2) by the employee due to a material change in his or her position, compensation, responsibilities or duties or work location. These employees include Messrs. Boyle, Falivene, Graham and Kellagher. Severance benefits generally include payment of two times an employee's annual salary and target incentive bonus to be paid over a three-year term ("severance period"), with certain additional benefits continuing for the severance period. Payments after one year would be subject to an offset based upon personal service income received during the second and third years of the severance period. To the extent an employee subject to a severance agreement is also covered by the Executive Severance Plan, he or she receives the greater benefit under the plan or the agreement on a benefit-by-benefit basis.

    We have entered into a retention agreement with Mr. Postl that provides for certain benefits in the event of certain qualifying terminations of Mr. Postl's employment with Pennzoil-Quaker State prior to age 65. We also entered into an agreement with Mr. Postl on March 5, 2002 to provide consulting services for a three-year period after his termination of employment. The agreement provides for annual remuneration of $500,000 and company-related travel expenses during this period, with office space, secretarial and other assistance during this period and continuing thereafter. In May 2000, we entered into a consulting agreement with Mr. Pate to provide consulting services until December 31, 2003. The agreement provides for remuneration of $700,000 annually, office space, secretarial and other assistance, and company-related travel expenses during this period. Mr. Pate's consulting agreement was amended on March 5, 2002 to provide for participation by Mr. Pate in the Executive Severance Plan based on his annual consulting fee.

    We also have agreements with Messrs. Postl, Boyle, Falivene, Graham and Kellagher that provide for the acceleration of benefits in the event of the occurrence of a change in control of Pennzoil-Quaker State. The agreements provide, in the event of termination of employment of a covered employee within three years following such a change in control for (a) cash payments generally equal to the unvested amounts under our Savings and Investment Plan forfeitable on the date of termination of employment and (b) continuation of life insurance and medical expense coverage for one year. In the case of the termination of Mr. Postl's employment for any reason other than death within three years following such a change in control, in addition to the foregoing, his agreement provides for a cash payment equal to the discounted value of benefits otherwise payable under his deferred compensation agreement referred to under "Executive Compensation--Retirement Plan and Supplemental Agreements" based on an assumed continuation of employment until age 65 and actuarially determined life expectancies. Mr. Pate's deferred compensation agreement provides that upon a change in control of Pennzoil-Quaker State, he will receive a cash payment equal to the discounted value of the benefits provided under the deferred compensation agreement. Moreover, our excess benefit agreements with Messrs. Postl, Boyle, Falivene, Graham and Kellagher provide that upon a change in control, the estimated present value of the benefits provided under such agreements will be paid in cash. With respect to the portion of the excess benefit agreements transferred to the Non-Qualified Savings and Investment Plan, in which Messrs. Postl, Boyle, Falivene, Graham and Kellagher are participants, for years prior to the establishment of such plan, such benefits continue to be subject to the change in control provisions under the excess benefit agreements.

    Each of our executive officers participates in our long-term incentive plans, or LTIPs, and our Annual Incentive Plan. Mr. Pate also participates in the LTIP for the year 2000. Upon a change in control, our LTIPs for the years 2000, 2001 and 2002 provide for an accelerated payout of awards based on participants' annual salary rate as of the date of a change in control and
(i) in the case of the 2000 LTIP, the percentage of salary rate payout applicable under the 2000 LTIP determined as if the end of the performance period had occurred as of the day before the announcement by us of our intention to engage in a merger and (ii) in the cases of the 2001 and 2002 LTIPs, the target percentage of salary rate payout under the 2001 and 2002 LTIP, as applicable. Also, upon a change in control, our Annual Incentive Plan provides for accelerated payout of awards in an amount equal to 150% of each participant's target bonus.

    The dollar amounts that would be payable following the merger under the agreements and plan described in the preceding paragraphs and the other plans providing payments triggered by a change in control followed by a subsequent termination of employment (except for Mr. Pate whose payments are triggered by a change in control alone) would be $22,384,500 for Mr. Postl, $13,434,400 for Mr. Pate, $3,003,600 for Mr. Boyle, $3,569,700 for Mr. Falivene, $3,614,100 for
Mr. Graham, $3,945,100 for Mr. Kellagher and an aggregate of $62,199,500 for all executive officers and Mr. Pate as a group.

    Many of the company's executive compensation programs were established before provisions of the Internal Revenue Code, imposed punitive taxes upon, in some cases, virtually all of the payments or benefits that retiring or departing executive officers receive from us. If our executive compensation arrangements were settled upon a change in control of Pennzoil-Quaker State, such punitive excise taxes would be imposed in every case. We have designed our programs with a view to providing these payments and benefits taking into account prevailing tax rates. The imposition of substantial unanticipated taxes upon the employees is inconsistent with that planning. To prevent benefits provided to our executive officers under its various compensation arrangements from being unfairly reduced by reason of excise taxes imposed on such benefits under the Internal Revenue Code, we have entered into Tax Protection Agreements with all of our executive officers. Such Tax Protection Agreements provide that, if there is a change in control of Pennzoil-Quaker State and if any payment or distribution to or for the benefit of an eligible executive employee would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by such employee with respect to such excise tax, such employee will be entitled to receive an additional payment that, taking into account all taxes imposed in the payment, would place the employee in the same position with respect to taxes on our compensation or benefits had such excise taxes not been imposed. The aggregate amount expected to be paid on behalf of all executive officers and Mr. Pate by Pennzoil-Quaker State under the Tax Protection Agreements is $17,772,298.

    In connection with his retirement as an employee of Pennzoil-Quaker State as of December 31, 2001, we entered into a separation agreement with James W. Shaddix, our former General Counsel, to provide certain benefits (with such benefits provided in lieu of any prior separation agreement benefits). Under the agreement, Mr. Shaddix's benefits include, among others, a payment equal to three times his annual salary; payment for certain of his outstanding conditional and restricted stock awards, and continuation of medical benefits for Mr. Shaddix, his spouse and dependents. His outstanding stock options, to the extent not vested, have been vested on a prorated basis, and his vested options will be exercisable until January 2, 2004. Upon a change in control of Pennzoil-Quaker State, the agreement provides for a payment equal to the present value of Mr. Shaddix's outstanding separation benefits. The merger would result in a payment of $4,603,600 under this agreement, calculated based on the present value of benefits as of March 31, 2002.

    INDEMNIFICATION AND INSURANCE

    In the merger agreement, Shell Oil and Shell ND agree that the rights to indemnification and exculpation of our current and former directors and officers existing as of the date of the merger agreement in our certificate of incorporation, By-laws and indemnification agreements will survive the merger and continue until the expiration of the applicable statute of limitations with respect to claims arising out of acts or omissions occurring at or prior to the effective time of the merger. Unless Shell Oil agrees to guarantee these indemnification obligations, the merger agreement requires the surviving corporation to maintain in effect our current directors' and officers' liability insurance for a period of at least six years. However, if the annual premium for the policy exceeds 200% of the annual premium paid by us as of the date of the merger agreement, then Shell Oil is required only to get the best coverage available for an annual premium equal to 200% of the annual premium paid by us. If not covered by our existing indemnification arrangements, the merger agreement also requires Shell Oil to indemnify and hold harmless any of our former or current officers or directors against any losses arising out of acts or omissions occurring at or prior to the effective time of the merger in connection with such person's duties as our officer or director, except for losses determined by a court to constitute a breach of the merger agreement, criminal conduct or a violation of securities laws.

LITIGATION

    Pennzoil-Quaker State's directors have been named as defendants in two lawsuits filed on March 28, 2002 and April 4, 2002 in the District Court of Harris County, Texas by two purported Pennzoil-Quaker State stockholders. The petitions seek class certification on behalf of the holders of Pennzoil-Quaker State's stock and are styled JOHN F. HAVENS V. JAMES PATE, ET AL. (Cause
No. 2002-16085) and HOWARD LASKER V. JAMES L. PATE, ET AL. (Cause
No. 2002-20605). The petitions in the stockholder actions alleged that the directors breached their fiduciary duties in connection with the proposed sale of Pennzoil-Quaker State to Shell Oil at a price alleged to be grossly inadequate and unfair. The petitions further alleged that the defendants derived unspecified personal financial benefits from the acquisition at the expense of Pennzoil-Quaker State's stockholders. The petitions seek similar relief, including declaratory and injunctive relief barring defendants from breaching their fiduciary duties to the plaintiffs and the putative class members; seeking to enjoin the defendants from consummating the acquisition of Pennzoil-Quaker State by Shell Oil; and requiring defendants to implement a sale or auction of Pennzoil-Quaker State.

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                              THE MERGER AGREEMENT

    This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger.

THE MERGER

    The merger agreement provides for the merger of Shell ND with and into Pennzoil-Quaker State upon the terms, and subject to the conditions, of the merger agreement. As the surviving corporation, we will survive the merger and continue to exist as a wholly owned subsidiary of Shell Oil. The merger will be effective at the time we file a certificate of merger with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger). We expect to complete the merger as promptly as practicable after we receive stockholder approval and required regulatory approvals of the merger.

    We or Shell Oil may terminate the merger agreement prior to the completion of the merger in some circumstances, whether before or after the adoption of the merger agreement by stockholders. Additional details on termination of the merger agreement are described under "-- Termination of the Merger Agreement."

MERGER CONSIDERATION

    Each share of our common stock issued and outstanding immediately before the merger (other than treasury shares, dissenting shares and shares held by Shell Oil or Shell ND) will automatically be canceled and will cease to exist and will be converted into the right to receive $22.00 in cash, without interest. After the merger is effective, each holder of a certificate representing any of these shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the merger consideration or, if a holder exercises appraisal rights, the right to receive payment of the judicially determined fair value of its shares upon compliance with the requirements of Delaware law. Each share of our common stock held by us as treasury shares or held by Shell Oil or Shell ND at the time of the merger will be canceled without any payment.

DIRECTORS AND OFFICERS

    The directors of Pennzoil-Quaker State will be replaced by the directors of Shell ND at the time the merger is completed. The officers of Pennzoil-Quaker State at the time the merger is completed will remain the officers of the surviving corporation after the merger. All Pennzoil-Quaker State officers will hold their positions until their successors are duly elected and qualified or until the earlier of their resignation or removal.

TREATMENT OF STOCK OPTIONS AND OTHER STOCK-BASED RIGHTS

    The merger agreement provides that, upon completion of the merger (1) each option to purchase shares of our common stock outstanding immediately prior to the completion of the merger, whether vested or unvested, will be converted into the right to receive $22.00 minus the exercise price per share of the stock option multiplied by the number of shares of common stock subject to the stock option; (2) all conditional and restricted stock awards outstanding immediately prior to the completion of the merger will be converted into the right to receive an amount of cash equal to the number of shares of common stock subject to the awards multiplied by $22.00 and (3) our board of directors will make any other changes to the company stock plans as we and Shell Oil agree are appropriate to give effect to the merger. All amounts payable are subject to applicable withholding taxes.

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PAYMENT FOR THE SHARES

    Before the merger, Shell Oil will designate a paying agent reasonably acceptable to us to make payment of the merger consideration as contemplated by the merger agreement. Upon the completion of the merger, Shell Oil will deposit, or cause Shell ND to deposit, in trust with the paying agent cash in an aggregate amount equal to the merger consideration for all stockholders and stock option holders.

    At the close of business on the day of the completion of the merger, we will close our stock ledger. After that time, the surviving corporation will not transfer common stock on its stock transfer books.

    As soon as reasonably practicable after the completion of the merger, the paying agent will send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration. The paying agent will promptly pay you your merger consideration after you have
(1) surrendered your certificates to the paying agent and (2) provided to the paying agent any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of cash payments. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes. You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

    If the paying agent is to pay some or all of your merger consideration to a person other than you, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the surviving corporation's satisfaction that the taxes have been paid or are not required to be paid.

    The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by Shell Oil, post a bond in a reasonable amount that Shell Oil directs as indemnity against any claim that may be made against the surviving corporation in respect of the certificate.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, Pennzoil-Quaker State, Shell Oil and Shell ND each made representations and warranties relating to, among other things:

    - corporate organization and existence;

    - corporate power and authority to enter into and perform its obligations under, and enforceability of, the merger agreement;

    - required consents and approvals of governmental entities;

    - the absence of conflicts with or defaults under organizational documents, debt instruments, other contracts and applicable laws and judgments; and

    - the absence of an agreement, understanding, arrangement, or substantial negotiations concerning the merger at the time of consummation of our separation from Pennzoil Company on December 30, 1998 and six months thereafter.

    In the merger agreement, Shell Oil and Shell ND also made representations and warranties relating to the availability of the funds necessary to complete its obligations under the merger agreement and the interim operations of Shell ND. We also made representations and warranties relating to, among other things:

    - subsidiaries;

    - capital structure;

    - documents filed with the Securities and Exchange Commission;

    - absence of specified changes or events since December 31, 2001;

    - legal proceedings and regulatory actions;

    - compliance with applicable laws;

    - absence of changes in our benefit plans and employment agreements since December 31, 2001;

    - environmental matters;

    - compliance with the Employee Retirement Income Securities Act and other employee benefit matters;

    - tax matters;

    - inapplicability of state takeover statutes;

    - stockholder voting requirements;

    - fees of brokers and other advisors in connection with the merger;

    - receipt of Morgan Stanley's fairness opinion to our board of directors;
      and

    - intellectual property matters.

COVENANTS; CONDUCT OF BUSINESS PENDING THE MERGER

    With limited exceptions we agreed in the merger agreement that, until the completion of the merger, we and each of our subsidiaries will:

    - carry on our respective businesses in the ordinary course consistent with past practice; and

    - use commercially reasonable efforts to preserve our assets and technology, keep available the services of our current officers and employees and preserve our business relationships.

    We have also agreed that, until completion of the merger, except as expressly contemplated or permitted by the merger agreement or consented to in writing by Shell Oil, which consent will not be unreasonably withheld, we will not, and will not permit any of our subsidiaries to:

    - declare, set aside or pay dividends, or make other distributions, except
      (i) dividends by any of our wholly owned subsidiaries and (ii) regular quarterly cash dividends with respect to our common stock, not to exceed $0.025 per share in accordance with our past dividend policy;

    - purchase, redeem or otherwise acquire any shares of our respective capital stock or any other equity interests;

    - split, combine or reclassify any capital stock or other equity interests or issue any other securities in respect of, in lieu of or in substitution for such shares or interests;

    - issue, deliver, sell, pledge or otherwise encumber any shares of our capital stock or other equity interests or grant any options, warrants, calls or rights to acquire any such shares or interests, other than the issuance of shares in accordance with the terms of stock options as in effect on March 25, 2002;

    - amend our respective certificates of incorporation or By-laws;

    - acquire or agree to acquire any interest in any corporation or other business entity, all or a substantial portion of the assets constituting a business, or other assets that are material, other than purchases of inventory in the ordinary course of business consistent with past practice;

    - sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any interest in any material properties or assets except sales of inventory and obsolete assets in the ordinary course of business consistent with past practices;

    - repurchase or incur or guarantee any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any of our debt securities or the debt securities of any of our subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the above, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

    - make any loans, advances or capital contributions to, or investment in, any other person, other than to ourselves or our wholly owned subsidiaries;

    - make or agree to make (i) any capital expenditures in excess of $80 million in 2002 or any future fiscal year or (ii) advertising expenditures in excess of specified amounts;

    - pay, discharge, settle or satisfy any material claims (including any claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on March 25, 2002 of claims, liabilities or obligations reflected or reserved against in our most recent audited financial statements included in filed SEC documents (for amounts not materially in excess of those reserves), or incurred since December 31, 2001, in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which consent is required under, any confidentiality, standstill or similar agreement to which we or any of our subsidiaries is a party;

    - except as required to comply with applicable law or any benefit plan or other contract as in effect March 25, 2002, take any action to fund or in any other way secure the payment of compensation or benefits under any benefit plan or agreement or other contract, accelerate eligibility for benefits or the vesting or payment of any compensation or benefit under any benefit plan or agreement or other contract, increase the compensation of any of our or our subsidiaries' current or former directors, officers or other employees except for normal increases in the ordinary course of business consistent with past practice that do not materially increase benefits or compensation expense to us or establish or amend any benefit plan or agreement;

    - take any action that could reasonably be expected to result in (i) any representation or warranty set forth in the merger agreement that is qualified as to materiality becoming untrue, (ii) any such representation or warranty that is not so qualified becoming untrue in any material respect or (iii) any condition to the merger set forth in the merger agreement not being satisfied; or

    - authorize or commit, resolve or agree to take any action described above.

EFFORTS TO COMPLETE THE MERGER

    Subject to the terms and conditions set forth in the merger agreement, each of the parties to the merger agreement has agreed to use its commercially reasonable efforts to take, or cause to be taken, as promptly as reasonably practicable, all actions that are necessary, proper or advisable to complete the merger, including (i) the taking of all reasonable acts necessary to satisfy the conditions for the completion of the merger, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings and the taking of all reasonable steps as may be necessary to obtain that approval or waiver from, or to avoid an action or proceeding by, any governmental entity and (iii) the obtaining of all necessary consents, approvals or waivers from third parties.

CONDITIONS TO THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS. Each party's obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - our stockholders must adopt the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock;

    - the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act shall have been terminated or expired; and

    - there must not be in effect any temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the completion of the merger, except for legal restraints of jurisdictions other than the United States that have not had and could not reasonably be expected (1) to have a material adverse effect on us, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability.

    CONDITIONS TO SHELL OIL'S AND SHELL ND'S OBLIGATIONS. The obligations of Shell Oil and Shell ND to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

    - our representations and warranties must be true and correct in all material respects as of the date of the merger agreement and as of the closing date, except representations and warranties that speak as of an earlier date, which must be true and correct in all material respects as of that earlier date;

    - we must have performed in all material respects all obligations that we are required to perform under the merger agreement at or prior to the closing date;

    - there must not be in effect any temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of:

       - prohibiting or limiting the ownership or operation, or compelling the disposition or holding separate, by us, Shell Oil or any of its affiliates, of any material portion of our business or assets or the business or assets of Shell Oil or any of its affiliates:

       - imposing any limitation on the ability of Shell Oil to acquire, hold or exercise full rights of ownership of any shares of our common stock; or

       - prohibiting Shell Oil or any of its affiliates from effectively controlling in any material respect our business or operations;

    - Shell Oil must have received evidence that Shell Oil or we have obtained:

       - all consents, approvals, authorizations, qualifications and orders of governmental entities legally required in connection with the merger agreement and the transactions contemplated by the merger agreement; and

       - all other legal consents, approvals, authorizations and qualifications of third parties required in connection with the merger agreement and the transactions contemplated by the merger agreement;

      except as have not had and could not reasonably be expected (1) to have a material adverse effect on us, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability;

    - there must be no pending or threatened suit, action or proceeding by any governmental entity based on competition, antitrust, or premerger notification laws:

       - challenging the acquisition by Shell Oil or any of its affiliates of any of our common stock, seeking to restrain or prohibit the consummation of the merger or any other transaction contemplated by the merger agreement or seeking to obtain damages which are material in relation to us and our subsidiaries taken as a whole;

       - seeking to prohibit or limit the ownership or operation, or compelling the disposition or holding separate, by us, Shell Oil or any of its affiliates, of any material portion of our business or assets or the business or assets of Shell Oil or any of its affiliates;

       - seeking to impose any limitation on the ability of Shell Oil to acquire, hold or exercise full rights of ownership of any shares of our common stock;

       - seeking to prohibit Shell Oil or any of its affiliates from effectively controlling in any material respect our business or operations; or

       - which otherwise is reasonably likely (1) to have a material adverse effect on us, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability; and

    - there must be no state of facts, change, development, effect, condition or occurrence since December 31, 2001 that has had or could reasonably be expected (1) to have a material adverse effect on us, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability.

    CONDITIONS TO PENNZOIL-QUAKER STATE'S OBLIGATION. Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

       - Shell Oil's and Shell ND's representations and warranties must be true and correct in all material respects as of the date of the merger agreement and as of the closing date, except representations and warranties that speak as of an earlier date, which must be true and correct in all material respects as of that earlier date; and

       - Shell Oil and Shell ND must have performed in all material respects all obligations that each of them are required to perform under the merger agreement prior to the closing date.

NO SOLICITATION OF OTHER OFFERS

    The merger agreement provides that neither we nor our subsidiaries will:

    - solicit, initiate or encourage, or take any action knowingly to facilitate, any takeover proposal, as described below; or

    - enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information to, any person relating to any takeover proposal.

    We may, however, at any time before the adoption of the merger agreement by our stockholders, in response to a bona fide takeover proposal that our board of directors determines in good faith constitutes or is reasonably likely to lead to a superior proposal, as described below:

    - furnish information regarding us to the person making that takeover proposal pursuant to a customary confidentiality agreement that is in no material respect less favorable to us than the Confidentiality Agreement dated March 8, 2002, between Equilon Enterprises LLC (dba Shell Oil Products US), a subsidiary of Shell Oil, and us, except that the agreement need not contain a "standstill" or similar covenant; and

    - participate in discussions or negotiations with the person making that takeover proposal.

    In addition, we have agreed that neither our board of directors nor any of its committees will:

    - withdraw or propose publicly to withdraw, or modify or propose publicly to modify in a manner adverse to Shell Oil, the recommendation or declaration of advisability of the merger agreement or the merger or recommend or propose publicly to recommend any takeover proposal, unless the board of directors or such committee determines in good faith, after consulting with legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law;

    - adopt or approve, or propose publicly to adopt or approve, any takeover proposal;

    - withdraw, or propose publicly to withdraw, its approval of the merger;

    - cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, a takeover proposal; or

    - agree or resolve to take any of the foregoing actions.

    Our board of directors may, however, at any time before the adoption of the merger agreement by our stockholders, terminate the merger agreement in response to a superior proposal and concurrently enter into an agreement with respect to that superior proposal if:

    - it delivers written notice to Shell Oil five days before terminating the merger agreement, advising Shell Oil that it has received a superior proposal, specifying the material terms and conditions of, and the identity of the person making, the superior proposal, and stating that it intends to accept the superior proposal and exercise its right to terminate the merger agreement; and

    - before or concurrently with the termination, we pay to Shell Oil the $65 million termination fee.

    We have agreed to cease any discussion or negotiations with any third parties conducted on or before the date of the merger agreement regarding a takeover proposal, and to notify Shell Oil of any takeover proposal and keep Shell Oil informed of the status of any takeover proposal. We are also required to notify Shell Oil orally and in writing of any takeover proposal or any request for information that we reasonably believe could lead to or contemplates a takeover proposal, the material terms and conditions of the proposal or request and the identity of the person making the proposal or request, and to keep Shell Oil informed in all material respects of the status and detail of the proposal or request.

    Nothing described above limits our ability to take actions to comply with certain rules under the Securities Exchange Act of 1934, or make any disclosure to our stockholders if, in the good faith judgment of our board of directors, after consultation with outside counsel, such failure to disclose would be inconsistent with applicable law. Notwithstanding anything above, our board of directors cannot take any action that would result in our stockholders no longer being legally capable under the Delaware General Corporation Law of validly adopting the merger agreement.

    For purposes of the merger agreement, the term "takeover proposal" means any inquiry, proposal or offer from any person (other than Shell Oil) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including by way of any merger, consolidation, tender offer, exchange offer, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of:

    - assets or businesses that constitute or represent 15% or more of the total revenues, income from continuing operations, net income or total assets of us and our subsidiaries, taken as a whole; or

    - 15% or more of the outstanding shares of our common stock or capital stock of, or other equity or voting interests in, our subsidiaries, if those subsidiaries hold the assets or businesses referred to in the previous point.

    The merger agreement defines the term "superior proposal" to mean any bona fide binding offer by a third party that

    - if consummated would result in the third party (or in the case of a direct merger between such third party and us or one of our subsidiaries, the stockholders of such third party) acquiring, directly or indirectly, all or substantially all the voting power of our common stock or all or substantially all our and our subsidiaries' assets, taken as a whole; and

    - our board of directors determines in its good faith judgment (after consultation with a nationally recognized financial advisor and taking into account the person making the offer, the consideration offered and the likelihood of consummation, as well as any other factors deemed relevant by our board of directors) to be more favorable than the merger from a financial point of view to our stockholders, taking into account any counterproposals that Shell Oil may make in response to a superior proposal or otherwise.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after stockholder approval has been obtained:

    1.  by mutual written consent of Pennzoil-Quaker State and Shell Oil;

    2.  by either Pennzoil-Quaker State or Shell Oil, if:

       - the merger is not completed on or before March 25, 2003, except that this right to terminate will not be available to any party whose failure to comply with the merger agreement has been the principal reason the merger has not been completed by that date;

       - any temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the completion of the merger is in effect and has become final and nonappealable except for legal restraints of jurisdictions other than the United States that have not had and could not reasonably be expected (1) to have a material adverse effect on us, Shell Oil or any of its affiliates, (2) to prevent or materially impede or delay the merger or (3) to materially increase the cost of the merger or subject Shell Oil or any of its affiliates to any criminal or material civil liability; or

       - our stockholders do not adopt the merger agreement at the annual meeting;

    3.  by Shell Oil, if:

       - our board of directors withdraws (or modifies in a manner adverse to Shell Oil) its recommendation of the merger agreement or recommends to our stockholders any takeover proposal by a third party;

       - we have materially breached any of our representations, warranties or covenants in the merger agreement and the breach is not or cannot be cured within 20 business days after written notice of the breach is delivered;

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       - any temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition is in effect and has become final and nonappealable and has the effect of:

           - prohibiting or limiting the ownership or operation, or compelling the disposition or holding separate, by us, Shell Oil or any of its affiliates, of any material portion of our business or assets or the business or assets of Shell Oil or any of its affiliates;

           - imposing any limitation on the ability of Shell Oil to acquire, hold or exercise full rights of ownership of any shares of our common stock; or

           - prohibiting Shell Oil or any of its affiliates from effectively controlling in any material respect our business or operations; or

    4.  by us, if:

       - Shell Oil has materially breached any of its representations, warranties or covenants in the merger agreement and the breach is not or cannot be cured within 20 business days after written notice of the breach is delivered; or

       - prior to obtaining stockholder approval, we enter into an agreement with respect to a superior proposal from a third party concurrently with such termination, provided that we have complied with the provisions of the merger agreement described above under "-- No Solicitation of Other Offers" and have paid to Shell Oil the $65 million termination fee described below.

TERMINATION FEES

    We must pay to Shell Oil a termination fee of $65 million if the merger agreement is terminated under the following circumstances:

    - either party terminates because our stockholders do not adopt the merger agreement at the annual meeting, or Shell Oil terminates pursuant to the provision described in the second or third point under paragraph (3) above under "-- Termination of the Merger Agreement," a takeover proposal shall have been made to us or any of our stockholders or any person has publicly announced an intention to make a takeover proposal prior to such termination and, within 15 months after such termination, we enter into an agreement with respect to or consummate a takeover proposal which relates to 50% or more of the total revenues, income from continuing operations, net income or total assets of us and our subsidiaries, taken as a whole (or the capital stock of our subsidiaries holding such assets or businesses), or 50% or more of the outstanding shares of our common stock;

    - we terminate pursuant to the provision described in the second point under paragraph (4) above under "-- Termination of the Merger Agreement"; or

    - Shell Oil terminates pursuant to the provision described in the first point under paragraph (3) above under "-- Termination of the Merger Agreement."

EMPLOYEE BENEFITS

    Following the completion of the merger, Shell Oil will cause the surviving corporation to give employees of Pennzoil-Quaker State, at the completion of the merger, credit for purposes of eligibility to participate and vesting under employee welfare benefits plans maintained by Shell Oil for such employees' service with us to the same extent recognized by Pennzoil-Quaker State immediately before the completion of the merger.

    Shell Oil will cause the surviving corporation to (i) waive any preexisting condition exclusions to coverage, any evidence-of-insurability requirements, and any waiting-period requirements, with respect to participation and coverage under any employee welfare benefit plans in which such employees may be eligible to participate after the completion of the merger to the same extent waived by Pennzoil-Quaker State's benefit plans before the merger as long as the employee enrolls within 31 days of first eligibility and
(ii) provide each employee with credit for any co-payments and deductibles paid prior to the completion of the merger in the calendar year in which the completion of the merger occurs in satisfying any applicable deductible or out-of-pocket requirements under any employee welfare benefit plans in which such employees are eligible to participate after the completion of the merger as long as the employee enrolls within 31 days of first eligibility.

    Shell Oil currently intends to cause the surviving company to provide benefits to current employees of Pennzoil-Quaker State and its subsidiaries that are no less favorable in the aggregate to such employees than the benefits provided to similarly situated employees of Shell Oil and its subsidiaries. It is understood that employees of Shell Oil's retail franchise service station business are similarly situated to Jiffy Lube employees. Except as otherwise provided in the merger agreement, there are no guarantees of the right of an employee to continued employment after the completion of the merger or any limits on Shell Oil's right to amend, modify or terminate any Pennzoil-Quaker State benefit plan, benefit agreement or other arrangement in which employees are eligible to participate following the merger.

AMENDMENT, EXTENSION AND WAIVER

    The parties may amend the merger agreement at any time, whether before or after adoption of the merger agreement by our stockholders. However, after receiving stockholder approval, no amendment may be made which by law requires further approval by our stockholders, unless we obtain that further approval. All amendments to the merger agreement must be in writing signed by us, Shell Oil and Shell ND.

    At any time before the completion of the merger, each of the parties to the merger agreement may, by written instrument:

    - extend the time for the performance of any of the obligations or other acts of the other parties;

    - waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

    - waive compliance with any of the agreements or conditions contained in the merger agreement.

    However, after adoption of the merger agreement by our stockholders, no waiver may be made which by law requires further approval by our stockholders, unless we obtain that further approval.

AMENDMENT TO RIGHTS AGREEMENT

    In accordance with the merger agreement, as of March 25, 2002, we amended the rights agreement, dated as of December 18, 1998, as amended by the first amendment to the rights agreement, dated as of March 5, 2002, between us and Mellon Investor Services LLC, as rights agent, to provide that none of the approval, execution, delivery or performance of the merger agreement or the completion of the transactions contemplated thereby will cause the rights under the rights agreement to become exercisable. The amendment also provides that neither the merger nor the merger agreement will cause Shell Oil or any of its subsidiaries to become an "acquiring person" under the rights agreement. In addition, the amendment amends the rights agreement to provide that (1) none of the announcement of the merger, the execution of the merger agreement and the consummation of the merger and of the transactions contemplated by the merger agreement will be a "flip-in event" and (2) a "distribution date" will not be deemed to have occurred as a result of the execution of the merger agreement, the conversion of shares of common stock into the right to receive cash pursuant to the merger or the consummation of the merger or of the transactions contemplated by the merger agreement. The amendment also provides that the rights will terminate immediately prior to the completion of the merger.

                                APPRAISAL RIGHTS

    If the merger is consummated, holders of shares of Pennzoil-Quaker State's common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, provided that they comply with the conditions established by Section 262.

    Section 262 is reprinted in its entirety as Annex C to this Proxy Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the statutory procedures will result in the loss of appraisal rights.

    A record holder of shares of Pennzoil-Quaker State's common stock who does not vote in favor of the merger agreement, who makes the demand described below with respect to such shares in a timely fashion, who continuously is the record holder of such shares through the effective time of the merger and who otherwise complies with the statutory requirements of Section 262 will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of Pennzoil-Quaker State's common stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Pennzoil-Quaker State's common stock" are to the record holder or holders of shares of Pennzoil-Quaker State's common stock. Except as set forth herein, stockholders of Pennzoil-Quaker State will not be entitled to appraisal rights in connection with the merger.

    Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the annual meeting, not less than 20 days prior to the meeting the corporation must notify each of the holders of its stock who is entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes that notice to you, and a copy of Section 262 is attached to this proxy statement as Annex C.

    Holders of shares of Pennzoil-Quaker State's common stock who desire to exercise their appraisal rights must not vote in favor of the merger and must deliver a separate written demand for appraisal to Pennzoil-Quaker State prior to the vote by the stockholders of Pennzoil-Quaker State on the merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Pennzoil-Quaker State of the identity of the stockholder of record and that the stockholder intends to demand appraisal of his or her shares. A proxy or vote against the merger will not by itself constitute that demand. The written demand for appraisal must be in addition to and separate from any proxy or vote. Any stockholder making such a demand must thereafter continue to hold his or her shares of record until the effective time of the merger to be eligible for appraisal rights. Within ten days after the effective time of the merger, Pennzoil-Quaker State must provide notice of the effective time to all stockholders who have complied with Section 262.

    A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to the Office of the Corporate Secretary, Pennzoil-Quaker State Company, P.O. Box 2967, Houston, Texas 77252-2967.

    A person having a beneficial interest in shares of Pennzoil-Quaker State's common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized in this proxy statement properly and in a timely manner to perfect appraisal rights. If the shares of Pennzoil-Quaker State's common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the demand for appraisal must be executed by or for the record owner. If the shares of Pennzoil-Quaker State's common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Pennzoil-Quaker State's common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

    A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Pennzoil-Quaker State's common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Pennzoil-Quaker State's common stock outstanding in the name of the record owner.

    Within 120 days after the effective time of the merger, either Pennzoil-Quaker State or any stockholder who has complied with the provisions of
Section 262 may file a petition in the Delaware Court, with a copy served on Pennzoil-Quaker State in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders who have properly demanded appraisal rights. There is no present intent on the part of Pennzoil-Quaker State to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Pennzoil-Quaker State will file a petition for appraisal. Accordingly, holders of Pennzoil-Quaker State's common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner set forth in Section 262. Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled, upon written request, to receive from Pennzoil-Quaker State a statement setting forth the aggregate number of shares of Pennzoil-Quaker State's common stock not voted in favor of the merger agreement and with respect to which demands for appraisal were received by Pennzoil-Quaker State and the number of holders of the shares. This statement must be mailed (a) within 10 days after the written request has been received by Pennzoil-Quaker State or
(b) within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

    If a petition for an appraisal is timely filed, at the hearing on the petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with this requirement, the Delaware Court may dismiss the proceedings as to that stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Pennzoil-Quaker State's common stock owned by stockholders who have perfected their appraisal rights, determining the fair value of their shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

    Although Pennzoil-Quaker State believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Pennzoil-Quaker State does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Pennzoil-Quaker State's common stock is less than the merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that this exclusion is a "narrow exclusion [that] does not encompass known elements of value," but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

    The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a stockholder party to the appraisal proceeding, the Delaware Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

    Any holder of shares of Pennzoil-Quaker State's common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to the demand or to receive payment of dividends or other distributions on the shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

    At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw a demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw the demand only with the consent of Pennzoil-Quaker State. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, stockholders' rights to appraisal will cease, and all holders of shares of Pennzoil-Quaker State's common stock will be entitled to receive the consideration offered pursuant to the merger agreement. Because Pennzoil-Quaker State has no obligation to file a petition for appraisal, and has no present intention to do so, any holder of shares of Pennzoil-Quaker State's common stock who desires a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw his or her demand for appraisal by delivering to Pennzoil-Quaker State a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except that (a) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Pennzoil-Quaker State and (b) no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and approval may be conditioned upon any terms the Delaware Court deems just.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth the shares of common stock of Pennzoil-Quaker State beneficially owned as of March 31, 2002 (i) by Pennzoil-Quaker State's nominees for director, other directors, chief executive officer and four other most highly compensated executive officers and (ii) by all the foregoing and other current executive officers of Pennzoil-Quaker State as a group.

                                                       COMMON STOCK
                                                       BENEFICIALLY   PERCENTAGE
                        NAME                            OWNED (1)      OF CLASS
                        ----                           ------------   ----------
Douglas S. Boyle.....................................      54,999           *
Robert A. Falivene...................................      73,043           *
Marc C. Graham.......................................      66,994           *
H. John Greeniaus....................................      52,500           *
Forrest R. Haselton..................................      10,316           *
Thomas P. Kellagher..................................     106,571           *
Berdon Lawrence......................................      48,265           *
James L. Pate........................................     927,187         1.2%
James J. Postl.......................................     565,303           *
Terry L. Savage......................................       5,830           *
Brent Scowcroft......................................      11,699           *
Gerald B. Smith......................................       4,500           *
Lorne R. Waxlax......................................      37,157           *
All the above and all other current executive
  officers as a group (18 persons)...................   2,185,504         2.7%

------------

(1) Pursuant to regulations of the SEC, securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Shares of common stock listed as owned include those owned by the individuals and members of their immediate families or held by any of them in family trusts. Securities owned by certain family members are included in the foregoing table even where the possession or sharing of voting or dispositive power is not acknowledged. The holdings also include shares subject to stock options exercisable within 60 days (512,734 for Mr. Postl; 34,999 for Mr. Boyle; 61,666 for
    Mr. Falivene; 59,999 for Mr. Graham; 86,833 for Mr. Kellagher; 747,660 for Mr. Pate; 2,500 for Mr. Greeniaus, Mr. Haselton, Mr. Lawrence, Ms. Savage, Mr. Smith and Mr. Waxlax; and 1,706,572 for all the above and all other current executive officers as a group). Shares held also include conditional stock vested but not distributed and shares held under Pennzoil-Quaker State's Deferred Compensation Plan for Non-Employee Directors.

*   Less than 1%.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Pennzoil-Quaker State's directors, executive officers and beneficial owners of 10% or more of the common stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock. Based solely on a review of the copies of such reports furnished to Pennzoil-Quaker State and written representations that no other reports were required, Pennzoil-Quaker State believes that all such persons required to file during 2001 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

    Set forth below is information regarding the compensation of Pennzoil-Quaker State's Chief Executive Officer (the "CEO") and the other five most highly compensated executive officers of Pennzoil-Quaker State (together with the CEO, the "named officers").

    SUMMARY COMPENSATION TABLE. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        ----------------------------------
                                            ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                       ------------------------------   -----------------------   --------
                                                                                     SECURITIES
                                                              OTHER                  UNDERLYING                 ALL
                                                              ANNUAL    RESTRICTED    OPTIONS/                 OTHER
                                                             COMPEN-      STOCK         SARS                  COMPEN-
NAME AND                                           BONUS      SATION      AWARDS      (SHARES)      LTIP       SATION
PRINCIPAL POSITION            YEAR      SALARY      (1)        (2)         (3)          (4)       PAYMENTS      (5)
------------------          --------   --------   --------   --------   ----------   ----------   --------   ----------
James J. Postl                2001     $737,700          0   $134,300    $424,900      175,000         0     $   62,400
  President and Chief         2000      631,900   $262,500    885,200     363,700      203,500         0         25,800
  Executive Officer           1999      509,400    431,000     99,700     236,300      318,700         0          2,900

Douglas S. Boyle (6)          2001      266,500          0    102,200     103,000      105,000         0          1,400
  Group Vice President --     2000        --         --         --         --           --          --           --
  Automotive Products         1999        --         --         --         --           --          --           --

Robert A. Falivene (6)        2001      337,300          0     66,900     128,800       45,000         0         10,500
  Group Vice President --     2000      206,300     81,300     88,300     101,900       70,000         0          1,500
  Global Supply Chain         1999        --         --         --         --           --          --           --

Marc C. Graham                2001      326,900          0     66,900     115,900       40,000         0         26,600
  Group Vice President --     2000      309,200     80,000    122,200     101,900       50,000         0          2,100
  Jiffy Lube                  1999      132,700    164,300      --         --           20,000         0            900

Thomas P. Kellagher           2001      338,200          0     63,600     128,800       45,000         0         27,800
  Group Vice President and    2000      292,300     75,000     50,600     101,900       50,000         0         16,600
  Chief Financial Officer     1999      223,800    125,900      --         51,900       38,500         0          1,300

James W. Shaddix (7)          2001      352,400          0     82,700     103,000       30,000         0      1,246,600
  General Counsel             2000      343,500     95,300     79,500     122,300       60,000         0         41,500
                              1999      327,200    227,200     84,300      95,400       31,600         0         26,100

------------

(1) A portion of the bonus shown for 1999 was paid in shares of common stock as follows: 17,315 shares for Mr. Postl, 6,176 shares for Mr. Graham, 3,884 shares for Mr. Kellagher and 6,644 shares for Mr. Shaddix.

(2) Amounts shown for 2001 include aircraft usage costs of $60,000 for Mr. Postl; a perquisite allowance of $59,400 for Messrs. Postl and Shaddix, $47,400 for Mr. Boyle, $45,200 for Mr. Falivene, $42,400 for Messrs. Graham and Kellagher; and excess medical coverage of $14,000 for Mr. Postl, $17,400 for Mr. Boyle and $20,900 for Messrs. Falivene, Graham, Kellagher and Shaddix. Amount shown for 2001 for Mr. Boyle also includes $29,400 in relocation costs. Amounts shown for 2000 include aircraft usage costs of $112,200 for Mr. Postl; a perquisite allowance of $59,400 for Messrs. Postl and Shaddix, $42,400 for Mr. Graham, and $30,500 for Mr. Kellagher; and excess medical coverage of $20,100 for Messrs. Graham, Kellagher and Shaddix, and $13,400 for Mr. Falivene. Amount shown for 2000 for Mr. Postl also includes $166,500 of deemed interest associated with a $1.8 million interest-free loan, which was received from Pennzoil-Quaker State and has been repaid, and $547,100 in relocation costs. Amount shown for 2000 for Mr. Graham also includes $59,700 in relocation costs. Amount shown for 2000 for Mr. Falivene also includes a $50,000 sign-on bonus and $24,900 of reimbursement for lost compensation from his previous employer. Amounts shown for 1999 include aircraft usage charges of $40,300 for Mr. Postl; a perquisite allowance of $59,400 for Messrs. Postl and Shaddix; and excess medical coverage of $24,900 for Mr. Shaddix and $12,500 for Mr. Graham.

(3) Amounts shown under Restricted Stock Awards are the aggregate market values on January 1 of the year indicated of shares of common stock underlying common stock units awarded on such date. Each common stock unit awarded in 1999, 2000 and 2001 will be distributed in the form of a share of common stock at the end of a five-year period, provided certain conditions as to continued employment are met or as otherwise determined by the Compensation Committee in its discretion. In the interim, participants receive dividend equivalents on their common stock units as though they were shares of common stock. The

                                                   (FOOTNOTES ON FOLLOWING PAGE)
    aggregate common stock units held at the end of 2001 and their values were 84,720 units, $1,224,200 for Mr. Postl; 8,000 units, $115,600 for
    Mr. Boyle; 20,000 units, $289,000 for Mr. Falivene; 19,000 units, $274,600 for Mr. Graham; 23,520 units, $339,900 for Mr. Kellagher; and 0 units, $0 for Mr. Shaddix. Such values are calculated by multiplying the closing stock price of the common stock on December 31, 2001 ($14.45) by the number of common stock units held at such date.

(4) All options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(5) Amounts shown under All Other Compensation include (i) amounts contributed or accrued for 2001 under Pennzoil-Quaker State's Savings and Investment Plan and related supplemental agreements ($58,700 for Mr. Postl, $8,800 for Mr. Falivene; $25,000 for Mr. Graham; $26,000 for Mr. Kellagher and $31,200 for Mr. Shaddix) and (ii) amounts paid by Pennzoil-Quaker State in 2001 for certain premiums on term life insurance ($3,700 for Mr. Postl, $1,400 for Mr. Boyle, $1,700 for Mr. Falivene, $1,600 for Mr. Graham, $1,800 for
    Mr. Kellagher and $1,800 for Mr. Shaddix.). Amount shown for 2001 for
    Mr. Shaddix includes $1,065,000 for a severance payment and $148,600 in lieu of continuing rights in conditional and restricted stock.

(6) Mr. Falivene joined Pennzoil-Quaker State on May 1, 2000, and Mr. Boyle joined Pennzoil-Quaker State on February 26, 2001.

(7) Mr. Shaddix was General Counsel until December 31, 2001, when he retired as an employee of Pennzoil-Quaker State.

    OPTION/SAR GRANTS. Shown below is further information on grants of stock options during 2001 to the named officers reflected in the Summary Compensation Table on page 46.

                           OPTION/SAR GRANTS IN 2001

                                                                                                 GRANT DATE
                                                          INDIVIDUAL GRANTS                        VALUE
                                       -------------------------------------------------------   ----------
                                         NUMBER OF
                                        SECURITIES      PERCENT OF
                                        UNDERLYING        TOTAL
                                       OPTIONS/SARS    OPTIONS/SARS
                                        GRANTED IN      GRANTED TO     EXERCISE                  GRANT DATE
                                           2001         EMPLOYEES     PRICE (PER    EXPIRATION    PRESENT
                                       (SHARES) (1)      IN 2001      SHARE) (2)       DATE      VALUE (3)
                                       -------------   ------------   -----------   ----------   ----------
James J. Postl.......................      175,000         11.8%       $14.5950      5/4/2011     $930,300
Douglas S. Boyle.....................       65,000          4.4         13.8250      3/7/2011      327,300
                                            40,000          2.7         14.5950      5/4/2011      212,600
Robert A. Falivene...................       45,000          3.0         14.5950      5/4/2011      239,200
Marc C. Graham.......................       40,000          2.7         14.5950      5/4/2011      212,600
Thomas P. Kellagher..................       45,000          3.0         14.5950      5/4/2011      239,200
James W. Shaddix.....................       30,000          2.0         14.5950      1/2/2004      159,500

------------

(1) The named officers were granted the above number of options to acquire common stock of Pennzoil-Quaker State on May 4, 2001, except for options relating to 65,000 shares of common stock granted to Mr. Boyle on March 7, 2001. All such options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(2) The option exercise prices ($13.825 and $14.595) are 100% of the mean of the high and low trading prices of the common stock on the New York Stock Exchange on the dates of grant (March 7, 2001 or May 4, 2001) and may be paid in cash or previously owned shares of common stock.

(3) Based on the Black-Scholes option-pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: expected volatility based on a three-year volatility of Pennzoil Company and Quaker State Corporation month-end common stock prices (28.8%), a risk-free rate of return based on a 10-year zero-coupon U.S. Treasury rate at the time of grant (6.5%), the prior dividend yield on the Pennzoil Company and Quaker State Corporation common stock (2.29%), an option exercise period of 10 years (with the exercise occurring at the end of such period) and an adjustment for the risk of forfeiture over the three-year vesting period.

    OPTION EXERCISES AND 2001 YEAR-END OPTION/SAR HOLDINGS. Shown below is information with respect to unexercised options to purchase common stock granted in 2001 and prior years to the named officers and held by them at December 31, 2001. None of the named officers exercised options or tandem stock appreciation rights in 2001.

                       YEAR-END 2001 OPTION/SAR HOLDINGS

                                                   NUMBER OF SECURITIES
                                                        UNDERLYING                 VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS HELD AT      "IN-THE-MONEY" OPTIONS AT
                                                     DECEMBER 31, 2001             DECEMBER 31, 2001 (1)
                                              -------------------------------   ---------------------------
                                              EXERCISABLE   UNEXERCISABLE (2)   EXERCISABLE   UNEXERCISABLE
                                              -----------   -----------------   -----------   -------------
James J. Postl..............................     280,323         416,912         $350,700       $701,300
Douglas S. Boyle............................           0         105,000                0         40,600
Robert A. Falivene..........................      23,333          91,667           88,500        177,000
Marc C. Graham..............................      29,999          80,001           92,400        184,800
Thomas P. Kellagher.........................      42,332          91,168           92,400        184,800
James W. Shaddix............................     144,806               0          221,700              0

------------

(1) The excess, if any, of the market value of common stock at December 31, 2001 ($14.45) over the option exercise price.

(2) All of these options become immediately exercisable upon a change in control of Pennzoil-Quaker State.

    LONG-TERM INCENTIVE AWARDS. Shown below is information with respect to awards in 2001 under Pennzoil-Quaker State's long-term incentive arrangements.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                 PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER
                                                  OTHER PERIOD      NONSTOCK PRICE-BASED PLANS (1)
                                                UNTIL MATURATION   ---------------------------------
                                                   OR PAYOUT       THRESHOLD    TARGET     MAXIMUM
                                                ----------------   ---------   --------   ----------
James J. Postl................................  3 years            $215,600    $847,000   $2,541,000
Douglas S. Boyle..............................  3 years              49,500     198,000      594,000
Robert A. Falivene............................  3 years              51,800     207,000      621,000
Marc C. Graham................................  3 years              50,300     201,000      603,000
Thomas P. Kellagher...........................  3 years              59,500     231,000      693,000
James W. Shaddix..............................  3 years                   0           0            0

------------

(1) Payout of the 2001 long-term incentive awards will be determined by comparing Pennzoil-Quaker State's total stockholder return to a selected group of 15 peer companies, designated at the time of grant. At the end of the performance period, Pennzoil-Quaker State and the peer companies will be ranked based on their total stockholder return. Maximum payout occurs if Pennzoil-Quaker State is ranked third or higher. Target payout is achieved if Pennzoil-Quaker State is ranked eighth. Threshold payout occurs if Pennzoil-Quaker State is ranked twelfth. Awards, calculated as a percentage of base salary, are paid (if earned) after the completion of the performance cycles.

    RETIREMENT PLAN AND SUPPLEMENTAL AGREEMENTS. Pennzoil-Quaker State has a tax-qualified retirement plan applicable generally to all employees. The retirement plan provides for annual retirement benefits approximating between 1.1% and 1.6% of a calculated career average compensation multiplied by the number of years of service. For purposes of the retirement plan, career average compensation approximates the lesser of an employee's final five-year average compensation and his or her 1997 annual compensation. The annual benefits under the retirement plan are net of certain offsets based on social security benefits and reflect limitations mandated by the Internal Revenue Code on the maximum amounts payable. Pennzoil-Quaker State has excess benefit agreements with Messrs. Postl, Boyle, Falivene, Graham and Kellagher to supplement their benefits under the tax-qualified retirement plan if, and to the extent, the aforesaid limitations on annual benefits and compensation mandated by the Internal Revenue Code reduce the retirement benefits otherwise payable under such plan. In addition, Pennzoil-Quaker State has deferred compensation agreements with Messrs. Pate and Postl. The deferred compensation agreements are designed to bring total annual retirement benefits from all sources, including social security and other benefits, to (i) 57% of annual salary and target incentive bonus at retirement for Mr. Postl; and
(ii) 57% of annual salary, plus $9,666.67 per month, at retirement for Mr. Pate. Mr. Postl would receive 100% of the benefits if termination occurs on or after age 62 and either a full or a prorated portion prior to age 62 depending on the reason for termination. In addition, the deferred compensation agreements provide for continuation of medical expense reimbursement plan coverage for Messrs. Pate and Postl and their spouses and dependents. Based on salaries as of December 31, 2001, estimated annual benefits payable upon retirement at normal retirement age (65) from all sources would be $680,500 for Mr. Postl, $105,500 for Mr. Boyle, $127,000 for Mr. Falivene, $92,400 for
Mr. Graham and $119,700 for Mr. Kellagher.

    NON-QUALIFIED SAVINGS AND INVESTMENT PLAN. Effective as of January 1, 2002, Pennzoil-Quaker State established a Non-Qualified Savings and Investment Plan for certain eligible employees that generally permits participants to defer up to 15% of their compensation to the plan and amounts that may not be contributed to Pennzoil-Quaker State's tax-qualified Savings and Investment Plan due to the Internal Revenue Code's annual limit for Internal Revenue Code Section 401(k) contributions. Generally, Pennzoil-Quaker State will make matching contributions on a portion of such deferred amounts to the extent a matching contribution was not available under the Savings and Investment Plan due to applicable Internal Revenue Code limitations.

    TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. For a description of the termination of employment and change-in-control arrangements, see "The Merger -- Interests of Directors and Executive Officers in the
Merger -- Termination of Employment and Change-in-Control Arrangements."

    OTHER MATTERS. In 1998, the board of directors formally adopted and confirmed a policy relating to the use of Pennzoil-Quaker State's facilities. In certain circumstances, the policy requires use by officers of Pennzoil-Quaker State's facilities in order to increase the time available for performance of Pennzoil-Quaker State's business and for reasons of security and other corporate purposes. Under applicable federal income tax regulations, Pennzoil-Quaker State imputes income to employees of Pennzoil-Quaker State for federal income tax purposes with respect to their use of Pennzoil-Quaker State's facilities when and to the extent required by the regulations. When the policies and procedures adopted by the board have been duly observed, it is contemplated that Pennzoil-Quaker State will protect employees against liability for any tax, including penalties and interest, asserted by the Internal Revenue Service in an amount exceeding the tax on the amount of income imputed by Pennzoil-Quaker State as described above. To date, no amounts have been paid or requested to reimburse employees for such a tax.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- Members of the Compensation Committee of the board are Mr. Greeniaus, Mr. Haselton and Ms. Savage; all are non-employee directors.

    REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION -- The Compensation Committee is responsible for oversight of the executive compensation program of Pennzoil-Quaker State. Decisions are based on the Compensation Committee's understanding of Pennzoil-Quaker State's business and its goals as well as knowledge of the performance of Pennzoil-Quaker State and contributions made by its executives. The Compensation Committee uses an outside consultant, who provides guidance and information on competitive market data and practices.

    2001 COMPENSATION PHILOSOPHY. The Compensation Committee believes that stockholders' best interests are served by managing Pennzoil-Quaker State with a long-term perspective, while striving to produce consistently good annual results. Therefore, Pennzoil-Quaker State's executive compensation program has been designed to attract, motivate, and retain executive talent that will produce superior results and strengthen Pennzoil-Quaker State's position as a world-class consumer products company.

    Base salary, annual incentives, long-term incentives and executive benefits are the four elements of compensation provided to Pennzoil-Quaker State's executives. The Compensation Committee's philosophy is to place more emphasis on variable performance-based incentive pay and less emphasis on base salary because the primary compensation program objective is to reward executives for maximizing long-term returns to stockholders. As a result, Pennzoil-Quaker State's executive compensation program targets competitive compensation levels that vary based on performance.

    BASE SALARY PROGRAM. Pennzoil-Quaker State's base salary program is based on a philosophy of providing salaries that are equivalent to the market median for companies of comparable size (as measured by revenues). In aggregate, Pennzoil-Quaker State's executive salaries are consistent with this philosophy. Base salary levels are also based on each individual employee's performance over time and each individual's role. Consequently, employees with higher levels of sustained performance over time and employees assuming greater responsibilities are paid correspondingly higher salaries. Executive salaries are reviewed annually based on a variety of factors, including individual performance, company performance, general levels of market salary increases and Pennzoil-Quaker State's overall financial results. Individual performance assessment is subjective; the Compensation Committee considers earnings levels, progress in implementing strategic initiatives and effectiveness in business development efforts in establishing base salary increases for executives. No specific performance formula or weighting of these or other factors is used in determining base salary levels.

    Mr. Postl's salary as CEO of Pennzoil-Quaker State was increased from $700,000 to $770,000, which is near the comparable company group median.

    ANNUAL INCENTIVE PLAN. Pennzoil-Quaker State's Annual Incentive Plan is intended to (1) reward key employees based on company and business unit performance, (2) motivate key employees and (3) provide appropriate cash compensation opportunities to plan participants. Under the plan, target award opportunities, which are based at the market 55th percentile, vary by individual position and are expressed as a percent of base salary. The amount that a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact Pennzoil-Quaker State's financial success.

    Pennzoil-Quaker State's annual incentive plan measures for 2001 were corporate recurring earnings per share, cost reduction, debt reduction and revenue growth. Earnings before interest and taxes, working capital reduction and revenue growth were also used at the business unit level. No annual incentive was paid for 2001 because performance targets were not achieved.

    LONG-TERM INCENTIVE PLANS. Pennzoil-Quaker State has several types of long-term incentive awards intended to achieve various objectives. Stock options are the primary long-term incentive award used by Pennzoil-Quaker State and are granted at 100% of fair market value at the date of grant. Stock options are intended to reward executives for appreciation in the market value of Pennzoil-Quaker State's common stock. Restricted stock unit grants are also used and are made to increase executive share ownership levels and reward executives for maintaining and enhancing Pennzoil-Quaker State's total stockholder return. Pennzoil-Quaker State also has in place a long-term performance plan that rewards executives for Pennzoil-Quaker State's total stockholder return performance relative to a peer group of consumer products companies. For 2001, the Compensation Committee chose to focus strongly on stock price performance in executive compensation by targeting the market 65th percentile for long-term incentive awards.

    Mr. Postl received stock options for 175,000 shares of common stock and 33,000 restricted stock units in May 2001. Mr. Postl did not earn a payment under Pennzoil-Quaker State's long-term performance plan because threshold performance was not achieved. The total value of the stock option, restricted stock and targeted long-term performance plan awards provided to Mr. Postl placed his total long-term incentives below the market 50th percentile.

    OTHER PLANS AND BENEFITS. Pennzoil-Quaker State's executive officers participate in several other compensation plans and benefit programs. These programs provide benefits generally related to salary levels and/or length of service (as in the case of retirement plan benefits, savings plan benefits, disability benefits and death benefit coverage) or are independent of salary levels (such as the perquisite allowances and medical coverage). There is no specific performance-based relationship between benefits under these plans and corporate performance (except that savings plan contributions are invested in common stock).

    SECTION 162(M). Pennzoil-Quaker State's incentive plans provide for stock option grants, annual incentive plan awards and long-term performance plan awards, each of which can be qualified as performance-based compensation under
Section 162(m) of the Internal Revenue Code. Whether one or more awards made under these incentive plans are qualified as performance-based components is in the discretion of Pennzoil-Quaker State and the Compensation Committee. Currently, some of the awards under the incentive plans are not qualified under
Section 162(m), and the Compensation Committee may determine to grant awards in the future that are not so qualified.

    The Compensation Committee continues to meet regularly and to monitor executive compensation practices and any related developments.

                                          Respectfully Submitted,

                                          The Compensation Committee
                                            Forrest R. Haselton, Chair
                                            H. John Greeniaus
                                            Terry L. Savage

March 5, 2002

                COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN

    The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return of the Standard & Poor's Midcap 400 Stock Index and the Standard & Poor's Consumer Staples Index for the last three years. The graph assumes that the value of the investment in the Common Stock or in each index was $100 at December 31, 1998 and that all dividends were reinvested. The common stock of the company began trading "regular way" on the New York Stock Exchange on December 31, 1998.

                COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        PENNZOIL-QUAKER STATE COMPANY  S&P MIDCAP 400  S&P CONSUMER STAPLES
Dec-98                        $100.00         $100.00               $100.00
Mar-99                         $85.13          $93.59                $97.33
Jun-99                        $104.54         $106.76                $97.80
Sep-99                         $89.17          $97.73                $86.83
Dec-99                         $73.25         $114.54                $93.69
Mar-00                         $76.62         $129.08                $85.91
Jun-00                         $90.07         $124.82                $91.42
Sep-00                         $79.55         $139.99                $91.37
Dec-00                         $99.04         $134.60                $98.64
Mar-01                        $109.14         $120.08                $90.87
Jun-01                         $88.38         $135.88                $95.59
Sep-01                         $88.39         $113.37                $86.01
Dec-01                        $114.46         $133.76                $89.58

 Source: Indices based on Standard & Poor's data as reported by Bloomberg L.P.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The board of directors, upon recommendation of its Audit Committee, has approved and recommends the ratification of PricewaterhouseCoopers LLP as independent public accountants to conduct an audit of Pennzoil-Quaker State's financial statements for the year 2002. This is the first year this firm has been engaged by Pennzoil-Quaker State. We do not expect that representatives of Arthur Andersen LLP, our independent public accountants for 2001, will attend the meeting.

    The board of directors recommends that stockholders ratify the appointment of PricewaterhouseCoopers LLP as Pennzoil-Quaker State's independent public accountants. In accordance with Pennzoil-Quaker State's By-laws, when the board of directors submits the appointment of independent public accountants for a vote of stockholders, approval will require the affirmative vote of a majority of the shares of common stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

    CHANGE IN PENNZOIL-QUAKER STATE'S CERTIFYING ACCOUNTANT -- As of March 25, 2002, the board of directors determined to engage PricewaterhouseCoopers LLP as Pennzoil-Quaker State's independent public accountants, replacing Arthur Andersen LLP, which Pennzoil-Quaker State dismissed. This determination followed Pennzoil-Quaker State's decision to seek proposals from independent public accountants to audit the financial statements of Pennzoil-Quaker State.

    The audit reports of Arthur Andersen LLP on the consolidated financial statements of Pennzoil-Quaker State as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    During the two most recent fiscal years of Pennzoil-Quaker State ended December 31, 2001, there were no disagreements between Pennzoil-Quaker State and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

    None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of Pennzoil-Quaker State ended December 31, 2001. During the two most recent fiscal years of Pennzoil-Quaker State ended December 31, 2001, Pennzoil-Quaker State did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

    FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS -- Fees paid to Arthur Andersen LLP for work performed in 2001 were as follows:

Audit Fees..................................................  $1,020,500

Other Audit Related Fees....................................     628,900

Financial Information Systems Design and Implementation
  Fees......................................................           0

All Other Fees..............................................   2,050,100(1)

---------
(1) Includes $1,195,200 related to the development and implementation of a management reporting system to monitor profitability at both a customer and a product level and $438,400 for assistance with the preparation of various excise tax returns.

    AUDIT COMMITTEE CHARTER -- The Audit Committee of the board acts under a written charter adopted by the board of directors, which is attached hereto as Annex D. The Audit Committee provides oversight of Pennzoil-Quaker State's accounting functions and controls. All members of the Audit Committee meet the independence and other standards promulgated by the Securities and Exchange Commission and the New York Stock Exchange.

    REPORT OF THE AUDIT COMMITTEE -- The Audit Committee's responsibilities include reviewing Pennzoil-Quaker State's quarterly unaudited and annual audited financial statements, discussing the financial reporting with Pennzoil-Quaker State's independent auditors and evaluating the independence of the auditors. In carrying out its responsibilities, the Audit Committee has discussed with Pennzoil-Quaker State's internal auditors and its independent public accountants the overall scope and plans for their respective audits. The Audit Committee routinely meets with the internal auditors and our independent public accountants, with and without management present, to discuss the results of their examination, their evaluations of Pennzoil-Quaker State's internal controls, and the overall quality of Pennzoil-Quaker State's financial reporting. The Audit Committee has reviewed and discussed with management and Arthur Andersen LLP the audited financial statements of Pennzoil-Quaker State for the year ended December 31, 2001, including the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with Arthur Andersen LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP their independence from Pennzoil-Quaker State. Arthur Andersen LLP provided certain non-audit services to Pennzoil-Quaker State during 2001, including tax preparation and various consultation services. The Audit Committee has considered the effect the provision of these services might have on the independence of Arthur Andersen LLP.

    Based on the review and discussions stated above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Pennzoil-Quaker State's Annual Report on Form 10-K for the year ended December 31, 2001.

                                               Respectfully submitted,

                                               The Audit Committee
                                               Lorne R. Waxlax, Chair
                                               H. John Greeniaus
                                               Gerald B. Smith

March 4, 2002

                                 OTHER BUSINESS

    Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, the persons named in the accompanying proxy will vote pursuant to the discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the board of directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

    SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS -- The following table sets forth information as of April 24, 2002 as to persons known to possess voting or dispositive power over more than 5% of Pennzoil-Quaker State's outstanding common stock.

                                           NAME AND ADDRESS OF          NUMBER OF    PERCENTAGE
TITLE OF CLASS                               BENEFICIAL OWNER             SHARES      OF CLASS
--------------                             -------------------          ---------    ----------
Common Stock......................  Capital Group International, Inc.    4,517,720       5.7%
                                    11100 Santa Monica Blvd.
                                    Los Angeles, CA 90025

Common Stock......................  Gabelli Asset Management Inc.        4,340,900       5.4%
                                    One Corporate Center
                                    Rye, New York 10580

    The information in the foregoing table regarding Capital Group International, Inc., including information relating to its subsidiary Capital Guardian Trust Company, is based on a filing made with the SEC reflecting ownership of common stock as of December 31, 2001. The filing states that the shares of common stock were acquired in the ordinary course of business and not for the purpose of influencing control of Pennzoil-Quaker State. The filing indicates sole voting power for 4,012,820 shares of common stock and sole dispositive power for 4,517,720 shares of common stock by Capital Group.

    The information in the foregoing table regarding Gabelli Asset Management Inc., including information relating to related persons or entities, is based on a filing made with the SEC reflecting ownership of common stock as of April 24, 2002. The filing states that the shares of common stock were acquired in the ordinary course of business and not for the purpose of influencing control of Pennzoil-Quaker State. The filing indicates sole dispositive power for 4,340,900 shares of common stock by Gabelli.

    REQUIREMENTS FOR STOCKHOLDER PROPOSALS FOR 2003 MEETING TO BE INCLUDED IN PENNZOIL-QUAKER STATE'S PROXY STATEMENT -- In order to be included in Pennzoil-Quaker State's proxy materials for its 2003 annual meeting of stockholders, eligible stockholder proposals must be received by Pennzoil-Quaker
State on or before         , 2002 (directed to the Corporate Secretary of
Pennzoil-Quaker State at the address indicated on the first page of this Proxy Statement). If the merger is completed, no annual meeting of stockholders will be held in 2003.

    ADVANCE WRITTEN NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND
PROPOSALS -- The By-laws of Pennzoil-Quaker State require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In the case of director nominations by stockholders, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to Pennzoil-Quaker State's Corporate Secretary (at the address indicated on the first page of this Proxy Statement). The advance written notice must set forth for each person whom the stockholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of Pennzoil-Quaker

State beneficially owned by such person, (d) any other information relating to such person that would be required to be disclosed in connection with the solicitation of proxies under the Exchange Act and (e) the written consent of such person to having his or her name placed in nomination at the meeting and to serve as a director if elected. The stockholder giving the notice must also include the name and address, as they appear on Pennzoil-Quaker State's books, of such stockholder and the number of shares of each class of voting stock of Pennzoil-Quaker State that are then beneficially owned by such stockholder.

    In the case of other proposals by stockholders at an annual meeting, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to Pennzoil-Quaker State's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth
(a) a description of each proposal intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(b) the name and address, as they appear on Pennzoil-Quaker State's books, of the stockholder proposing such business, (c) the number of shares of each class of capital stock of Pennzoil-Quaker State that are beneficially owned by the stockholder on the date of such notice and (d) any arrangement, understanding or material interest of the stockholder in connection with such proposal.

    In order for stockholder nominations of director candidates or other stockholder proposals for Pennzoil-Quaker State's 2003 annual meeting of stockholders to be timely submitted, they must be received by Pennzoil-Quaker
State on or after             , 2003 and on or before             , 2003. A copy
of the By-laws of Pennzoil-Quaker State setting forth the requirements for the nomination by stockholders of candidates for the board of directors and the requirements for proposals by stockholders may be obtained from Pennzoil-Quaker State's Corporate Secretary at the address indicated on the first page of this Proxy Statement. If the merger is completed, no annual meeting of stockholders will be held in 2003.

    MULTIPLE STOCKHOLDERS HAVING THE SAME ADDRESS -- Stockholders that reside at the same address and own shares of common stock through a broker have likely received a notice from their broker notifying them that their household will be sent only one Annual Report and Proxy Statement. If the stockholders did not return the "opt-out" card attached to such notice, they were deemed to have consented to this process. The broker or other holder of record will send at least one copy of the Annual Report and Proxy Statement to the stockholders at their address. Consent may be revoked at any time upon written request with the stockholder's name, the name of the brokerage firm and the stockholder's account number to Shareowner Services Department, Pennzoil-Quaker State Company,
P.O. Box 2967, Houston, Texas 77252-2967. Additional copies of the Annual Report and Proxy Statement will be mailed out upon request by sending a letter to the above address or an e-mail to ShareownerServices@pzlqs.com.

                                               By Order of the Board of Directors

                                               [JAMES L PATE SIG]
                                               James L. Pate
                                               CHAIRMAN OF THE BOARD

      , 2002

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that are intended to be covered by the safe harbors created thereby. To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements which, by definition, involve risks and uncertainties. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

    The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated: failure of the requisite number of Pennzoil-Quaker State Company stockholders to approve the proposed transaction; the costs related to the merger; potential or actual litigation challenging the proposed transaction; general economic, financial and business conditions; energy prices; unanticipated environmental liabilities; changes in and compliance with governmental regulations; changes in tax laws; failure to obtain certain regulatory approvals; actions of U.S., foreign and local governments; and the factors described or referenced under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, because our common stock is listed on the New York Stock Exchange, reports and other information concerning us can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the Securities and Exchange Commission.

    We have "incorporated by reference" certain information into this proxy statement, which means that we are disclosing important information to you by referring you to documents containing that information. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede the information in this proxy statement. We incorporate by reference into this proxy statement the following documents that we have filed with the SEC (file no. 1014501) and any filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) at the Exchange Act after the date of this proxy statement and before the date of the annual meeting:

    - our annual report on Form 10-K for the year ended December 31, 2001, filed on March 13, 2002;

    - our amendment to our annual report on Form 10-K/A for the year ended December 31, 2001, filed on April 30, 2002;

    - our current report on Form 8-K dated February 4, 2002 and filed on February 4, 2002;

    - our current report on Form 8-K dated March 25, 2002 and filed on March 25, 2002; and

    - our current report on Form 8-K dated March 25, 2002 and filed on March 29, 2002 (as amended on April 2, 2002).

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Corporate Secretary
                         Pennzoil-Quaker State Company
                                 Pennzoil Place
                                 P.O. Box 2967
                           Houston, Texas 77252-2967
                           Telephone: (713) 546-4000

    If you would like to request documents from us, please do so at least five business days before the date of the annual meeting in order to receive timely delivery of such documents prior to the annual meeting.

    This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy
statement. This proxy statement is dated             . You should not assume
that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               SHELL OIL COMPANY,

                                SHELL ND COMPANY

                                      AND

                         PENNZOIL-QUAKER STATE COMPANY

                           DATED AS OF MARCH 25, 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I.     The Merger..................................................       A-4

SECTION 1.01.  The Merger..................................................       A-4
SECTION 1.02.  Closing.....................................................       A-4
SECTION 1.03.  Effective Time..............................................       A-4
SECTION 1.04.  Effects of the Merger.......................................       A-4
SECTION 1.05.  Certificate of Incorporation and By-laws....................       A-4
SECTION 1.06.  Directors...................................................       A-5
SECTION 1.07.  Officers....................................................       A-5

ARTICLE II.    Conversion of Securities....................................       A-5

SECTION 2.01.  Conversion of Capital Stock.................................       A-5
SECTION 2.02.  Exchange of Certificates....................................       A-6

ARTICLE III.   Representations and Warranties..............................       A-7

SECTION 3.01.  Representations and Warranties of the Company...............       A-7
SECTION 3.02.  Representations and Warranties of Parent and Merger Sub.....      A-18

ARTICLE IV.    Covenants Relating to Conduct of Business...................      A-20

SECTION 4.01.  Conduct of Business.........................................      A-20
SECTION 4.02.  No Solicitation.............................................      A-22

ARTICLE V.     Additional Agreements.......................................      A-24

SECTION 5.01.  Preparation of the Proxy Statement; Stockholders Meeting....      A-24
               Access to Information; Confidentiality; Transition
SECTION 5.02.  Planning....................................................      A-25
SECTION 5.03.  Commercially Reasonable Efforts; Notification...............      A-25
SECTION 5.04.  Company Stock Options.......................................      A-26
SECTION 5.05.  Indemnification, Exculpation and Insurance..................      A-26
SECTION 5.06.  Fees and Expenses...........................................      A-28
SECTION 5.07.  Information Supplied........................................      A-28
SECTION 5.08.  Benefits Matters............................................      A-29
SECTION 5.09.  Public Announcements........................................      A-29
SECTION 5.10.  Rights Agreement; Consequences if Rights Triggered..........      A-29
SECTION 5.11.  Stockholder Litigation......................................      A-29
SECTION 5.12.  Director Resignations.......................................      A-30

ARTICLE VI.    Conditions Precedent........................................      A-30

               Conditions to Each Party's Obligation to Effect the
SECTION 6.01.  Merger......................................................      A-30
SECTION 6.02.  Conditions to Obligations of Parent and Merger Sub..........      A-30
SECTION 6.03.  Conditions to Obligation of the Company.....................      A-31
SECTION 6.04.  Frustration of Closing Conditions...........................      A-31

ARTICLE VII.   Termination, Amendment and Waiver...........................      A-32

SECTION 7.01.  Termination.................................................      A-32
SECTION 7.02.  Effect of Termination.......................................      A-32
SECTION 7.03.  Amendment...................................................      A-32
SECTION 7.04.  Extension; Waiver...........................................      A-32

ARTICLE VIII.  General Provisions..........................................      A-33

SECTION 8.01.  Nonsurvival of Representations and Warranties...............      A-33
SECTION 8.02.  Notices.....................................................      A-33
SECTION 8.03.  Definitions.................................................      A-34
SECTION 8.04.  Interpretation..............................................      A-34
SECTION 8.05.  Counterparts................................................      A-34
SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries..............      A-34
SECTION 8.07.  Governing Law...............................................      A-35
SECTION 8.08.  Assignment..................................................      A-35
SECTION 8.09.  Enforcement.................................................      A-35

ANNEX I        Index of Defined Terms

               Restated Certificate of Incorporation of the Surviving
EXHIBIT A      Corporation

    AGREEMENT AND PLAN OF MERGER dated as of March 25, 2002, by and among SHELL OIL COMPANY, a Delaware corporation ("PARENT"), SHELL ND COMPANY, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and PENNZOIL-QUAKER STATE COMPANY, a Delaware corporation (the "COMPANY").

    WHEREAS the Board of Directors of each of the Company and Merger Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.10 per share, of the Company (the "COMPANY COMMON STOCK") not owned by Parent, Merger Sub or the Company, other than the Appraisal Shares (as defined below), will be converted into the right to receive $22.00 in cash, without interest (the "MERGER CONSIDERATION");

    WHEREAS Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined below). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

    SECTION 1.02. CLOSING. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "CLOSING") shall take place at 11:00 a.m., New York time, on the second business day after the satisfaction or waiver of the conditions set forth in Section 6.01 (other than those that by their terms cannot be satisfied until the time of the Closing), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, or at such other time, date or place agreed to in writing by Parent and the Company; PROVIDED, HOWEVER, that if all the conditions set forth in
Article VI shall not have been satisfied or waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or waived. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

    SECTION 1.03. EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") shall be duly prepared and executed by the parties in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent time or date as Parent and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "EFFECTIVE TIME".

    SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

    SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Restated Certificate of Incorporation of the Company shall be amended at the Effective Time to read in the form of Exhibit A and, as so amended, such Restated Certificate of Incorporation shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b) The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.06. DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II.
                            CONVERSION OF SECURITIES

    SECTION 2.01. CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Merger Sub:

        (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

        (b) CANCELATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company as treasury stock, or by Parent or Merger Sub, immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive the Merger Consideration. At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration with respect to each such share.

        (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares (the "APPRAISAL SHARES") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and each such Appraisal Share shall have become, the right to receive the Merger

Consideration as provided in Section 2.01(c). The Company shall provide prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "PAYING AGENT"), and, from time to time after the Effective Time, Parent shall provide, or cause the Surviving Corporation to provide, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to
Section 2.01(c) upon surrender of Certificates, it being understood that any and all interest or income earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent (such funds being hereinafter referred to as the "EXCHANGE FUND").

        (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of a Certificate in exchange for the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

        (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender of a Certificate in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

        (d) NO LIABILITY. None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined below)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate.

        (f) WITHHOLDING RIGHTS. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold any applicable taxes from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the stockholder in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

        (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates) delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub as follows:

        (a) ORGANIZATION, STANDING AND POWER. Each of the Company and its subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, except where the failure to be so qualified or licensed individually and in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of the Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY CHARTER"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY BY-LAWS"), and the comparable charter and organizational documents of each Significant Subsidiary (as defined below), in each case as amended to the date of this Agreement.

        (b)  SUBSIDIARIES.  Exhibit 21 to the Company's Annual Report on
Form 10-K for the fiscal year ended December 31, 2001 on file with the Securities and Exchange Commission (the "SEC") lists each material subsidiary of the Company and its jurisdiction of organization. All the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except as set forth in such Exhibit 21, are owned by the Company, by another subsidiary of the Company or by the Company and another subsidiary of the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). Except for its interests in its subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

        (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share (together with the Company Common Stock, the "COMPANY CAPITAL STOCK"). At the close of business on March 18, 2002,
(i) 79,863,932 shares of Company Common Stock were issued and outstanding,
(ii) 34,259 shares of Company Common Stock were held by the Company in its treasury, (iii) 9,253,640 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined below), and 1,599,226 additional shares of Company Common Stock were reserved for issuance, pursuant to the Company's 1998 Incentive Plan, 2001 Incentive Plan, 1998 Stock Option Plan and 2000 Stock Option Plan and any other plan pursuant to which any outstanding options to purchase Company Common Stock were or may be granted (such plans, collectively, the "COMPANY STOCK PLANS"), (iv) 793,126 shares of Company Common Stock were subject to outstanding conditional and restricted stock awards issued under the Company Stock Plans ("STOCK UNITS"), (v) 63,756 phantom shares of Company Common Stock under the Savings and Investment Excess Benefit Plan and 3,198 phantom shares of Company Common Stock under the Non-Employee Director Deferred Compensation Plan and (vi) 1,000,000 shares of Series A Junior Participating Preferred Stock of the Company (the "COMPANY SERIES A PREFERRED STOCK") were reserved for issuance in connection with the rights (the "COMPANY RIGHTS") issued pursuant to the Rights Agreement dated as of December 18, 1998 (as amended from time to time, the "COMPANY RIGHTS AGREEMENT"), between the Company and The Chase Manhattan Bank, as Rights Agent. During the period from March 18, 2002 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement and
(y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other equity or voting interests from the Company. As soon as practicable after the execution of this Agreement, the Company will deliver to Parent a true and complete list, as of the close of business on March 18, 2002, of all outstanding options to purchase Company Common Stock granted under the Company Stock Plans (collectively, the "COMPANY STOCK OPTIONS"), the number of shares subject to each such Company Stock Option, the grant dates and exercise prices of each such Company Stock Option and the names of the holder thereof. As of the close of business on March 18, 2002, there were outstanding Company Stock Options to purchase 8,266,002 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Company Stock Options was equal to $13.65. Except as set forth above, at the close of business on March 18, 2002, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights linked to the price of Company Common Stock and granted under any Company Stock Plan that were not granted in tandem with a related Company Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract (as defined below) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Capital Stock may vote ("VOTING COMPANY DEBT"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any subsidiary of the Company or any Voting Company Debt, (ii) obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. A complete and correct copy of the Company Rights Agreement was filed as Exhibit 1 to the Current Report on Form 8-K of the Company filed on December 18, 1998 (File
No. 001-14501). Section 3.01(c) of the Company Disclosure Schedule sets forth a complete list of amendments to, actions with respect to, and determinations under, the Company Rights Agreement, true and complete copies of which have been delivered to Parent prior to the execution of this Agreement.

        (d) AUTHORITY; NONCONTRAVENTION. (i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval (as defined below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. The Board of Directors of the Company, at a meeting duly called and held at which directors of the Company constituting a quorum were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) recommending that the Company's stockholders adopt this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Company Charter or Company By-laws or the certificate of incorporation or by-laws (or similar organizational documents) of any subsidiary of the Company, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, whether oral or written (each, including all amendments thereto, a "CONTRACT"), to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or otherwise under which the Company or any of its subsidiaries have rights or benefits or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
(B) judgment, order or decree, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (a "GOVERNMENTAL ENTITY"), or termination or expiration of any waiting period under applicable law, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (1) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and all other applicable antitrust laws, (2) the filing with the SEC of a proxy statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT") and such reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby,
(3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the International Investment and Trade in Services Survey Act, (5) any filings, approvals or consents required under the New Jersey Industrial Site Recovery Act, the Connecticut Transfer Act and the Indiana Responsible Property Transfer Law, (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Section 3.01(d)(i) of the Company Disclosure Schedule and
(7) such consents, approvals, orders and authorizations of, and registrations, declarations and filings with, foreign Governmental Entities the failure of which to be obtained or made has not had and could not reasonably be expected to have a Material Adverse Effect.

        (ii) The Company and the Board of Directors of the Company have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Merger and the other transactions contemplated hereby and
    (ii) ensure that (A) neither of Parent nor Merger Sub nor any of their respective affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other transaction contemplated hereby, (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other transaction contemplated hereby and (C) the Company Rights shall expire immediately prior to the Effective Time.

        (e) SEC DOCUMENTS. (i) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company since January 1, 2000 (together with all information incorporated therein by reference, the "SEC DOCUMENTS"). No subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this

Agreement (a "FILED SEC DOCUMENT") has been revised or superseded by a later filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (ii) The financial statements (including the related notes) of the Company included in the SEC Documents comply as to form, as of their respective dates of filing, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the Filed SEC Documents or incurred in the ordinary course of business since the date of the most recent balance sheet included in the Filed SEC Documents, as of the date of this Agreement, the Company and its subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by GAAP to be set forth on a consolidated balance sheet or in the notes thereto.

       (iii) There are no agreements between the Company and Devon Energy Corporation, a Delaware corporation (as successor to Pennzoil Company, a Delaware corporation) (the "FORMER PARENT"), except the agreements listed as exhibits to the Company's registration statement on Form S-4 filed with the SEC on August 14, 1998. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets by the Former Parent or any of its subsidiaries, or against or affecting the Former Parent or any of its subsidiaries or any of their respective assets by the Company or any of its subsidiaries, for indemnification under such agreements or otherwise.

        (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001 and prior to the date of this Agreement, there has not been any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Since December 31, 2001, except as disclosed in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been (i) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock or other equity or voting interests, except for dividends by a wholly owned subsidiary of the Company to its parent and except for the regular quarterly cash dividend with respect to the Company Common Stock in the amount of $0.025 per share in accordance with the Company's past dividend policy, (ii) any purchase, redemption or other acquisition of any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or any options, warrants, calls or rights to acquire such shares or other interests, (iii) prior to the date of this Agreement, any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries, (iv) (x) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of any increase in compensation, bonus or other benefits or any such granting of any type of compensation or benefits to any current or former director, officer or employee not previously receiving or entitled to receive such type of compensation or benefit, except for increases of cash compensation in the ordinary course of business consistent with past practice or as was expressly required under any employment agreements disclosed in the Filed SEC Documents,

(y) any granting to any current or former director, officer or employee of the right to receive any severance or termination pay, or increases therein, or
(z) any entry by the Company or any of its subsidiaries into, or any amendment of, any Company Benefit Plan (as defined below), (v) any payment of any benefit or the grant or amendment of any award (including in respect of stock options, Stock Units, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except in the ordinary course of business consistent with past practice or as expressly required under any Company Benefit Agreement or Company Benefit Plan existing on such date and disclosed in the Filed SEC Documents,
(vi) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, (vii) any material change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or applicable law or regulations, (viii) any material election with respect to taxes by the Company or any of its subsidiaries or any settlement or compromise of any material tax liability or refund other than consistent with past practice or (ix) any revaluation by the Company or any of its subsidiaries of any assets that are material to the Company and its subsidiaries, taken as a whole.

        (g) LITIGATION. Except as set forth in the Filed SEC Documents, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect (and the Company is not aware of any basis for any such suit, claim, action, investigation or proceeding), nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity or arbitrator outstanding against, or investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

        (h) COMPLIANCE WITH LAWS. Except with respect to Environmental Laws (as defined below), ERISA (as defined below) and taxes, which are the subject of Sections 3.01(j), 3.01(k) and 3.01(l), respectively: (i) the Company and its subsidiaries and their relevant personnel and operations are, and have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of noncompliance that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect; (ii) none of the Company and its subsidiaries have received a notice or other written communication alleging or relating to a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for notices or other written communications alleging or relating to possible violations that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect; (iii) the Company and its subsidiaries have in effect all material permits, licenses, variances, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, "PERMITS"), necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted; (iv) there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Permit, except for any such violations, defaults or events that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect; and
(v) neither this Agreement nor the Merger, in each case in and of itself, could reasonably be expected to cause the revocation or cancelation of any such Permit.

        (i)  ABSENCE OF CHANGES IN COMPANY BENEFIT PLANS; EMPLOYMENT
AGREEMENTS. Except as disclosed in the Filed SEC Documents, since December 31, 2001, none of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to terminate, adopt or amend in any material respect any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time-off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) providing benefits to any of the current or former directors, officers or employees of the Company or any of its subsidiaries (collectively, "COMPANY BENEFIT PLANS") or changed or agreed to any change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan (as defined below) or any change in the timing or manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents, there exist no employment, benefits acceleration, tax protection, indemnification, deferred compensation, severance or termination agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer or employee of the Company or any of its subsidiaries, on the other hand (PROVIDED that with respect to employees of the Company or any of its subsidiaries this provision shall include only material agreements or arrangements) (collectively, "COMPANY BENEFIT AGREEMENTS"), and no Company Benefit Agreement or Company Benefit Plan provides benefits that are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or its subsidiaries of the nature contemplated by this Agreement.

        (j) ENVIRONMENTAL MATTERS. Except for such matters that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its subsidiaries possesses all Environmental Permits (as defined below) necessary to conduct its businesses and operations as currently conducted; (ii) each of the Company and its subsidiaries is, and has been, in compliance with all applicable Environmental Laws and all applicable Environmental Permits, and none of the Company or its subsidiaries has received any (A) written communication from any Governmental Entity or other person that alleges that the Company or any of its subsidiaries has violated or is liable under any Environmental Law or (B) written request for information pursuant to applicable Environmental Laws concerning the disposal of Hazardous Materials (as defined below) or compliance with Environmental Laws;
(iii) there are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened (A) against the Company or any of its subsidiaries or (B) against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed, either contractually or by operation of law, and none of the Company or its subsidiaries has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any Environmental Claim; and (iv) to the knowledge of the Company, there have been no Releases (as defined below) of any Hazardous Materials that could reasonably be expected to form the basis of any Environmental Claim.

    For the purposes of this Agreement: (A) "ENVIRONMENTAL CLAIMS" means, in respect of any person, (i) any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, directives, claims, Liens, investigations, proceedings or notices of noncompliance, liability or violation by any Governmental Entity or other person alleging liability arising out of, based on or related to (x) the presence, Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation or alleged violation of, or liability under, any Environmental Law or Environmental Permit; or (ii) any and all claims by any third party seeking damages (including natural resource damages), contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Material;
(B) "ENVIRONMENTAL LAWS" means all laws, rules, regulations, orders, decrees, common law, judgments or binding agreements, in each case issued, promulgated by, or entered into with, any Governmental Entity relating in any way to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata), the preservation or reclamation of natural resources or protection of human health as it relates to the environment; (C) "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations, waivers, exemptions and other authorizations required under applicable Environmental Laws; (D) "HAZARDOUS MATERIALS" means (x) all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, and (y) all other substances, materials, chemicals or wastes of any nature, in each case, that is prohibited, limited or regulated pursuant to any Environmental Law; and (E) "RELEASE" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

        (k) ERISA COMPLIANCE. (i) Section 3.01(k)(i) of the Company Disclosure Schedule contains a true and complete list of all "employee welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (together, "COMPANY PENSION PLANS") and all other Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer (a "COMMONLY CONTROLLED ENTITY") under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "CODE"), for the benefit of any current or former director, officer or employee of the Company or any of its subsidiaries. As soon as reasonably practicable after the execution of this Agreement, the Company will provide to Parent true and complete copies of (1) each Company Benefit Plan and all amendments thereto that are not included in the most recent restated plan instrument, (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required) including, if applicable, Schedule B thereto, (3) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, together with summary descriptions of any amendments not included in the most recent summary plan description, which amendments have been approved by the person in the Company having the authority to adopt plan amendments, whether or not such amendments have been previously reduced to writing, (4) each trust agreement and group annuity contract relating to any Company Benefit Plan and
(5) the most recent favorable determination letters with respect to each Company Pension Plan together with any correspondence from the IRS concerning the qualification of a Company Pension Plan received after the date of said most recent determination letter. Each Company Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually and in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries and all the Company Benefit Plans are, and have been, in compliance with all applicable provisions of ERISA, the Code and all other laws applicable to the Company Benefit Plans, except for instances of possible noncompliance that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. All Company Pension Plans that are intended to be qualified under Section 401(a) of the Code have received unqualified favorable determination letters from the IRS, to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and all terms and conditions of such determination letters have been timely complied with. No such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, and, to the knowledge of the Company, no event has occurred, and no condition exists, which could reasonably be expected to result in the revocation of any determination letter. No Company Pension Plan has been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs or its funding. Except as, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened litigation relating to the Company Benefit Plans.

        (ii) Except as, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Company Pension Plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) with respect to which the Company or any Commonly Controlled Entity has unfunded liabilities based upon the assumptions utilized in the audited financial statements of the Company included in the Filed SEC Documents under any Company Benefit Plan subject to ERISA. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any officer of the Company or any of its subsidiaries or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA, except for any such tax, penalty or liability that individually and in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. Except as, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, all contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Filed SEC Documents.

       (iii) Except as, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, each Company Benefit Plan that is a welfare benefit plan ("WELFARE PLAN"), to the extent applicable, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code. With respect to any Welfare Plan, there are no conditions, understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Company or any of its subsidiaries on or after the Effective Time, except for such liabilities that, individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Filed SEC Documents, neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Company Benefit Plan or Company Benefit Agreement.

        (iv) To the knowledge of the Company, the deduction of any amount payable pursuant to the terms of the Company Benefit Plans or Company Benefit Agreements (including by reason of the transactions contemplated hereby) will not be subject to disallowance under Section 162(m) of the Code.

        (v) The consummation of the Merger or any other transaction contemplated hereby will not (x) entitle any employee, officer or director of the Company or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or Company Benefit Agreements or (z) result in any breach or violation of, or any default under, any of the Company Benefit Plans or Company Benefit Agreements. The Rabbi Trust Agreement, dated as of January 1, 2002, by and between the Company and JP Morgan Chase Bank has been terminated in accordance with its terms and neither the Company nor any of its subsidiaries is required to fund in any trust or similar arrangement any severance, termination, retention, incentive pay, welfare or non-qualified retirement benefits.

        (vi) The information set forth on Section 3.01(k)(vi) of the Company Disclosure Schedule is true and correct in all material respects.

       (vii) Except as, individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, (a) all employee benefit plans established or maintained by non-United States subsidiaries of the Company ("FOREIGN EMPLOYEE PLANS") are in compliance with applicable foreign law, (b) as of December 31, 2001, there are no unfunded or unaccrued liabilities with respect to Foreign Employee Plans in excess of the amount reflected in the most recent audited financial statements contained in the Filed SEC Documents, (c) any such Foreign Employee Plan required to be registered under applicable law has been registered and has been maintained in good standing with all applicable regulatory authorities, (d) such Foreign Employee Plan is, wherever possible under applicable law or practice, approved by the relevant governmental or taxation authority, such as to enable the Foreign Benefit Plan, its beneficiaries and assets to enjoy the most favorable taxation status possible and the Company is not aware of any ground on which such approval may be withdrawn to any extent and (e) such Foreign Employee Plan may be terminated without material liability to the Company or any of its subsidiaries.

      (viii) The aggregate funding status as of December 31, 2001 of Company Pension Plans that are defined benefit pension plans is disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 on file with the SEC and such disclosure is true and correct in all material respects.

        (l) TAXES. (i) Each of the Company and its subsidiaries has timely filed or caused to be filed all tax returns required to be filed by it and all such tax returns are complete and accurate, except for such failures to timely file or cause to be filed and such incompleteness or inaccuracies that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has timely paid or caused to be paid all taxes due with respect to the taxable periods covered by such tax returns and all other taxes otherwise due, and its most recent financial statements included in the Filed SEC Documents reflect an adequate reserve (including any reserve for deferred taxes) for all taxes not yet due but that are payable for periods or portions thereof accrued through the date of such financial statements, except for such failures to pay or reserve that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

        (ii) There is no deficiency, audit examination, refund litigation, proposed adjustment or matter in controversy with any taxing authority with respect to any taxes of the Company or any of its subsidiaries whether or not with respect to a tax return filed by the Company or any of its subsidiaries, except for such deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. No issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination, that could reasonably be expected to have a material effect on the Company or any of its subsidiaries in a later taxable period. The Federal income tax returns of the Company and each of its subsidiaries have been examined by and settled with the IRS for all years through December 31, 1993. The relevant statute of limitations is closed with respect to all United States Federal income tax returns of the Company and its subsidiaries for all years through December 31, 1993. All assessments for taxes due and owing by the Company or any of its subsidiaries with respect to completed and settled examinations or concluded litigation have been timely paid.

       (iii) No material Liens for taxes exist with respect to any of the assets or properties of the Company or any of its subsidiaries except for statutory Liens for taxes not yet due or payable.

        (iv) Other than the agreements listed in Section 3.01(l)(iv) of the Company Disclosure Schedule and the Tax Separation Agreement dated as of December 2, 1998 by and between the Company and the Former Parent, copies of which have been provided to Parent prior to the execution of this Agreement, neither the Company nor any of its subsidiaries is a party to or bound by any written or oral (A) tax sharing agreement or similar agreement, arrangement or practice (including any liability for taxes of any other person under Treasury Regulation 1.1502-6 or comparable provision of foreign, state or local law) or (B) tax indemnity obligation or similar agreement, arrangement or practice (including any liability for taxes of any other person under Treasury Regulation 1.1502-6 or comparable provision of foreign, state or local law) that could reasonably be expected to entail a material tax liability, in each case except for any agreement or liability solely among the Company and its subsidiaries.

        (v) Neither the Company nor any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law, or for any other reason, except for such inclusions of taxable income that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

        (vi) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority by or on behalf of the Company or any of its subsidiaries.

       (vii) The Company and each of its subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except for such failures to comply or withhold and pay over that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

      (viii) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this Agreement (or will constitute such a corporation in the two-year period ending on the Closing Date). The transaction by which the Company was separated from its Former Parent in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (the "SPIN-OFF") was consummated more than two years prior to the date of this Agreement. There was no agreement, understanding, arrangement, or substantial negotiations concerning the Merger at the time of the consummation of the Spin-Off or within six months thereafter.

        (ix) As used in this Agreement, (A) "TAXES" shall mean all (x) forms of taxation imposed by any Federal, state, local, foreign or other governmental authority, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, stamp, alternative minimum, withholding and other taxes of any kind, including any interest, penalties and additions thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); and (B) "TAX RETURN" shall mean any return, declaration, report, document, claim for refund, estimate, information return or other statement or information required to be filed or supplied to any taxing authority or jurisdiction with respect to taxes, including any schedule or attachment thereto, and including any amendment thereof.

        (m) STATE TAKEOVER STATUTES. The approval by the Board of Directors of the Company of this Agreement, the Merger and the other transactions contemplated hereby referred to in Section 3.01(d) constitutes approval of this Agreement, the Merger and the other transactions contemplated hereby for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that the restrictions contained in
Section 203(a) of the DGCL do not and will not apply to the performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

        (n) VOTING REQUIREMENTS. The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or the Merger. The affirmative vote of the holders of any of the Company Common Stock is not necessary to approve any transaction contemplated hereby other than the consummation of the Merger.

        (o) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its subsidiaries. The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated hereby will not exceed the fees and expenses set forth in Section 3.01(o) of the Company Disclosure Schedule.

        (p) OPINION OF FINANCIAL ADVISORS. The Company has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders, a signed copy of which opinion has been disclosed to Parent prior to the execution of this Agreement.

        (q) INTELLECTUAL PROPERTY. The Company and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are material to the conduct of the business of the Company and its subsidiaries taken as a whole. No material claims are pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing in any material respect the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right.

    SECTION 3.02.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
SUB. Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

        (a) ORGANIZATION. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to carry on its business as now being conducted.

        (b) AUTHORITY; NONCONTRAVENTION. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Parent, as sole stockholder of Merger Sub, has adopted this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or Merger Sub, (ii) any Contract to which Parent or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually and in the aggregate could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or termination or expiration of any waiting period under applicable law, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby or compliance with the provisions hereof, except for (1) compliance with and filings under the HSR Act and all other applicable antitrust laws, (2) the filing with, or furnishing to, the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby,
(3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the International Investment and Trade in Services Survey Act, (5) such consents, approvals, orders and authorizations of, and registrations, declarations and filings with, foreign Governmental Entities the failure of which to be obtained or made individually and in the aggregate could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger and (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) listed in
Section 3.01(d)(i) of the Company Disclosure Schedule, (B) required to be listed in Section 3.01(d)(i) of the Company Disclosure Schedule that are not so listed or (C) the failure of which to be obtained or made individually and in the aggregate could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger.

        (c) INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated hereby.

        (d) CAPITAL RESOURCES. On or prior to the Closing Date, Parent will have sufficient cash to provide for payment of the Merger Consideration.

        (e) PRIOR DISCUSSIONS. There was no agreement, understanding, arrangement, or substantial negotiations concerning the Merger at the time of the consummation of the Spin-Off or within six months thereafter.

                                  ARTICLE IV.
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. Except as set forth in the Company Disclosure Schedule (with specific reference to the subsection of this Section 4.01(a) to which the information stated in such disclosure relates), as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as specifically contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice, including as to levels of capital expenditures and advertising expenditures, and, to the extent consistent therewith, use their commercially reasonable efforts to preserve their assets and technology, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, franchisees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Schedule (with specific reference to the subsection of this Section 4.01(a) to which the information stated in such disclosure relates), as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as specifically contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests except for (A) dividends by a direct or indirect wholly owned subsidiary of the Company to its parent and (B) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.025 per share, with usual declaration, record and payment dates and in accordance with the Company's past dividend policy,
    (y) purchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other interests or (z) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, interests or securities or any stock appreciation rights or other rights that are linked to the price of Company Common Stock (other than the issuance of shares of Company Common Stock (and associated Company Rights) upon the exercise of Company Stock Options in accordance with the terms of such Company Stock Options as in effect on the date of this Agreement;

       (iii) amend its certificate of incorporation or by-laws (or similar organizational documents);

        (iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, joint venture, association, limited liability company or other entity or division thereof, or any direct or indirect interest in any of the foregoing, or (B) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, other than purchases of inventory in the ordinary course of business consistent with past practice;

        (v) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any properties or assets or any interest therein that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, except sales of inventory and obsolete assets in the ordinary course of business consistent with past practice;

        (vi) (x) repurchase or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

       (vii) make or agree to make (x) any capital expenditures that, taken together with all other capital expenditures made or agreed to be made, would exceed $80 million in 2002 or any future fiscal year or
    (y) advertising expenditures in excess of the amounts set forth in
    Section 4.01(a)(vii)(y) of the Company Disclosure Schedule;

      (viii) pay, discharge, settle or satisfy any material claims (including any claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not materially in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

        (ix) except as required to comply with applicable law or any provision of any Company Benefit Agreement, Company Benefit Plan or other Contract as in effect on the date of this Agreement, (A) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement, Company Benefit Plan or other Contract, (B) take any action to accelerate eligibility for benefits or the vesting or payment of any compensation or benefit under any Company Benefit Agreement, Company Benefit Plan or other Contract, (C) increase the compensation of any current or former director, officer or other employee of the Company or any of its subsidiaries except for normal increases in the ordinary course of business consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or
    (D) establish or amend any Company Benefit Agreement or Company Benefit
    Plan;

        (x) take any action that would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in Article VI not being satisfied; or

        (xi) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

        (b) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to, (i) timely file all material tax returns ("POST-SIGNING RETURNS") required to be filed by each such entity; (ii) timely pay all material taxes due and payable in respect of such Post-Signing Returns that are so filed;
(iii) accrue a reserve in the books and
records and financial statements of any such entity in accordance with past practice for all material taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "ACTIONS") initiated against or with respect to the Company or any of its subsidiaries in respect of any material tax and not settle or compromise any Action against or with respect to the Company or any of its subsidiaries in respect of any material tax without Parent's consent; and (v) not make any material tax election or settle or compromise any material tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business consistent with past practice.

        (c) ADVICE OF CHANGES; FILINGS. The Company shall (i) confer with Parent on a regular and frequent basis to report on operational matters and other matters reasonably requested by Parent and (ii) promptly advise Parent orally and in writing of any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated hereby.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries (collectively, the "REPRESENTATIVES") to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Takeover Proposal; PROVIDED, HOWEVER, that, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide Takeover Proposal that the Board of Directors of the Company determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which did not result from a breach of this Section 4.02, and subject to compliance with Section 4.02(c) and (d),
(x) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement (which confidentiality agreement contains terms that are in no material respect less favorable to the Company than the terms of the Confidentiality Agreement dated March 8, 2002, between Equilon Enterprises LLC (dba Shell Oil Products US), a Delaware limited liability company and a subsidiary of Parent, and the Company (as it may be amended from time to time, the "CONFIDENTIALITY AGREEMENT") (PROVIDED that such confidentiality agreement need not contain any "standstill" or similar covenant)); PROVIDED that all such information is provided on a prior or substantially concurrent basis to Parent, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.02(a) by the Company. The Company has, and has caused each of its subsidiaries and each of the Representatives to have,
(i) terminated all discussions or negotiations with all third parties regarding any Takeover Proposal and (ii) requested the prompt return of all confidential information relating to the Company or any of its subsidiaries previously furnished to any such third parties.

    The term "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person (other than Parent) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including by way of any merger, consolidation, tender offer, exchange offer, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 15% or more of the revenues, income from continuing operations, net income or total assets of the Company and its subsidiaries, taken as a whole, or (B) 15% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding the assets or businesses referred to in clause (A) above.

        (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent or Merger
Sub) or propose publicly to withdraw (or modify in a manner adverse to Parent or Merger Sub) the recommendation or declaration of advisability by such Board of Directors of the Company or any such committee of this Agreement or the Merger, or recommend, or propose publicly to recommend, the approval or adoption of any Takeover Proposal (each such action being referred to herein as an "ADVERSE RECOMMENDATION"), unless the Board of Directors of the Company determines in good faith, based on such matters as it deems appropriate, after consulting with legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law, (ii) adopt or approve, or propose publicly to adopt or approve, any Takeover Proposal, or withdraw its approval of the Merger, or propose publicly to withdraw its approval of the Merger, (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "ACQUISITION AGREEMENT") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) or (iv) agree or resolve to take any of the actions prohibited by clauses (i), (ii) or (iii) of this sentence. Notwithstanding anything in this Section 4.02 to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal (as defined below) that did not result from a breach of Section 4.02(a), cause the Company to terminate this Agreement pursuant to Section 7.01(f) and concurrently enter into an Acquisition Agreement; PROVIDED, HOWEVER, that the Company shall not terminate this Agreement pursuant to Section 7.01(f), and any purported termination pursuant to
Section 7.01(f) shall be void and of no force or effect, unless the Company shall have complied with all the provisions of this Section 4.02, including the notification provisions in this Section 4.02, and with all applicable requirements of Sections 5.06(b) (including the payment of the Termination Fee (as defined below) prior to or concurrently with such termination); and PROVIDED FURTHER, HOWEVER, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 7.01(f) until after the fifth business day following Parent's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal, identifying the person making such Superior Proposal and stating that the Board of Directors of the Company intends to exercise its right to terminate this Agreement pursuant to Section 7.01(f) (it being understood and agreed that, prior to any such termination taking effect, any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new five business day period).

    The term "SUPERIOR PROPOSAL" means any bona fide binding offer made by a third party in respect of a transaction that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company or one of its subsidiaries, the stockholders of such third party) acquiring, directly or indirectly, all or substantially all of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, which transaction the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) (taking into account the person making the offer, the consideration offered, the likelihood of consummation (including the legal, financial and regulatory aspects of the offer) as well as any other factors deemed relevant by the Board of Directors of the Company) to be more favorable from a financial point of view to the stockholders of the Company than the Merger, taking into account any changes to the terms of this Agreement offered by Parent in response to such Superior Proposal or otherwise.

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        (c)  In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

        (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to make such disclosure would be inconsistent with applicable law; PROVIDED, HOWEVER, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b)(i) or 4.02(b)(ii). Notwithstanding anything in this Section 4.02(d) or the second sentence of
Section 4.02(b), but subject always to Section 7.01(f), the Company Board may not take any action that would result in the Company's stockholders no longer being legally capable under the DGCL of validly adopting this Agreement.

                                   ARTICLE V.
                             ADDITIONAL AGREEMENTS

    SECTION 5.01.  PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS
MEETING. (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto, to prepare and file with the SEC the definitive Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Parent shall promptly provide any information or responses to comments or other assistance reasonably requested in connection with the foregoing. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall give reasonable consideration to all comments proposed by Parent and (iii) shall not file or mail any such document or submit any response to the SEC to which Parent reasonably objects.

        (b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of obtaining the Company Stockholder Approval. Except as expressly permitted pursuant to Section 4.02(b), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

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    SECTION 5.02.  ACCESS TO INFORMATION; CONFIDENTIALITY; TRANSITION
PLANNING. (a) The Company shall, and shall cause each of its subsidiaries to, afford to Parent, its subsidiaries and affiliates and to their respective officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, access at reasonable times and during normal business hours during the period prior to the Effective Time or the termination of this Agreement in a manner which does not unreasonably interfere with the business and operations of the Company to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records, and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent on a prompt basis (i) access to each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of any law and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of Arthur Andersen LLP if reasonably available).

        (b) The Company and Parent shall, and shall cause each of their respective subsidiaries to, reasonably cooperate to obtain an orderly transition and integration process in connection with the Merger in order to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its subsidiaries during the period from and after the Effective Time.

        (c) Notwithstanding Sections 5.02(a) and (b), the Company shall not be required to provide such portions of documents or information (i) relating to pricing or other matters that are highly sensitive if providing such portions of documents or information, as determined by the Company's counsel, might reasonably result in antitrust difficulties for the Company; or (ii) which the Company is prohibited from disclosing by a confidentiality agreement with a third party if the Company has used commercially reasonable efforts to obtain the consent of such third party to such disclosure. If any material is withheld by the Company pursuant to this Section 5.02(c), the Company shall inform Parent as to the general nature of what is being withheld.

    SECTION 5.03. COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including using its commercially reasonable efforts to accomplish the following as promptly as reasonably practicable following the date of this Agreement:
(i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (iii) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use its commercially reasonable efforts to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

        (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.04. COMPANY STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to:

        (i) provide that each Company Stock Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive an amount of cash equal to (A) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised;

        (ii) provide that each Stock Unit outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive an amount of cash equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Common Stock subject to the Stock Unit; and

       (iii) make such other changes to the Company Stock Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

        (b) All amounts payable pursuant to Section 5.04(a) shall be subject to any required withholding of taxes or proof of eligibility of exemption therefrom, and shall be paid as soon as practicable following the Effective Time, without interest.

        (c) The Company shall use its commercially reasonable efforts to take all actions determined to be necessary to effectuate the provisions of this
Section 5.04 as mutually agreed by Parent and the Company. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall take or cause to be taken such actions as are required to cause (i) the Company Stock Plans to terminate as of the Effective Time and (ii) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest on or following the Effective Time in respect of any capital stock of the Company to be deleted as of the Effective Time.

    SECTION 5.05. INDEMNIFICATION, EXCULPATION AND INSURANCE. (a) To the extent, if any, not provided by a right of indemnification or other agreement or policy existing as of the date of this Agreement, from and after the Effective Time, Parent shall, to the fullest extent that the Company would have been permitted to do so prior to the Effective Time by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company or any of its subsidiaries, or who becomes an officer or director of the Company or any of its subsidiaries in the ordinary course of business prior to the Effective Time (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES"), against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, to the extent arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) in connection with such person's duties as a director or officer of the Company or any of its subsidiaries, including in respect of this Agreement, the Merger and the other transactions contemplated hereby ("INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that an Indemnified Party shall not be entitled to indemnification under this
Section 5.05(a) for any such loss, expense, claim, damage, liability or amount paid in settlement arising out of actions or omissions by the Indemnified Party determined by a court of competent jurisdiction to constitute (i) a breach of this Agreement, (ii) criminal conduct or (iii) any violation of federal, state or foreign securities laws. In the event of any such loss, expense, claim, damage, liability or amount paid in settlement (whether or not arising before the Effective Time), Parent shall pay or cause to be paid the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise reimburse such Indemnified Party upon request for documented expenses reasonably incurred; PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written prior consent (which consent shall not be unreasonably withheld or delayed). In the event any Indemnified Party is required to bring any action against Parent to enforce rights or to collect money due under this Agreement and such action results in a final, non-appealable judgment in favor of such Indemnified Party, Parent shall reimburse such Indemnified Party for all of its reasonable expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 5.05(a) in connection with any such action; PROVIDED, HOWEVER, that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        (b) Each of Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing as of the date of this Agreement in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) and any indemnification agreements disclosed in the Filed SEC Documents shall survive the Merger and shall continue in full force and effect in accordance with their terms from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

        (c) For six years after the Effective Time, unless Parent agrees in writing to guarantee the indemnification obligations set forth in
Section 5.05(b), Parent shall cause to be maintained in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy as in effect on the date of this Agreement; PROVIDED that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under this
Section 5.05(c); PROVIDED, HOWEVER, that in no event shall Parent be required to pay aggregate annual premiums for insurance under this Section 5.05(c) in excess of $632,952 (the "MAXIMUM PREMIUM"), which the Company represents and warrants is equal to 200% of the annual premiums paid as of the date hereof by the Company for such insurance; PROVIDED that, if such premium exceeds the Maximum Premium, Parent shall nevertheless be obligated to provide the most advantageous coverage as may be obtained for such Maximum Premium.

        (d) If Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations of Parent or the Surviving Corporation, as applicable, set forth in this Section 5.05.

        (e) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law, agreement or otherwise. The provisions of this Section 5.05 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties, their heirs and representatives.

    SECTION 5.06. FEES AND EXPENSES. (a) All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that Parent and the Company shall share equally all fees and expenses incident to the filing and distribution of the Proxy Statement (including all SEC and other filing fees and all printing and mailing expenses associated with the Proxy Statement) and all fees and expenses incident to filings under the HSR Act and other applicable antitrust laws (including all fees and expenses of experts).

        (b) In the event that (i) (A) a Takeover Proposal shall have been made to the Company or its stockholders or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to 7.01(b)(iii) or 7.01(d) and (C) within 15 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.06(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in
Section 4.02(a) except that all references to 15% shall be deemed references to 50%), (ii) this Agreement is terminated by the Company pursuant to
Section 7.01(f) or (iii) this Agreement is terminated by Parent pursuant to
Section 7.01(c), then the Company shall pay Parent a fee equal to $65 million (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by the Company pursuant to
Section 7.01(f), concurrently with such termination, (y) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(C), upon the first to occur of such events.

    The Company acknowledges that the agreements contained in Section 5.06(b) are an integral part of the transactions contemplated hereby, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to Section 5.06(b) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company, the Company shall pay to Parent interest on the amount set forth in Section 5.06(b) from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred in connection with such suit.

    SECTION 5.07. INFORMATION SUPPLIED. (a) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement will, at the date it is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        (b) Parent and Merger Sub agree that none of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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    SECTION 5.08.  BENEFITS MATTERS.  (a) For purposes hereof, "AFFECTED
EMPLOYEES" shall mean those individuals who are employees of the Company and its subsidiaries (including those employees who are on vacation, leave of absence, disability or maternity leave) as of the Effective Time.

        (b) Parent shall, and shall cause the Surviving Corporation to, give the Affected Employees credit for purposes of eligibility to participate and vesting under any employee welfare benefit plans, including, without limitation, such plans as defined in Section 3(1) of ERISA, maintained by Parent, the Surviving Corporation and their respective subsidiaries, for the Affected Employees' service with the Company and its subsidiaries to the same extent recognized by the Company and its subsidiaries immediately prior to the Effective Time in any Company Benefit Plan in which such Affected Employee participates immediately prior to the Effective Time.

        (c) Parent shall cause the Surviving Corporation to (i) waive or continue to waive any preexisting-condition exclusions to coverage, any evidence-of-insurability requirements, and any waiting-period requirements, with respect to participation and coverage requirements applicable to the Affected Employees under any employee welfare benefit plans in which such employees may be eligible to participate after the Effective Time to the extent waived under the applicable Company Benefit Plans immediately prior to the Effective Time; PROVIDED THAT, with respect to participation in any employee welfare benefit plan of Parent after the Effective Time, the Affected Employee must enroll within thirty-one days of first eligibility and (ii) provide or continue to provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in the calendar year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any such welfare benefit plans in which the Affected Employees are eligible to participate after the Effective Time; PROVIDED THAT, with respect to participation in any employee welfare benefit plan of Parent after the Effective Time, the Affected Employee must enroll within thirty-one days of first eligibility.

        (d) Parent currently intends to cause the Surviving Corporation to provide benefits to each current employee of the Company and its subsidiaries that are no less favorable in the aggregate to such employees than the benefits provided to similarly situated employees of Parent and its subsidiaries (it being understood that employees of Parent's retail franchise service station business are similarly situated to Jiffy Lube employees), excluding equity or equity-based programs. Except as otherwise provided by this Section 5.08, nothing herein shall be construed as (i) guaranteeing any Affected Employee the right to continued employment following the Effective Time or (ii) limiting Parent's right to amend, modify or terminate any Company Benefit Plan, Company Benefit Agreement or any other plan or arrangement in which Affected Employees are eligible to participate following the Effective Time.

    SECTION 5.09. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in the form heretofore agreed to by the parties.

    SECTION 5.10. RIGHTS AGREEMENT; CONSEQUENCES IF RIGHTS TRIGGERED. The Board of Directors of the Company shall take all action requested by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated hereby. Except as approved in writing by Parent, the Board of Directors of the Company shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement.

    SECTION 5.11. STOCKHOLDER LITIGATION. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to, on or after the date hereof against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of Parent (not to be unreasonably withheld).

    SECTION 5.12. DIRECTOR RESIGNATIONS. On the Closing Date, the Company shall cause to be delivered to Parent duly executed resignations, effective as of the Effective Time, of each member of the Board of Directors of the Company and shall take such other action as is necessary to accomplish the foregoing.

                                  ARTICLE VI.
                              CONDITIONS PRECEDENT

    SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligation of each party to effect the Merger is subject to the satisfaction or waiver by such party on or prior to the Closing Date of the following conditions:

        (a) COMPANY STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

        (b) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

        (c) NO INJUNCTIONS OR LEGAL RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "LEGAL RESTRAINTS") that has the effect of preventing the consummation of the Merger shall be in effect, except for Legal Restraints of jurisdictions other than the United States that, individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business of Parent or any of its affiliates (including, following the Effective Time, the Surviving Corporation and its subsidiaries).

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

        (c) LEGAL RESTRAINTS. No Legal Restraint that has any of the effects referred to in clause (ii), (iii) or (iv) of Section 6.02(e) shall be in effect.

        (d) CONSENTS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company or their applicable subsidiaries shall have obtained (i) all consents, approvals, authorizations, qualifications and orders of all Governmental Entities (including any in connection with Environmental Laws) legally required in connection with this Agreement and the transactions contemplated hereby and
(ii) all other consents, approvals, authorizations and qualifications of third parties required in connection with this Agreement and the transactions contemplated hereby, except in the case of clauses (i) and (ii) for those the failure of which to be obtained individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

        (e) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity based on any applicable non-competition, antitrust or pre-merger notification laws (i) challenging the acquisition by Parent or any of its affiliates of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or seeking to obtain from the Company, or Parent or any of its affiliates, any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, or Parent or any of its affiliates, or any of their respective subsidiaries of any portion of the business or assets of the Company, Parent or any of its affiliates, or any of their respective subsidiaries, or to compel the Company, or Parent or any of its affiliates, or any of their respective subsidiaries to dispose of or hold separate any portion of the business or assets of the Company, Parent or any of its affiliates, or any of their respective subsidiaries, in each case that is material in relation to the Company and its subsidiaries taken as a whole, as a result of the Merger or any other transaction contemplated hereby, (iii) seeking to impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of common stock of the Surviving Corporation, including the right to vote the common stock of the Surviving Corporation on all matters properly presented to the stockholders of the Surviving Corporation, (iv) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect the business or operations of the Company and its subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect.

        (f) ABSENCE OF MATERIAL ADVERSE EFFECT. Since December 31, 2001, there shall not have been any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

    SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

    SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent and Merger Sub may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 5.03.

                                  ARTICLE VII.
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained:

        (a)  by mutual written consent of Parent and the Company;

        (b) by either Parent or the Company: (i) if the Merger shall not have been consummated by the first anniversary of the date of this Agreement; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this
Section 7.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Merger has not been consummated by such date; (ii) if any Legal Restraint of the type referred to in
Section 6.01(c) shall be in effect and shall have become final and nonappealable; or (iii) if, upon a vote at a duly held meeting (including an adjourned or postponed meeting) to obtain the Company Stockholder Approval, the Company Stockholder Approval shall not have been obtained.

        (c)  by Parent in the event an Adverse Recommendation has occurred;

        (d) by Parent (i) if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in
Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within 20 business days after its receipt of written notice thereof from Parent or (ii) if any Legal Restraint of the type referred to in
Section 6.02(c) shall be in effect and shall have become final and nonappealable;

        (e) by the Company if Parent shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in
Section 6.03(a) or 6.03(b), and (ii) has not been or is incapable of being cured by Parent within 20 business days after its receipt of written notice thereof from the Company; or

        (f) by the Company in accordance with the terms and subject to the conditions of Section 4.02(b).

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the first sentence of Section 3.01(o), Section 5.06, this Section 7.02 and
Article VIII; PROVIDED, HOWEVER, that no such termination shall relieve any party hereto from any liability or damages resulting from a wilful breach by such party of any of its representations, warranties or covenants set forth in this Agreement and all rights and remedies of such non-breaching party under this Agreement in the case of any such breach, at law or in equity, shall be preserved. The Confidentiality Agreement shall survive any termination of this Agreement and shall apply to all information and material delivered by any party hereunder, in each case in accordance with its terms.

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time, whether before or after the Company Stockholder Approval has been obtained; PROVIDED, HOWEVER, that after the Company Stockholder Approval has been obtained, there shall be made no amendment that by law requires further approval by stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after the Company Stockholder Approval has been obtained, there shall be made no waiver that by law requires further approval by stockholders without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       if to Parent or Merger Sub, to:

           Shell Oil Company
           P.O. Box 2463
           Houston, Texas 77252-2463

           Attention: Associate General Counsel -- Corporate

           with a copy to:

           Cravath, Swaine & Moore
           Worldwide Plaza
           825 Eighth Avenue
           New York, NY 10019

           Attention: Peter S. Wilson, Esq.

       if to the Company, to:

           Pennzoil-Quaker State Company
           Pennzoil Place, P.O. Box 2967
           Houston, TX 77252-2967

           Attention: General Counsel

           with a copy to:

           Baker Botts L.L.P.
           910 Louisiana
           One Shell Plaza
           Houston, TX 77002

           Attention: Darrell W. Taylor, Esq.

    SECTION 8.03.  DEFINITIONS.  For purposes of this Agreement:

        (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b) "MATERIAL ADVERSE EFFECT" shall mean any state of facts, change, development, effect, condition or occurrence that has been or could reasonably be expected to (i) be material and adverse to the (a) business, (b) assets,
(c) properties, (d) financial condition or (e) results of operations of the Company and its subsidiaries, taken as a whole; (ii) directly or indirectly, prevent or materially impede or delay the consummation of the Merger; or
(iii) materially increase the cost to Parent of consummating the Merger or subject Parent or any of its affiliates to any criminal or material civil liability; PROVIDED, HOWEVER, that any state of facts, change, development, effect, condition or occurrence relating to the economy in general or relating to the lubricant, base oil manufacturing, car care products or fast oil change center industries generally, and not specifically relating to the Company or its subsidiaries, and any matter set forth in the first sentence of Section 3.01(f) of the Company Disclosure Schedule, shall not constitute a "Material Adverse Effect". For purposes of analyzing whether any state of facts, change, development, effect, condition or occurrence constitutes a "Material Adverse Effect" under this definition, the parties agree that (x) Parent will be deemed to have no knowledge of any state of facts, change, development, effect, condition or occurrence that is not disclosed in the first sentence of
Section 3.01(f) of the Company Disclosure Schedule and (y) each of the terms contained in (a) through (e) of clause (i) above are intended to be separate and distinct;

        (c) "PERSON" means an individual, corporation, partnership, joint venture, association, trust, limited liability company, Governmental Entity, unincorporated organization or other entity;

        (d) a "SIGNIFICANT SUBSIDIARY" of any person means any subsidiary of such person that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC; and

        (e) a "SUBSIDIARY" of any person means another person of which 50% or more of any class of capital stock, voting securities, other voting ownership or voting partnership interests (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first person. For the avoidance of doubt, Excel Paralubes and Red River Terminals, L.L.C. shall be deemed to be subsidiaries of the Company.

    SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to a Section, Subsection or Schedule, such reference shall be to a Section or Subsection of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, except as otherwise specified herein. References to a person are also to its permitted successors and assigns.

    SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except that the Confidentiality Agreement will continue in accordance with its terms, and (b) except for the provisions of
Section 5.05, is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

    SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

    SECTION 8.09. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                       SHELL OIL COMPANY,

                                                       by   /s/ R. J. Routs
                                                            -----------------------------------------
                                                            Name:  R. J. Routs
                                                            Title: Attorney in Fact

                                                       SHELL ND COMPANY,

                                                       by   /s/ Lisa A. Davis
                                                            -----------------------------------------
                                                            Name:  Lisa A. Davis
                                                            Title: President

                                                       PENNZOIL-QUAKER STATE COMPANY,

                                                       by   /s/ James J. Postl
                                                            -----------------------------------------
                                                            Name:  James J. Postl
                                                                   President and Chief Executive
                                                                   Officer
                                                            Title:

                             INDEX OF DEFINED TERMS

TERM                                SECTION
----                               ---------
Acquisition Agreement............    4.02(b)
Actions..........................    4.01(b)
Adverse Recommendation...........    4.02(b)
Affected Employees...............    5.08(a)
affiliate........................    8.03(a)
Amendment........................   Recitals
Appraisal Shares.................    2.01(d)
Certificate......................    2.01(c)
Certificate of Merger............       1.03
Closing..........................       1.02
Closing Date.....................       1.02
Code.............................    3.01(k)
Commonly Controlled Entity.......    3.01(k)
Company..........................   Preamble
Company Benefit Agreements.......    3.01(i)
Company Benefit Plans............    3.01(i)
Company By-laws..................    3.01(a)
Company Charter..................    3.01(a)
Company Capital Stock............    3.01(c)
Company Common Stock.............   Recitals
Company Disclosure Schedule......       3.01
Company Pension Plans............    3.01(k)
Company Rights...................    3.01(c)
Company Rights Agreement.........    3.01(c)
Company Series A Preferred
  Stock..........................    3.01(c)
Company Stockholder Approval.....    3.01(n)
Company Stock Options............    3.01(c)
Company Stock Plans..............    3.01(c)
Confidentiality Agreement........    4.02(a)
Contract.........................    3.01(d)
DGCL.............................       1.01
Effective Time...................       1.03
Environmental Claims.............    3.01(j)
Environmental Laws...............    3.01(j)
Environmental Permits............    3.01(j)
ERISA............................    3.01(k)
Exchange Act.....................    3.01(d)
Exchange Fund....................    2.02(a)
Filed SEC Document...............    3.01(e)
Foreign Employee Plans...........    3.01(k)

TERM                                SECTION
----                               ---------
Former Parent....................    3.01(e)
GAAP.............................    3.01(e)
Governmental Entity..............    3.01(d)
Hazardous Materials..............    3.01(j)
HSR Act..........................    3.01(d)
IRS..............................    3.01(k)
Legal Restraints.................    6.01(c)
Liens............................    3.01(b)
Material Adverse Effect..........    8.03(b)
Maximum Premium..................    5.05(a)
Merger...........................   Recitals
Merger Consideration.............   Recitals
Merger Sub.......................   Preamble
Non-U.S. Employees...............    5.08(e)
Notice of Superior Proposal......    4.02(b)
Parent...........................   Preamble
Paying Agent.....................    2.02(a)
Permits..........................    3.01(h)
person...........................    8.03(c)
Post-Signing Returns.............    4.01(b)
Proxy Statement..................    3.01(d)
Release..........................    3.01(j)
Representatives..................    4.02(a)
SEC..............................    3.01(b)
SEC Documents....................    3.01(e)
Section 262......................    2.01(d)
Securities Act...................    3.01(e)
Significant Subsidiary...........    8.03(d)
Spin-Off.........................    3.01(l)
Stockholders Meeting.............    5.01(b)
Stock Unit.......................    3.01(c)
subsidiary.......................    8.03(e)
Superior Proposal................    4.02(b)
Surviving Corporation............       1.01
Takeover Proposal................    4.02(a)
taxes............................    3.01(l)
tax return.......................    3.01(l)
Termination Fee..................    5.06(b)
Voting Company Debt..............    3.01(c)
Welfare Plan.....................    3.01(k)

                                                                       EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SURVIVING CORPORATION

    FIRST: The name of the corporation (hereinafter called the "corporation") is PENNZOIL-QUAKER STATE COMPANY.

    SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

    THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are as follows:

        1. To engage in the manufacturing and marketing of lubricants and car care products and the franchising, ownership and operation of fast oil change centers.

        2. To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000. The par value of each of such shares is one dollar. All such shares are of one class and are shares of Common Stock.

    FIFTH:  The corporation is to have perpetual existence.

    SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

    SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

        1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

        2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; PROVIDED, HOWEVER, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection
    (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

        3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

    EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

    NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

    TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

                                                                         ANNEX B

                        MORGAN STANLEY FAIRNESS OPINION

                                                                  March 25, 2002

Board of Directors
Pennzoil-Quaker State Company
700 Milam Street
Houston, Texas 77002

Members of the Board:

    We understand that Pennzoil-Quaker State Company (the "Company"), Shell Oil Company ("Shell") and Shell ND Company, a wholly owned subsidiary of Shell ND ("Merger Sub") have entered into an Agreement and Plan of Merger, substantially in the form of the draft dated March 24, 2002 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Shell and each outstanding share of common stock, par value $0.10 per share, of the Company (the "Common Stock"), other than shares held in treasury or held by Shell or Merger Sub or as to which appraisal rights have been perfected, will be converted into the right to receive $22.00 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

    For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of the Company;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

   (iii) reviewed certain financial forecasts prepared by the management of the Company;

    (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

    (v) reviewed the reported prices and trading activity for the Common Stock;

    (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

   (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (viii) participated in discussions and negotiations among representatives of the Company and its legal advisors;

    (ix) reviewed the Merger Agreement and certain related documents; and

    (x) considered such other factors and performed such other analyses as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without material modification or waiver. We have assumed the receipt of all the necessary regulatory approvals for the proposed Merger. We have not made and have not assumed responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company or any of its assets, nor did we negotiate with any party in connection with any such transaction.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Shell and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any purpose without our prior written consent, except that this opinion may be included in its entirety in any filing required to be made by the Company in respect of the Merger with the Securities and Exchange Commission. This opinion does not in any manner address the prices at which shares of Common Stock will trade prior to the consummation of the Merger, and we express no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting to be held in connection with the Merger.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                                       Very truly yours,

                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:            /s/ Stephen M. Trauber
                                                            -----------------------------------------
                                                                        Stephen M. Trauber
                                                                        Managing Director

                                                                         ANNEX C

                        DELAWARE GENERAL CORPORATION LAW

    Section 262. Appraisal Rights.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
    (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX D

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  AUDIT COMMITTEE PURPOSE AND AUTHORITY

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the Company's accounting, auditing and financial reporting practices and processes. Included in those oversight responsibilities are:

    - Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

    - Monitoring the independence and performance of the Company's outside auditors and its internal auditing department.

    - Providing avenues of communication among the outside auditors, management, the internal auditing department, and the Board of Directors.

    The outside auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee, subject to any action that may be taken by the full Board, has the authority and responsibility to make recommendations to the full Board in connection with the selection, evaluation and, where appropriate, discharge or replacement of the outside auditors.

    The Audit Committee has the power and authority of the Board of Directors relating to the matters covered by this Charter, including the authority to retain special legal, accounting or other consultants to advise the Committee.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

    Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    The Committee shall meet at least two times annually, and more frequently as the members deem it appropriate. The Chair of the Audit Committee shall be appointed by the Board of Directors, or in his absence or in case of a vacancy the members of the Audit Committee shall select one of their members to act as Chair. The Audit Committee Chair shall be responsible for the preparation of an agenda in advance of each meeting. The Committee should meet privately at least annually with each of management, the director of the internal auditing department and the outside auditors to discuss any matters that the Committee or each of these groups believe should be discussed. As necessary, the Committee, or its Chair, should communicate with management and the outside auditors to review the Company's quarterly financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

    The Committee's responsibilities are in the nature of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company's financial management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing those statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or the work of the outside auditors. The following functions are expected to be the common recurring activities of the Committee. These functions are set forth as guides with the understanding that departures from them may be appropriate depending on the circumstances.

REVIEW PROCEDURES

    1. Review and reassess the adequacy of this Charter at least annually. Report the results of that review to the Board of Directors and, if necessary, make recommendations to the Board for amendment of the Charter.

    2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the outside auditors of significant issues regarding accounting principles, practices, and judgments and consideration with the outside auditors of the matters required to be discussed by Statement of Accounting Standards
       (SAS) No. 61. Based on its review, the Audit Committee shall make a recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

    3. In consultation with the management, the outside auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the outside auditors and the internal auditing department together with management's responses.

    4. As necessary, review with financial management and the outside auditors the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the outside auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

OUTSIDE AUDITORS

    5. The Audit Committee shall review the independence and performance of the outside auditors and annually recommend to the Board of Directors the appointment of the outside auditors or approve any discharge of auditors when circumstances warrant.

    6. Approve the plan and fees for the annual auditing engagement and other audit-related services. The Committee shall approve all non-audit related services (including compensation) to be provided by the outside auditors prior to those services being rendered.

    7. On an annual basis, the Committee shall request from the outside auditors a written statement delineating all relationships between the auditor and the Company consistent with Independent Standards Board (ISB) Standard No. 1 and shall discuss with the outside auditors any disclosed relationships that may impact the objectivity and independence of the outside auditor. The Committee shall recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself as to the outside auditors' independence.

    8.  Discuss the results of the annual audit with the outside auditors.

    9. Consider the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

INTERNAL AUDIT DEPARTMENT

    10. Review the budget, plan, activities, and organizational structure of the internal audit department, as needed.

    11. Review the appointment and replacement of the senior internal audit executive.

    12. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

    13. Annually prepare a report to be included in the Company's annual proxy statement as required by the Securities and Exchange Commission. This report will affirm that: 1) audited financial statements have been reviewed and discussed with management; 2) matters required by SAS 61 have been discussed with the outside auditors; 3) matters required by ISB 1 regarding auditors' independence have been received from and discussed with the outside auditors; and 4) the audited financial statements have been recommended to be included in the Annual Report on Form 10-K. In addition, a copy of the Audit Committee Charter will be filed with the Company's proxy every three years.

    14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                             PENNZOIL-QUAKER STATE
                                    COMPANY                     PROXY


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ______________, 2002

The undersigned hereby appoints Linda F. Condit, Thomas P. Kellagher and Michael
J. Maratea, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth herein, all shares of common stock which the undersigned is entitled to vote at the 2002 annual meeting of shareholders of Pennzoil-Quaker State Company, and any adjournment or postponement thereof.


THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE THE DIRECTOR NOMINEES LISTED ON THE REVERSE (ITEM 1), FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT (ITEM 2), FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS (ITEM
3), AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.



                CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                             PENNZOIL-QUAKER STATE
                                     COMPANY


                      2002 Annual Meeting of Shareholders
                                __________, 2002



                                _______________

                             ______________________

                         _____________________________

         Registration and seating of shareholders begins at _____ a.m.
                         Meeting begins at ______ a.m.
       Cameras and recording devices will not be allowed in the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3                                         Please mark
                                                                                                          your votes as   [X]
                                                                                                          indicated in
------------------------------------------------------------------------------------                      this example
[ ]       To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this Proxy. (No additional vote necessary.)
------------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS: Nominees are 01 Forrest R. Haselton, 02 Berdon Lawrence and 03 Brent Scowcroft
   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

   [ ]   FOR all nominees (except as      [ ]   WITHHOLD authority to vote                  ELECTRONIC ACCESS: In the future if
         marked to the contrary above)          for all nominees                            you consent to access your Annual    [ ]
                                                                                            Report and Proxy Statement
                                                                                            electronically via the Internet,
                                                                                            instead of by mail, check this box.

2. PROPOSAL TO ADOPT THE MERGER AGREEMENT:                 FOR      AGAINST    ABSTAIN
To adopt the Agreement and Plan of Merger, dated as of
March 25, 2002, among Shell Oil Company, Shell ND          [ ]        [ ]        [ ]
Company and Pennzoil-Quaker State Company.                                                  ___________________ Date _______, 2002
                                                                                            SIGNATURE
3. RATIFICATION OF THE APPOINTMENT OF AUDITORS:            FOR      AGAINST    ABSTAIN
To ratify the appointment of PricewaterhouseCoopers LLP
as independent public accountants.                         [ ]        [ ]        [ ]
                                                                                            ______________________________________
                                                                                            SIGNATURE, IF JOINTLY HELD
                                                                                            If acting as Attorney, Executor,
                                                                                            Trustee or in any other representative
                                                                                            capacity, please sign name and title.


------------------------------------------------------------------------------------------------------------------------------------
                                                         FOLD AND DETACH HERE


                                            INSTRUCTIONS IF VOTING BY TELEPHONE OR INTERNET

                                                     QUICK *** EASY *** IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

o YOU WILL BE ASKED TO ENTER A CONTROL NUMBER WHICH IS LOCATED IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

VOTE BY PHONE:

------------------------------------------------------------------------------------------------------
OPTION 1: To vote as the Board of Directors recommends on ALL proposals: Press 1.
-------------------------------------------------------------------------------------------------------

                When asked, please confirm your vote by Pressing 1.

------------------------------------------------------------------------------------------------------
OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
------------------------------------------------------------------------------------------------------

          Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
                  To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

          Items 2 and 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                       When asked, please confirm your vote by pressing 1.

  VOTE BY INTERNET: THE WEB ADDRESS IS WWW.PROXYVOTING.COM/PZL

              IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD

                                THANK YOU FOR VOTING.

CALL  **  TOLL FREE  **   ON A TOUCH-TONE TELEPHONE
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There is NO CHARGE to you for this call.

                                                                     CONTROL NUMBER
                                                              FOR TELEPHONE/INTERNET VOTING
                                                           ==================================